UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240. 14a-12

STATE AUTO FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2021 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

STFC®

STATE AUTO FINANCIAL CORPORATION
NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

Date and Time: Friday, May 14, 2021, at 11:00 a.m., local time

Place: In light of the continuing public health concern resulting from the COVID-19 pandemic, this year State Auto Financial Corporation's Annual Meeting of Shareholders will be held as a completely "virtual meeting." You will be able to attend the Annual Meeting of Shareholders, vote and submit questions during the Annual Meeting via a live webcast by visiting www.virtualshareholdermeeting.com/STFC2021. Prior to the Annual Meeting, you will still be able to vote by Internet, by telephone or by mail.

Items of Business: At the 2021 Annual Meeting of Shareholders, shareholders will consider and vote on the following matters:

1.Election of two Class III directors, each to hold office for a three-year term and, in each case, until a successor is elected and qualified;

2.A proposal to amend the Company's 1991 Employee Stock Purchase and Dividend Reinvestment Plan to add additional shares;

3.A proposal to amend the Company's Outside Directors Restricted Share Unit Plan to set the number of shares subject to the Plan;

4.Ratification of the selection of PricewaterhouseCoopers LLP as State Auto Financial Corporation's independent registered public accounting firm for 2021;

5.Non-binding and advisory vote on the compensation of State Auto Financial Corporation's Named Executive Officers as disclosed in the Proxy Statement for the 2021 Annual Meeting of Shareholders; and

6.To transact such other business as may properly come before the meeting or any adjournment thereof.
Record Date: State Auto Financial Corporation shareholders as of the close of business on March 17, 2021, will be entitled to vote at the 2021 Annual Meeting of Shareholders and any adjournment of the meeting.
Delivery of Proxy Materials: We will first mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about March 31, 2021. On or about the same day, we will begin mailing paper copies of our proxy materials to shareholders who have requested them.
Voting: Your vote is very important to us. Please, as soon as possible, indicate your voting instructions by telephone, via the Internet or by mailing your signed proxy card in the enclosed return envelope, which requires no postage, if the Proxy Statement was mailed to you. If you attend the virtual meeting of shareholders and wish to vote, you may withdraw any previously-voted proxy.

By Order of the Board of Directors

MELISSA A. CENTERS
Secretary

Dated: March 31, 2021

PROXY STATEMENT TABLE OF CONTENTS

i

ii

STATE AUTO FINANCIAL CORPORATION
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. Defined terms used in this summary have the meanings given to such terms elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider in voting your common shares, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding State Auto Financial Corporation's ("STFC" or "the Company") performance for the fiscal year ended December 31, 2020 ("2020 fiscal year"), please review the Company's Annual Report on Form 10-K for the 2020 fiscal year.

2021 ANNUAL MEETING OF SHAREHOLDERS
Date and Time May 14, 2021, 11:00 a.m. local time, subject to change related to public health concerns	Place www.virtualshareholdermeeting.com/STFC2021	Record Date You may vote if you were a shareholder of record at the close of business on March 17, 2021

VOTING MATTERS AND BOARD RECOMMENDATIONS
The following table summarizes the proposals to be voted upon at the 2021 Annual Meeting of Shareholders and the Board's recommendations with respect to each proposal.

Proposal		Board Vote Recommendation	Page Reference (for more detail)
Proposal 1	Election of Directors	FOR each Nominee	12
Proposal 2	To Amend the Company's 1991 Employee Stock Purchase and Dividend Reinvestment Plan to Add Additional Shares	FOR	18
Proposal 3	To Amend the Company's 2016 Outside Directors Restricted Share Unit Plan to Set the Number of Shares Subject to the Plan	FOR	21
Proposal 4	Ratification of the Selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2021	FOR	25
Proposal 5	Advisory Vote to Approve Compensation of Company's Named Executive Officers	FOR	26
Our Board of Directors is not aware of any matter that will be presented for a vote at the 2021 Annual Meeting of Shareholders other than those shown above.
State Automobile Mutual Insurance Company ("State Auto Mutual") owns approximately 58.9% of the outstanding common shares of STFC. State Auto Mutual has expressed an intention to vote FOR each of the voting matters listed above.

CASTING YOUR VOTE

How to Vote
: Internet	Visit the applicable voting website (www.proxyvote.com) until 11:59 p.m. Eastern Standard Time on May 13, 2021.
( Telephone	Within the United States, United States Territories and Canada, call 1-800-690-6903 until 11:59 p.m. Eastern Standard Time on May 13, 2021.
, Mail	Complete, sign, date and return your proxy card or voting instruction form in the self-addressed envelope provided. Documents returned by mail must be received by May 13, 2021.
? Via Live Webcast	In light of the continuing unprecedented public health concern resulting from the COVID-19 pandemic, this year State Auto Financial Corporation's Annual Meeting of Shareholders will be held as a completely "virtual meeting." You will be able to attend the Annual Meeting of Shareholders, vote and submit questions during the Annual Meeting of Shareholders via a live webcast by visiting www.virtualshareholdermeeting.com/STFC2021.

DIRECTOR NOMINEES
You are being asked to vote on the following two nominees for director. Information about their experience, qualifications and skills can be found below at "Backgrounds of Class III Director Nominees (Terms Expiring in 2024)."

Name	Age	STFC Director Since	Principal Occupation	Independent Yes No	Current Committee Memberships*	Other Public Company Boards
Michael J. Fiorile Lead Director	66	2015	Retired	✓	Comp, Indep, N&G, Risk	Beasley Broadcast Group, Inc.
Michael E. LaRocco	64	2015	Chairman, President and Chief Executive Officer of STFC	✓	I&F	None
*Audit = Audit Committee; Comp = Compensation Committee; Indep = Independent Committee; I&F = Investment and Finance Committee; N&G = Nominating and Governance Committee; Risk = Risk Committee.

DIRECTORS CONTINUING IN OFFICE

Name	Age	STFC Director Since	Principal Occupation	Independent Yes No	Current Committee Memberships*	Other Public Company Boards
Robert E. Baker	74	2007	Executive Vice President of DHR International, Inc.	✓	Comp, N&G, and Risk	None
Kym M. Hubbard	64	2016	Retired	✓	Audit, Comp, Indep,and I&F	None
David R. Meuse	75	2006	Senior Advisor of Stonehenge Partners Corp.	✓	Audit, Indep, and I&F	None
Setareh Pouraghabagher	50	2017	Faculty at California Polytechnic State University's Orfalea College of Business	✓	Audit, Indep, N&G, and Risk	None
S. Elaine Roberts	68	2002	Retired	✓	Comp, Indep, N&G, and Risk	None
Dwight E. Smith	63	2020	Founder, President and CEO of Sophisticated Systems, Inc.	✓	Audit, N&G and Risk	None
*Audit = Audit Committee; Comp = Compensation Committee; Indep = Independent Committee; I&F = Investment and Finance Committee; N&G = Nominating and Governance Committee; Risk = Risk Committee

CORPORATE GOVERNANCE HIGHLIGHTS

▪	Independent Lead Director	▪	Risk oversight by full Board and committees	▪	Annual advisory vote on executive compensation
▪	8 of our 9 current directors are independent	▪	Annual Board and Committee self-evaluations	▪	No shareholder rights plan or "poison pill"
▪	4 of our 9 current directors are women	▪	Stock ownership guidelines for directors and executive officers	▪	Majority voting policy for incumbent directors
▪	5 of our 6 Board Committees (Audit, Compensation, N&G, Risk and Independent) are comprised only of independent directors	▪	All current directors own Company common shares or restricted share units	▪	No super majority vote of shareholders to approve amendments to charters or bylaws (approved by two-thirds of the Board)
▪	Over 99% average Board and Committee meeting attendance in 2020	▪	Policy prohibiting hedging of Company shares and restrictions on pledging Company shares by directors and executive officers	▪	Compensation "clawback" obligations imposed on Named Executive Officers
▪	Board participation in executive succession planning	▪	4 of our 6 Board Committees (Audit, I&F, Independent, and Risk) are chaired by women

2020 BUSINESS SUMMARY
Our 2020 results (on a GAAP basis unless otherwise noted) include:

▪	Pre-tax income of $14.4 million versus $105.5 million in 2019.	▪	Net written premium of $1,456.3million, which represented an 10.7% increase compared to 2019	▪	Net income of $13.1 million, which represented a decrease of $72.7 million from 2019
▪	Combined ratio of 105.3%, which represented a 2.3 point increase compared to 2019	▪	Cat loss and ALAE ratio of 14.9%, which represented a 6.9 point increase compared to 2019	▪	Dividends paid per share of $0.40
▪	Net investment income of $72.1 million, which represented a 10.3% decrease compared to 2019	▪	Statutory personal insurance segment combined ratio of 106.8%, which represented a 2.5 point increase compared to 2019	▪	Book value per share of $23.00 at December 31, 2020, which represented an increase of $0.81 per share from December 31, 2019
▪	Favorable development of prior accident year non-catastrophe losses and loss expenses of $51.5 million compared to $72.4 million in 2019	▪	Statutory commercial insurance segment combined ratio of 99.2%, which represented a 2.2 point increase compared to 2019	▪	Return on average equity of 1.3%, which represented an 8.5 point decrease compared to 2019

IMPACT OF STATE AUTO GROUP ON 2020 COMPENSATION OF NEOs
Because our Named Executive Officers ("NEOs") perform services for the Company, State Auto Mutual and other members of the State Auto Group1, we generally allocated the compensation expenses in 2020 for such services 65% to the Company and its subsidiaries and 35% to State Auto Mutual and certain of its subsidiaries and affiliates.

2020 EXECUTIVE COMPENSATION HIGHLIGHTS
•Base Salary. The Compensation Committee increased the salaries of our NEOs by an average of 3.8% in March of 2020 based on: (i) an evaluation of each individual's skills, experience, performance and strategic importance to the State Auto Group; (ii) increases in the median base salaries for individuals in similar roles at peer companies and other insurers comparable in size to the State Auto Group; and (iii) the Company's overall merit increase budget and policies.
•Short-Term Cash Compensation. The payout under the State Auto Financial Corporation One Team Incentive Plan ("OTIP") for 2020 as a percentage of the target bonus (where the target percentage equals 100%) was 0% for each of the NEOs based on the personal and commercial segments of the State Auto Group in 2020 reporting a combined ratio (as defined below in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation""2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") of 103.9% and net written premium growth (as defined below in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") of 10.4%.
•Long-Term Incentive Compensation. In 2020, we awarded performance units and cash-based performance award units ("PAUs") to our NEOs under the State Auto Financial Corporation 2017 Long-Term Incentive Plan ("2017 LTIP"). The performance units and performance award units ("PAUs") will vest and be earned, if at all, after the completion of the performance period, which is the three-year period from January 1, 2020, through December 31, 2022, based on the combined ratio (as defined below in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") and net written premium growth (as defined below in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") of the personal and commercial segments of the State Auto Group during the performance period.

Based on the approval of the "say-on-pay" vote at our 2020 Annual Meeting of Shareholders (by more than 99% of the votes cast), the Compensation Committee did not make any changes to our executive compensation program as a result of the 2020 "say-on-pay" vote.

1 The State Auto Group refers to (1) State Auto Financial Corporation and its insurance subsidiaries: State Auto Property & Casualty Insurance Company ("State Auto P&C"), Milbank Insurance Company ("Milbank") and State Auto Insurance Company of Ohio ("SAOH") and to (2) State Automobile Mutual Insurance Company ("State Auto Mutual") and its insurance subsidiaries and affiliates: State Auto Insurance Company of Wisconsin ("SAWI"), Meridian Security Insurance Company ("Meridian"), Patrons Mutual Insurance Company of Connecticut ("Patrons"), Rockhill Insurance Company ("RIC"), Plaza Insurance Company ("Plaza"), American Compensation Insurance Company ("ACIC") and Bloomington Compensation Insurance Company ("BCIC").

PRIMARY COMPONENTS OF OUR 2020 EXECUTIVE COMPENSATION PROGRAM

Component	Form	Key Features
Base Salary	Cash
Intended to attract and retain top-caliber executives.
Generally based on the median level of base salary for the executive in our competitive market, but may vary based on the executive's scope of responsibility or unique skills or expertise.

Short-Term Incentive	Cash	Intended to: (i) provide incentives and rewards to executives who achieve performance goals and strategic objectives that significantly contribute to long-term profitable growth; (ii) focus executives on the key measures we believe will drive superior performance and increase shareholder value over the long term; and (iii) assist us in recruiting and retaining highly talented executives by providing competitive total rewards.

Payouts determined based on the net written premium growth and combined ratio of the personal and commercial segments of the State Auto Group over a one-year performance period.

Payouts range from 0% of target payout, if we fail to meet the minimum performance goals for both of the performance measures, to 300% of target payout, if we achieve the maximum performance goals for both of the performance measures.
Performance Award Units ("PAUs")	Cash	Intended to: (i) effectively incentivize our executives by providing significant upside potential to our executives if they deliver sustained exceptional results; (ii) focus our executives on achieving profitable growth, which the Compensation Committee believes to represent the most critical result for delivering long-term success and shareholder value; (iii) be consistent with structure of the OTIP performance bonus awards, the performance unit awards and the performance-based restricted stock awards, which the Compensation Committee believes will solidify our One Team structure; and (iv) align pay and performance. PAUs also serve the purpose of limiting shareholder dilution as they are paid in cash.

Payouts determined based on the net written premium growth and combined ratio of the personal and commercial segments of the State Auto Group over a three-year performance period.

Payouts range from 0% of target payout, if we fail to meet the minimum performance goals for both of the performance measures, to 500% of target payout, if we achieve the maximum performance goals for both of the performance measures.

Represented 50% of the total long-term incentive opportunity awarded to each executive in 2020.
Performance Units	Equity	Intended to: (i) effectively incentivize our executives by providing significant upside potential to our executives if they deliver sustained exceptional results; (ii) focus our executives on achieving profitable growth, which the Compensation Committee believes to represent the most critical result for delivering long-term success and shareholder value; (iii) be consistent with structure of the OTIP performance bonus awards, the PAU awards and the performance-based restricted stock awards, which the Compensation Committee believes will solidify our One Team structure; and (iv) align pay and performance.

Payouts determined based on the net written premium growth and combined ratio of the personal and commercial segments of the State Auto Group over a three-year performance period.

Payouts range from zero performance units, if we fail to meet the minimum performance goals for both of the performance measures, to 500% of the target number of performance units, if we achieve the maximum performance goals for both of the performance measures.

Represented 50% of the total long-term incentive opportunity awarded to each executive in 2020.
Perquisites	Cash; Benefits	Intended to attract and retain top-caliber executives. Are limited in value and participation.

The portion of the performance-based compensation awarded to our NEOs for 2020 performance is determined by the results we and the State Auto Group achieve with respect to certain financial measures. See the "Compensation Discussion and Analysis" section of this Proxy Statement below for more information regarding our executive compensation program and the performance-based compensation awarded to our NEOs in 2020.

QUESTIONS AND ANSWERS ABOUT THE
2021 ANNUAL MEETING OF SHAREHOLDERS AND VOTING

Why Did I Receive a Notice of Internet Availability of Proxy Materials in the Mail Instead of a Full Set of Printed Proxy Materials?
Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), we are making our proxy materials available to our shareholders electronically via the Internet. On or about March 31, 2021, we will mail the Notice of Internet Availability of Proxy Materials to our shareholders who held shares at the close of business on the record date, other than those shareholders who previously requested paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic version of our proxy materials, including this Proxy Statement and our 2020 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the 2020 fiscal year. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of this Proxy Statement, including a form of proxy. We believe this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Why Did I Receive These Proxy Materials?
You received these proxy materials because the Board of Directors is soliciting a proxy to vote your shares at the 2021 Annual Meeting of the Shareholders (the "Annual Meeting"). This Proxy Statement contains information we are required to provide to you under the SEC rules and is intended to assist you in making an informed vote.
All properly executed written proxies and all properly completed proxies submitted by telephone or Internet that are delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the completion of voting at the Annual Meeting.

What is a Proxy?
A proxy is your legal designation of another person to vote the stock you own. The Board of Directors has designated Michael E. LaRocco and, in the event he is unable to act, Melissa A. Centers and/or Steven E. English to act as the proxy for the Annual Meeting.

What is the Record Date?
The record date for the Annual Meeting is March 17, 2021 (the "Record Date"). The Record Date is established by the Board of Directors as required by Ohio law. Only shareholders of record at the close of business on the Record Date are entitled to: (a) receive notice of the Annual Meeting and (b) vote at the Annual Meeting and at any adjournment of the meeting.
Each shareholder of record on the Record Date is entitled to one vote for each common share held. On the Record Date, there were 44,051,645 common shares outstanding.

What is the Difference Between a Shareholder of Record and a Shareholder Who Holds Common Shares in Street Name?
If your common shares are registered in your name with the Company's transfer agent, you are considered a "shareholder of record" of those shares. Alternatively, if your common shares are held for you in the name of your broker, bank or other similar organization, your shares are held in "street name." If your shares are held in "street name," you are the beneficial owner of those shares and the organization is the "shareholder of record," not you.
It is important that you vote your shares if you are a shareholder of record and, if you hold shares in street name, you provide appropriate voting instructions to your broker, bank or other similar institutions as discussed in the answer below to "Will My Shares Be Voted if I Do Not Provide My Proxy or Voting Instructions?"

What Are the Different Methods I Can Use to Vote My Common Shares?
By Telephone or Internet: All shareholders of record may vote their common shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call) or by the Internet, using the procedures and instructions described in the proxy card and other enclosures. Street name holders may vote by telephone or the Internet, if their brokers, bankers or other similar institutions make those methods available. If that is the case, each broker, bank or other similar institution will enclose instructions with the proxy card.
In Writing: All shareholders may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).
Via Live Webcast: All record and beneficial shareholders may attend the virtual Annual Meeting of Shareholders. Street name holders (also known as beneficial owners) must obtain a legal proxy from their broker, bank or other similar institution in order to vote at the virtual Annual Meeting. You may attend the Annual Meeting of Shareholders, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/STFC2021 and using your 16-digit control number to enter the meeting. Your 16-digit control number can be found on the proxy notice in the box marked "Control #." If you are not a shareholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, or other similar organization, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting of Shareholders.
See also "Proxy Statement Summary—Casting Your Vote" for more information.

Are Votes Confidential?
It is our long-standing practice to hold the votes of each shareholder in confidence from directors, officers and associates, except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in the case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to the Company; or (d) to allow the inspectors of election to certify the results of the vote.

Who Will Count the Votes Cast at the Annual Meeting?
The Company will appoint one or more inspectors of election to serve at the Annual Meeting. The inspectors of election for the Annual Meeting will determine the number of votes cast by holders of common shares for all matters. Preliminary voting results will be announced at the Annual Meeting, if practicable, and final results will be announced when certified by the inspectors of election.

How Can I Find the Voting Results of the Annual Meeting?
We will include the voting results in a Current Report on Form 8-K, which we will file with the SEC no later than four business days following the completion of the Annual Meeting. We will amend this filing to include final results if the inspectors of election have not certified the results by the time the original Current Report on Form 8-K is filed.

What Happens if I Do Not Specify a Choice For a Matter When Returning A Proxy?
Shareholders should specify their voting choice for each matter on the accompanying proxy card. If you sign and return your proxy card, yet do not make a specific choice for one or more matters, unvoted matters will be voted (1) "FOR" the election of the nominees listed in this proxy statement as Class III directors; (2) "FOR" the amendment of the Company's 1991 Employee Stock Purchase and Dividend Reinvestment Plan to add additional shares; (3) "FOR" the amendment of the Company's 2016 Outside Directors Restricted Share Unit Plan to Set the Number of Shares Subject to the Plan; (4) "FOR" the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2021; and (5) "FOR" the approval of the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement.

What Does it Mean if I Receive More Than One Proxy Card?
It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of the shares represented by each proxy card. We recommend you contact your broker or our transfer agent to consolidate as many accounts as possible under the same address. Our transfer agent is Computershare.

Will My Shares Be Voted if I Do Not Provide My Proxy or Voting Instructions?
Shareholders of Record: If you are a shareholder of record, your shares will not be voted if you do not provide your proxy unless you vote during the virtual Annual Meeting as described herein. It is, therefore, important you vote your shares.
Street Name Holders: If your shares are held in street name and you do not provide your voting instructions to your bank, broker or other similar institution, your shares will be voted by your broker, bank or similar institution only under certain circumstances. In general, banks, brokers and other similar institutions have discretionary voting authority on behalf of their customers with respect to "routine" matters when they do not receive timely voting instructions from their customers. Banks, brokers and other similar institutions do not have discretionary voting authority on behalf of their customers with respect to "non-routine" matters, and a broker non-vote occurs when a broker does not receive voting instructions from its customer on a non-routine matter.
Only the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm is considered a "routine" matter for which brokers, banks or other similar institutions may vote uninstructed shares. The other proposals to be voted on at the Annual Meeting are considered "non-routine" matters, so the broker, bank or other similar institution cannot vote your shares on any of the other proposals unless you provide the broker, bank or other similar institution voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, which is referred to as a "broker non-vote." It is, therefore, important you vote your shares.

Are Abstentions and Broker Non-Votes Counted?
Abstentions and broker non-votes on the proposals to be voted on at the Annual Meeting will not be counted as votes cast on such proposals and, therefore, will not affect the outcome of the vote on those proposals.

How Can I Revoke a Proxy or Change My Vote?
If you are a shareholder of record, you can revoke a proxy or change your vote before the completion of voting at the Annual Meeting by: (a) giving written notice to the Company's Corporate Secretary by e-mail to corporatesecretary@stateauto.com or in writing to the Corporate Secretary at our principal executive offices, 518 East Broad Street, Columbus, Ohio 43215; (b) delivering a later-dated proxy; or (c) voting in person at the meeting.
If your shares are held in a street name, you should follow the instructions provided by your broker, bank or other similar institution to revoke or change your voting instructions.

Who Will Pay For the Cost of the Proxy Solicitation?
We will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone or electronic mail. Proxies may be solicited by our directors, officers and regular associates, who will not receive any additional compensation for their solicitation services. We will reimburse banks, brokers and nominees for their out-of-pocket expenses incurred in sending proxy material to the beneficial owners of shares held by them. If there are follow-up requests for proxies, we may employ other persons for such purpose.

Who Can Attend the Virtual 2021 Annual Meeting?
Only shareholders who owned shares as of the record date are permitted to attend the virtual Annual Meeting. You may attend the virtual Annual Meeting of Shareholders, vote and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/STFC2021 and using your 16-digit control number to enter the meeting, which can be found on the proxy card in the box marked by an arrow. If you hold your shares through a broker, bank or similar institution, you may attend the virtual Annual Meeting only if you provide proof of beneficial ownership, such as through a legal proxy or a copy of the statement (such as a brokerage statement) from your broker, bank or other record owner reflecting your stock ownership as of the record date. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting of Shareholders.

May Shareholders Ask Questions at the Annual Meeting?
Yes. Michael E. LaRocco, our Chairman, President and Chief Executive Officer, will answer shareholders' questions during the question and answer period of the Annual Meeting. In order to provide an opportunity for everyone who wishes to ask a question, each shareholder will be initially limited to one question, which can be submitted through www.virtualshareholdermeeting.com/STFC2021. Shareholders may ask a second question if all others have first had their turn and if time allows. Shareholders must direct questions to the Chairman and confine their questions to matters that directly relate to the business of the Annual Meeting.

How Many Votes Must Be Present to Hold the Annual Meeting?
In order for us to conduct the Annual Meeting, a majority of the Company's outstanding common shares as of the record date for the meeting (March 17, 2021), must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum.
Your shares are counted as present at the Annual Meeting if you attend the virtual meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.
Abstentions and shares of record held by a broker, bank or other similar institution ("broker shares") that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees for Class III Directors
The number of directors is currently fixed at nine. Our Board of Directors is divided into three classes: Class I, Class II and Class III, with three directors in each class. The term of office of directors in one class expires annually at each annual meeting of shareholders at such time as their successors are elected and qualified. Directors in each class are elected for three-year terms.
The term of office of the Class III directors expires concurrently with the holding of the Annual Meeting. Michael J. Fiorile, Michael E. LaRocco, and Eileen A. Mallesch are the current Class III directors, and Mr. Fiorile and Mr. LaRocco are recommended by the Nominating and Governance Committee of our Board of Directors and were nominated for election as Class III directors at the Annual Meeting for a three-year term expiring at the 2024 annual meeting of shareholders. Ms. Mallesch recently announced that she will not stand for re-election at the 2021 annual meeting of shareholders, which creates a vacancy in the Class III directors. The Board thanks Ms. Mallesch for her many years of exemplary service. Our Board has a comprehensive, ongoing director succession planning process designed to provide for an independent, well qualified Board, with the diversity, experience and background to be effective and to provide strong oversight. No decision has been made to fill this vacancy, and until such time as the Nominating and Governance Committee identifies a candidate, this seat will remain vacant.
For the information of our shareholders, in accordance with the Company's Corporate Governance Guidelines, given that Mr. LaRocco's current employment contract with the Company ends on December 31, 2022, it is possible that he will not serve out his entire three-year term.
Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event any nominee named below is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice.
Proxies cannot be voted at the Annual Meeting for a greater number of persons than the two nominees named in this Proxy Statement.

Board Recommendation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE TWO NOMINEES NAMED BELOW AS CLASS III DIRECTORS.

Backgrounds of Class III Director Nominees (Terms expiring in 2024)

Michael J. Fiorile
Age: 66
STFC Director Since: 2015
Committees Served in 2020: Compensation, Independent, Nominating and Governance (Chair), and Risk
Mr. Fiorile has served as the Company's Lead Director since May of 2020. Mr. Fiorile was a director of State Auto Mutual from 2003 until March 2020. Mr. Fiorile served as Chairman of The Dispatch Printing Company, which is privately owned and their real estate company, Capitol Square LTD, until December 2020. He served as Chairman and CEO from July 2016 until October 2019, in addition to the role of President from May 2018 to May 2019. Mr. Fiorile served as the company's Vice Chairman and Chief Executive Officer from September 2015 until July 2016; as its President and Chief Executive Officer from January 2013 until September 2015; as its President and Chief Operating Officer from January 2008 until January 2013; and as its President from January 2005 until January 2008. He also served as Chairman and Chief Executive Officer of Dispatch Broadcast Group, which included television and radio stations, until the stations were sold in August 2019. He held several executive positions within Dispatch Broadcast Group since 1994. Mr. Fiorile also serves on the board of directors of the Beasley Broadcast Group, Inc., (NASDAQ: BBGI), a publicly traded owner/operator of radio stations based in Naples, Florida.

Mr. Fiorile has been nominated to serve as a director because of his extensive experience as a senior executive of a privately held corporation, in particular his management experience with the operation of regulated entities. Mr. Fiorile also brings his extensive experience and familiarity with the State Auto Group. Mr. Fiorile is an NACD Governance Fellow.

Michael E. LaRocco
Age: 64
STFC Director Since: 2015
Committees Served in 2020: Investment and Finance
Mr. LaRocco has been a director and President and Chief Executive Officer of the Company since May 2015 and Chairman of the Company since January 2016. Mr. LaRocco has also served as President and Chief Executive Officer of State Auto P&C, Milbank and SAOH, each a wholly owned subsidiary of the Company, since May 2015, and as Chairman of State Auto P&C, Milbank and SAOH since January 2016. Mr. LaRocco has served as President, Chief Executive Officer and a director of State Auto Mutual since May 2015. Prior to joining the State Auto Group, Mr. LaRocco was with Business Insurance Direct, LLC ("BID"), an online seller of general liability and property insurance to small businesses, from December 2011 until April 2015. From January 2013 to July 2014, he was Chief Executive Officer of AssureStart Insurance Agency LLC ("AssureStart"), an online seller of general liability and property insurance to small businesses. BID had owned a minority interest in AssureStart until selling its interest to the majority owner of AssureStart in December 2014. Mr. LaRocco served as President and Chief Executive Officer of Fireman's Fund Insurance Company, a property and casualty insurance company, from March 2008 to July 2011. Previously, he was an executive for Safeco Insurance Companies, which are property and casualty insurance companies, from July 2001 to July 2006.
Mr. LaRocco has been nominated to serve as a director because of his extensive and valuable experience gained over his career in the property and casualty insurance industry, including underwriting, sales, marketing, general management and many years as a senior executive of property and casualty insurance companies. In addition, he brings valuable experience in strategic planning, leadership development, product development and online marketing.

Backgrounds of Continuing Class I Directors (Terms expiring in 2022)

Robert E. Baker
Age: 74
STFC Director Since: 2007
Committees Served in 2020: Compensation (Chair), Nominating & Governance, and Risk
Mr. Baker has also been a director of State Auto Mutual since March 2015. Mr. Baker has served as Executive Vice President of DHR International, Inc., an executive search firm, since June 2010. Mr. Baker was President of Puroast Coffee Inc., a maker of specialty coffee products, from October 2004 until accepting his current position. He served as Vice President of Corporate Marketing for ConAgra Foods, Inc., one of North America’s largest packaged food companies, from April 1999 to September 2004. Mr. Baker was a director of CoolBrands International Inc., a publicly traded Canadian corporation focused on the manufacturing and marketing of ice cream and frozen snack products, from February 2006 to November 2007. He was also a director of Natural Golf Corporation, a publicly traded company offering golf instruction and equipment, from March 2004 to September 2006.
Mr. Baker was nominated to serve as a director because of his experience as a senior executive of both publicly traded and privately held companies and his former experience as a director of publicly traded companies. He also brings racial and geographic diversity to the Board. In addition, Mr. Baker brings significant expertise in compensation, marketing, strategic planning and branding to the Board. Mr. Baker is an NACD Governance Fellow.

Kym M. Hubbard
Age: 64
STFC Director Since: 2016
Committees Served in 2020: Audit, Compensation, Independent, and Investment and Finance (Chair)
Ms. Hubbard served as Treasurer, Chief Investment Officer, and Global Investment Head of Ernst & Young LLP, a global assurance, tax and advisory services company, from July 2008 until her retirement in April 2016. Prior to joining Ernst & Young LLP, Ms. Hubbard served as the Executive Director of the Illinois Finance Authority, a component unit of the State of Illinois that provides capital access services for non-profit and for-profit entities in Illinois, from April 2006 until July 2008. Ms. Hubbard also serves as a Trustee for PIMCO Funds, PIMCO Variable Insurance Trust, PIMCO EFT Trust (each since February 2017), and PIMCO Equity Series (since May 2019) and PIMCO Equity Series VIT (since April 2019). Each of the PIMCO entities is a registered investment company under the Investment Company Act of 1940, as amended.
Ms. Hubbard was nominated to serve as a director because of her extensive knowledge and experience in the areas of investments and finance. She also brings gender, racial and geographic diversity to the Board. Ms. Hubbard is a NACD Board Leadership Fellow.

Dwight E. Smith
Age: 63
STFC Director Since: 2020
Committees Served in 2020: Audit, Nominating and Governance, and Risk
Dwight E. Smith has also been a director of State Auto Mutual since 2005. He founded Sophisticated Systems, Inc. a technology services and solutions provider located in Columbus, Ohio, in June 1990, and has served as the company's President and Chief Executive Officer since its founding. Mr. Smith has served as an Adjunct Professor in the MBA Program at Franklin University and has been a guest lecturer at The Fisher College of Business at The Ohio State University. Mr. Smith also serves on the board of directors of CTL Engineering, a privately held consulting, engineering, testing, inspection and analytical services company, as well as on the board of directors of Choice Legal, a privately held medical record retrieval company for insurance companies and defense law firms. Mr. Smith also serves as a board member and chairperson of the Federal Reserve Bank of Cleveland.
Mr. Smith was nominated for election as a director because of his extensive experience as a senior executive of a privately held corporation, in particular his information technology expertise. He also brings racial diversity to the Board.

Backgrounds of Continuing Class II Directors (Terms Expiring in 2023)

David R. Meuse
Age: 75
STFC Director Since: 2006
Committees Served in 2020: Audit, Independent, and Investment and Finance
Mr. Meuse served as the Company's Lead Director from 2015 to May of 2020. Mr. Meuse has served as a Senior Advisor of Stonehenge Partners, Inc., a privately held provider of financial and advisory resources, since July 2016. From September 1999 until July 2016, Mr. Meuse was a Principal of Stonehenge Partners, Inc. Prior to that time, Mr. Meuse held executive positions at various investment banking firms. He was Chairman and CEO of Banc One Capital Holdings Corporation from 1990-1999. He was CEO at Meuse, Rinker, Chapman, Endres & Brooks in 1984 and Meuse, Rinker, Chapman in 1981. Mr. Meuse was Chairman of Diamond Hill Investment Group, Inc., a publicly traded company providing investment advisory and fund administration services, from August 2000 to April 2011. Mr. Meuse also serves on the board of directors of several privately held companies and non-profit organizations.
Mr. Meuse was nominated to serve as a director because of his experience as a senior executive, his former experience as a director of publicly traded companies and his knowledge with acquisitions and divestitures. In addition, Mr. Meuse brings significant expertise in investments, investment management, and financial market matters to the Board.

Setareh Pouraghabagher
Age: 50
STFC Director Since: 2017
Committees Served in 2020: Audit (Chair), Independent (Chair), Nominating and Governance, and Risk
Ms. Pouraghabagher is currently a faculty member at California Polytechnic State University's Orfalea College of Business. She also serves on the Dean's Advisory Council and the Diversity and Inclusion Council. Ms. Pouraghabagher also serves as an independent Board Director for Point B, as well as CalPrivate Bank. Ms. Pouraghabagher formerly served as the Chief Administrative Officer of QBE Insurance of North America, a top 20 global public insurer, from June 2011 until November 2013. She also served in chief finance and operations roles for Balboa Insurance, a division of Bank of America, from June 2008 until June 2011, and previously a division of Countrywide, from September 2002 until June 2008. Before starting her career in the insurance industry, Ms. Pouraghabagher served as Vice President, Finance & Administration for Xavor Corporation, a private technology services provider, from September 2000 until July 2002 and as Chief Financial Officer and Controller for Wellspring Solutions, Inc., a private software technology company, from October 1997 until September 2000. Ms. Pouraghabagher began her career in 1994 at Deloitte as a Senior Accountant.
Ms. Pouraghabagher was nominated to serve as a director because of her executive leadership experience and extensive knowledge and experience in the areas of finance, enterprise risk management, accounting, strategy, talent management, and mergers and acquisitions, particularly in the property and casualty insurance industry. Ms. Pouraghabagher qualifies as an "audit committee financial expert" under the SEC and Nasdaq Rules. She also brings gender and geographic diversity to the Board and is a Certified Public Accountant. Ms. Pouraghabagher is an NACD Governance Fellow.

S. Elaine Roberts
Age: 68
STFC Director Since: 2002
Committees Served in 2020: Compensation, Independent, Nominating and Governance, and Risk (Chair)
Ms. Roberts served as President and Chief Executive Officer of the Columbus Regional Airport Authority, a public port authority which oversees the operations of John Glenn Columbus International, Rickenbacker International and Bolton Field airports, in Ohio from January 2003 until her retirement in December 2017.
Ms. Roberts was nominated to serve as a director because of her experience as a senior executive, in particular her senior management experience with the operation of a regulated entity. Ms. Roberts also has a legal background as an attorney, and she brings gender and geographic diversity to the Board.

Majority Voting Policy for Incumbent Directors
Our Board of Directors has adopted a majority voting policy for incumbent directors (the "Majority Voting Policy") which is reflected in our Corporate Governance Guidelines. The Majority Voting Policy provides, if a nominee for director who is an incumbent director does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, and no successor has been elected at such meeting, then that incumbent director will promptly tender his or her resignation to the Board of Directors.
For purposes of the Majority Voting Policy, a majority of votes cast means the number of common shares voted "for" a director's election exceeds 50% of the number of votes cast with respect to that director's election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to election of directors generally. Votes cast (i) include votes to withhold authority in each case; and (ii) exclude abstentions with respect to that director's election or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally.
The Nominating and Governance Committee will make a recommendation to our Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board of Directors will act on the tendered resignation, taking into account the Nominating and Governance Committee's recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee, in making its recommendation, and our Board of Directors, in making its decision, may each consider any factors or other information the Nominating and Governance Committee or Board, as the case may be, considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of our Board of Directors with respect to his or her resignation. If such incumbent director's resignation is not accepted by our Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director's resignation is accepted by our Board of Directors, then our Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of the Company's Code of Regulations.

PROPOSAL TWO: TO AMEND THE COMPANY'S
1991 EMPLOYEE STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN
TO ADD ADDITIONAL SHARES

Proposal
At the Annual Meeting, shareholders will be asked to consider and vote upon a proposal to approve an amendment to the State Auto Financial Corporation 1991 Employee Stock Purchase and Dividend Reinvestment Plan, as amended, or “Employee Stock Purchase Plan,” to increase the number of the Company’s common shares reserved for issuance under the Employee Stock Purchase Plan by 300,000. The Board of Directors approved the amendment on March 5, 2021.

Shares Subject to the Plan
The total number of common shares made available for sale under the Employee Stock Purchase Plan was 3,950,000. Of that number, 187,597 remain available for sale as of March 17, 2021. Under the proposed amendment, an additional 300,000 common shares would be available for sale under the Employee Stock Purchase Plan, which common shares may be authorized but unissued shares or issued shares reacquired by the Company and held as treasury shares.

Description of the Employee Stock Purchase Plan
The following discussion describes the important aspects of the Employee Stock Purchase Plan. This discussion is intended to be a summary of the material provisions of the Employee Stock Purchase Plan. Because it is a summary, some details that may be important to you are not included. For this reason, the entire Employee Stock Purchase Plan, including the proposed amendment, is attached as Appendix A to this Proxy Statement. You are encouraged to read the Employee Stock Purchase Plan, including the proposed amendment, in its entirety.

Purpose

The purpose of the Employee Stock Purchase Plan is to provide each employee of the Company or its parent or subsidiaries with an opportunity to acquire or increase a proprietary interest in the Company by enabling such employees to purchase common shares through payroll deductions. Because the employee stock purchase feature of the Employee Stock Purchase Plan is intended to qualify as an employee stock purchase plan described in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), eligible employees may purchase common shares at a discount to their fair market value, as described below.

Eligibility

All employees of the Company or its parent or subsidiary corporations are eligible to participate in the Employee Stock Purchase Plan. As of March 17, 2021, there were 581 employees participating in the Employee Stock Purchase Plan, which represents approximately 28.4% of the Company’s work force.

In addition to the employees described in the preceding paragraph, eligible employees also include an individual who is employed by an entity acquired by the Company or its parent or a subsidiary corporation in anticipation of and conditioned on, becoming an employee of the Company or its parent or a subsidiary corporation as of the commencement date of an applicable subscription period. Such designation as an eligible employee is solely for the purpose of the individual’s eligibility to enroll in the Employee Stock Purchase Plan during an applicable enrollment period prior to the applicable subscription period. In the event an individual is not an employee of the Company or its parent or a subsidiary corporation as of the commencement of a subscription period, the individual shall not be an eligible employee or become a participant in the Employee Stock Purchase Plan.

Stock Purchases; Purchase Price; Reinvestment of Cash Dividends

Employees who desire to participate in the Employee Stock Purchase Plan may do so by making an election to participate during one of two annual enrollment periods. Currently, the enrollment periods are June 1 through June 14 and December 1 through December 14.

Participating employees may elect to contribute, by payroll deduction, from one percent to six percent of their base pay toward the purchase of common shares. Amounts accumulated in the plan account of each participating employee through the last pay period during a subscription period will be credited to the purchase of common shares from the Company. Unless withdrawn by the participant, common shares purchased under the plan will be held for the participant by the Employee Stock Purchase Plan’s agent, currently Fidelity Investments. The Employee Stock Purchase Plan requires an active employee participant to hold common shares in the participant’s account for at least one year from the date of purchase or 18 months from the last trading day preceding the subscription period.

The purchase price for common shares purchased under the plan is the lesser of 85% of the fair market value of the common shares on the last trading day before the first day of each subscription period or on the last trading day before the last day of such subscription period.

Currently, the two annual subscription periods are January 1 through June 30 and July 1 through December 31.

At the election of the participant, any dividends received with respect to common shares held in the participant’s account will either be automatically reinvested in the participant’s account or paid to the participant in a quarterly cash distribution.

Federal Income Tax Information
The employee stock purchase feature of the Employee Stock Purchase Plan is intended to qualify as an employee stock purchase plan described in Section 423 of the Code. As such, participants will recognize no income for federal income tax purposes upon the grant or exercise of the right to purchase common shares. The compensation deducted to purchase common shares under the Employee Stock Purchase Plan during a subscription period, however, will be included in the participant’s income.

If a participant disposes of common shares purchased under the employee stock purchase feature of the Employee Stock Purchase Plan within two years after the last trading day preceding the subscription period in which such common shares were purchased (the “Grant Date”), the participant must include in ordinary income, as compensation, an amount equal to the excess of the fair market value of the common shares on the purchase date over the purchase price paid for such shares under the Employee Stock Purchase Plan. The employer company will be allowed a deduction in an amount equal to the amount included in the participant’s income as compensation. If the participant does not dispose of the common shares purchased under the employee stock purchase feature of the Employee Stock Purchase Plan until after the expiration of the two-year holding period described above or if the participant dies while holding the common shares acquired under the employee stock purchase feature of the Employee Stock Purchase Plan, the participant must include in income, as compensation, in the taxable year in which disposition or death occurs, an amount equal to the lesser of (i) the excess of the fair market value of the common shares at the time of their disposition or death over the purchase price paid for the common shares under the plan, or (ii) 15% of the fair market value of the common shares on the Grant Date. The basis of the participant in the common shares purchased under the employee stock purchase feature of the Employee Stock Purchase Plan will equal the amount paid for the common shares plus the amount, if any, included in the participant’s income as compensation. Any compensation resulting from the disposition of the common shares will be includable in the income of the participant in the participant’s taxable year in which the disposition of the common shares occurs. The participant’s holding period for the common shares purchased under the employee stock purchase feature of the Employee Stock Purchase Plan will commence on the Grant Date. Any gain in excess of the basis will be treated as long-term capital gain if the participant’s holding period for the common shares is more than one year.

Participants must include in ordinary income any dividends received on the common shares held by the agent under the Employee Stock Purchase Plan, regardless of whether such dividends are reinvested in the participant’s account or paid to the participant in a cash distribution. The participant’s basis in the common shares purchased with such dividends will equal the amount paid for such common shares and the participant’s holding period will commence on the day such common shares are purchased.

2020 Information Pertaining to Named Executive Officers and Other Groups
The following table sets forth, with respect to each of the persons named in the Summary Compensation Table and certain groups of employees, certain information about common shares purchased under the Employee Stock Purchase Plan during 2020:

Name	Number of Common Shares Purchased	Average Per Share Purchase Price($)(1)	Net Value of Common Shares Realized($)(2)
Michael E. LaRocco	805.9317	15.02	2,135.72
Steven E. English	—	—	—
Kim E. Garland	805.9317	15.02	2,135.72
Paul A. Stachura	805.9317	15.02	2,135.72
Gregory A. Tacchetti	805.9317	15.02	2,135.72
All executives as a group (8 persons participating)	6,732.7598	15.02	17,841.82
All participants, other than executive officers, as a group (605 persons participating)	128,044.6643	15.02	339,318.27
[1]Represents 85% of the average fair market value of the common shares on both purchase dates in 2020
[2]Represents the net value of the common shares on the purchase date determined by subtracting the net purchase price from the fair market value of the common shares on the purchase date of each subscription period that ended in 2020 and multiplying that amount by the number of shares purchased for each subscription period.

Reasons for Shareholder Approval: Board Recommendation
The Company’s shareholders are being asked to approve the amendment to the Employee Stock Purchase Plan because shareholder approval is required to make additional common shares available for sale under the terms of the Employee Stock Purchase Plan.

The favorable vote of a majority of the outstanding common shares voted on such Proposal is required to approve the amendment to the Employee Stock Purchase Plan. The effect of an abstention is the same as a vote against this proposal. Proposal Two is considered a non-routine matter, so if you do not instruct your broker as to how you want your common shares voted on this Proposal, no vote will be cast on your behalf.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL THREE: TO AMEND THE COMPANY'S 2016 OUTSIDE DIRECTORS RESTRICTED SHARE UNIT PLAN
TO SET THE NUMBER OF SHARES SUBJECT TO THE PLAN

Proposal
At the Annual Meeting, shareholders will be asked to consider and vote upon a proposal to approve an amendment to the State Auto Financial Corporation 2016 Outside Directors Restricted Share Unit Plan (“Outside Directors RSU Plan”) to set the number of the Company’s common shares for issuance under the Outside Director RSU Plan at 125,000. The Board of Directors approved the amendment on March 5, 2021.

Shares Subject to the Plan
Under the proposed amendment, the total number of common shares reserved and available for issuance under the Outside Directors RSU Plan is being set at 125,000 common shares, subject to adjustment as provided by the Plan.

Description of the Outside Directors RSU Plan
The following discussion describes the important aspects of the Outside Directors RSU Plan. This discussion is intended to be a summary of the material provisions of the Outside Directors RSU Plan. Because it is a summary, some details that may be important to you are not included. For this reason, the entire Outside Directors RSU Plan, including the proposed amendment, is attached as Appendix B to this Proxy Statement. You are encouraged to read the Outside Directors RSU Plan, including the proposed amendment, in its entirety.

Purpose and Eligibility

The purpose of the Outside Directors RSU Plan is to advance the interests of the Company and its shareholders by aligning and strengthening the interests of Outside Directors, defined as all non-employee Directors of the Company, with the interests of the Company’s shareholders. This purpose will be achieved by annually granting to Outside Directors Restricted Share Units. Following the Annual Meeting, there will be seven Outside Directors participating in the Outside Directors RSU Plan.

The Outside Directors RSU Plan is intended to comply with the requirements of Section 409A of the Code and applicable regulations. To the extent inconsistent with Section 409A or regulations issued thereunder, the Outside Directors RSU Plan shall be subsequently amended, subject to any required shareholder approval, to conform to such requirements within the applicable time limitations established by the Internal Revenue Service (“IRS”).

Administration

The Outside Directors RSU Plan is to be administered by the Compensation Committee of the Company’s Board of Directors or such other individuals designated by the Compensation Committee to oversee administration of the Outside Directors RSU Plan (the “Administrator”). The Committee’s authority to administer the Outside Directors RSU Plan includes, among other things, the discretionary authority to interpret the Outside Directors RSU Plan, the discretionary authority to determine all questions relating to the rights and status of participants, the discretionary authority to make such rules and regulations for the administration of the Outside Directors RSU Plan as are not inconsistent with the terms and provisions of the Outside Directors RSU Plan or applicable law and the authority to change or waive any requirements of the Outside Directors RSU Plan to conform with the law or to meet special circumstances not anticipated or covered under the Outside Directors RSU Plan. The Committee also has the power to increase or decrease the number of Restricted Share Units to be awarded to each of the Outside Directors not to exceed a maximum annual award of 10,000 Restricted Share Units. Any such increase or decrease may be made without further shareholder approval if, in the Committee’s discretion, such an increase is warranted to maintain Outside Director compensation at a competitive level. Each award grant must be evidenced by a written Restricted Share Unit Agreement between the Outside Director to whom the award was granted and the Company.

No consideration is received by the Company or its subsidiaries for the granting of awards under the Outside Directors RSU Plan.

Recapitalization, Reorganization, Consolidation, Merger or Asset Sale

In the event of (a) a recapitalization, reorganization, reclassification, consolidation, or merger of the Company, or any sale of all or substantially all of the Company’s assets to another person or entity, or any other transaction which is effected in such a way that holders of common shares are entitled to receive (either directly or upon subsequent liquidation) other stock, securities, or assets with respect to or in exchange for common shares of the Company or (b) a change in the Company’s outstanding common shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding common shares without receiving consideration in the form of money, services, or property deemed appropriate by the Board (an “Organic Change”), the value of each participant’s Restricted Share Units shall be adjusted so as to contain a value equivalent to such shares of stock, securities or assets (including cash) as would have been issued or payable with respect to or in exchange for the number of common shares credited to such participant’s account immediately before such Organic Change, as if such common shares had been outstanding.

Amendment and Termination

The Board of Directors may at any time amend, modify, suspend, discontinue or terminate the Outside Directors RSU Plan. However, no amendment shall operate retroactively so as to affect adversely any rights to which a participant may be entitled under the provisions of the Outside Directors RSU Plan as in effect prior to such action and no amendment may be made by the Board of Directors without shareholder approval if the amendment would effect any change which requires shareholder approval under any applicable laws or regulations, such as the Nasdaq Marketplace Rules. Additionally, any suspension, discontinuance or termination of the Outside Directors RSU Plan shall not (a) accelerate the obligation to make payments to any person not otherwise currently entitled to payments under the Outside Directors RSU Plan, unless otherwise specifically so determined by the Company and permitted by applicable law, (b) relieve the Company of its obligations to make payments to any person then entitled to payments under the Outside Directors RSU Plan, or (c) reduce the balance of any participant’s existing account under the Outside Directors RSU Plan.

Funding

All benefits under the Outside Directors RSU Plan are unfunded and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets in order to assure the payment of any amounts under the Outside Directors RSU Plan; provided, however, that in order to provide a source of payment for its obligations under the Outside Directors RSU Plan, the Company may establish a trust fund. The right of a participant or his beneficiary to receive a distribution under the Outside Directors RSU Plan shall be an unsecured claim against the general assets of the Company, and neither the participant nor his beneficiary shall have any rights in or against any amounts credited under the Outside Directors RSU Plan or any other specific assets of the Company. All amounts credited under the Outside Directors RSU Plan to the benefit of a participant shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

Restricted Share Units

A Restricted Share Unit is a unit representing one Common Share. The number of Restricted Share Units awarded to participants under the Outside Directors RSU Plan and their corresponding value will be maintained in a separate bookkeeping account of the Company until the time of distribution of the Restricted Share Units in a form and at such time as are provided under the Outside Directors RSU Plan.

Annual Awards. Promptly following each annual meeting of shareholders of the Company, each Outside Director shall be automatically granted an award of Restricted Share Units under the Outside Directors RSU Plan in such number as determined by the Compensation Committee in accordance with the terms of the Outside Directors RSU Plan, such terms having been properly approved by the shareholders in 2016. The Committee has the power to increase or decrease the number of Restricted Share Units to be awarded to each of the Outside Directors not to exceed a maximum annual award of 10,000 Restricted Share Units. Each Outside Director will be one hundred percent vested in an award upon the completion of six months of service as an Outside Director from the date of grant, provided that in the event of the Outside Director’s death or disability, he or she will be one hundred percent vested in the total amount credited to his or her account. For each award of Restricted Share Units, the Outside Director will select the form of payment upon distribution of awarded Restricted Share Units. The form of payment will be either in cash or common shares.

Value. The value of each Restricted Share Unit, on any particular day, shall be: (a) the last reported sale price of a Common Share on the Nasdaq National Market System on the most recent previous trading day (or if there was no trading in the common shares on that day, then on the next preceding trading day in which there was trading in the common shares), or (b) the mean between the high and low bid and ask price of a Common Share as reported by the National Association of Securities Dealers on the most recent previous trading day, or (c) the last reported sale price of a Common Share on any stock exchange on which the common shares are listed on the most recent previous trading day (or if there was no trading in the common shares on that day, then on the next preceding trading day on which there was trading in the common shares).

Dividends. Whenever a dividend is made with respect to the common shares, participants under the Outside Directors RSU Plan shall receive, with respect to each Restricted Share Unit held in the account of the participant on the dividend record date, additional Restricted Share Units in an amount equal to the value of the dividend.

Distribution of Benefits. Other than withdrawals for an unforeseeable emergency, a participant under the Outside Directors RSU Plan will not receive payment with respect to the vested Restricted Share Units until his or her termination from membership on the Board of Directors due to death, disability, or any other reason. With respect to terminations of membership on the Board of Directors other than due to death or disability, the participant may elect to receive the distribution either (i) in a single lump sum payment payable on the next regular payment processing date to occur at least six months following the termination, or (ii) in annual installment payments over a period of five or ten years, as selected by the participant, with the first payment being made on the first regular payment processing date following the termination. In the event of death or disability, the distribution shall be made as soon as practicable following the termination from membership on the Board of Directors. Upon the occurrence of an unforeseeable emergency, the participant shall be eligible to receive payment of the amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent such liquidation would not itself cause severe financial hardship). The amount determined to be properly distributable under applicable regulations under Code Section 409A shall be payable in a single lump sum only. An “unforeseeable emergency” means a severe financial hardship to the participant resulting from an illness or accident of the participant, the participant’s spouse, or a dependent of the participant (as defined in Code Section 152(a)); loss of the participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

Non-Transferability

Generally no rights or benefits under the Outside Directors RSU Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge; and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit shall be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits.

Federal Income Tax Information
The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards of Restricted Share Units under the Outside Directors RSU Plan. Tax consequences for any particular individual may be different.

As a deferred compensation plan, a participant generally will not have taxable income at the time of an award of Restricted Share Units. Instead, at the time of receipt of the deferred compensation plan benefits, he or she will recognize as ordinary income an amount equal to (i) the fair market value of the common shares received, if that payment distribution method is elected, or (ii) the cash received, if that payment method is elected. The Company generally will be entitled to a tax deduction in connection with an award of Restricted Share Units under the Outside Directors RSU Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income, provided that the Company satisfies applicable withholding requirements and the deduction is not otherwise disallowed under the Code.

Reasons for Shareholder Approval; Board Recommendation
The Company’s shareholders are being asked to approve the amendment to the Outside Directors RSU Plan because shareholder approval is required to amend and make additional common shares available for offer or sale under the Outside Directors RSU Plan.

The favorable vote of a majority of the outstanding common shares voted on such Proposal is required to approve the amendment to the Outside Directors RSU Plan. The effect of an abstention is the same as a vote against this proposal. Proposal Three is considered a non-routine matter, so if you do not instruct your broker as to how you want your common shares voted on this Proposal, no vote will be cast on your behalf.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE OUTSIDE DIRECTORS RESTRICTED SHARE UNIT PLAN.

PROPOSAL FOUR: RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Company's Board of Directors (the "Audit Committee") has selected PricewaterhouseCoopers LLP ("PwC") as the Company's independent registered public accounting firm for 2021. PwC has served as the Company's independent registered public accounting firm starting with the 2020 Audit year.

Reasons for Shareholder Approval; Board Recommendation
The Audit Committee and the Board of Directors believe the appointment of PwC for 2021 is appropriate because of the firm's reputation, qualifications, and experience. Although not required, the Board of Directors is submitting the selection of PwC to the Company's shareholders for ratification as a matter of good corporate practice.

The favorable vote of a majority of the outstanding common shares present and voting at the Annual Meeting on this Proposal is required to approve the ratification of the selection of PwC. Abstentions and broker non-votes on this Proposal will have the same effect as not voting or expressing a preference, as the case may be, and will not have a positive or negative effect on the outcome of this Proposal. This Proposal is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, brokers, banks and other similar institutions may vote uninstructed shares of their clients on this Proposal.

The Audit Committee will reconsider the appointment of PwC if its selection is not ratified by the Company's shareholders. Even if the selection of PwC is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of PwC and to engage another independent registered public accounting firm if the Audit Committee determines such action to be the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

PROPOSAL FIVE: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT
We are asking shareholders to approve, on a non-binding and advisory basis, the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement.
STFC's compensation policies and practices reward performance, support our business strategies and align our Named Executive Officers' interests with the long-term interests of our shareholders. The Board of Directors and the Compensation Committee believe the policies and practices articulated in the "Compensation Discussion and Analysis" section of this Proxy Statement are effective in achieving the objectives of our executive compensation program. The Board of Directors urges you to read the "Compensation Discussion and Analysis" section of this Proxy Statement, which describes in more detail how our executive compensation policies and practices operate and are designed to achieve the objectives of our executive compensation programs, as well as the tables, notes and narrative disclosure relating to the compensation of the Named Executive Officers, which provide detailed information on the compensation of our Named Executive Officers.
We are asking shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Proxy Statement for the Company's 2021 Annual Meeting of Shareholders under the "Compensation Discussion and Analysis" section and the tables, notes and narrative disclosure relating to the compensation of the Named Executive Officers of the Company.

Reasons for Shareholder Approval; Board Recommendation
This advisory vote on executive compensation is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement. This vote on executive compensation is advisory and, therefore, is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
The favorable vote of a majority of the outstanding common shares presented and voting at the Annual Meeting on this advisory Proposal is required to approve the non-binding vote. Abstentions and broker non-votes on the Proposal will have the same effect as not voting or expressing a preference, as the case may be, and will not have a positive or negative effect on the outcome of this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Relationship with State Auto Mutual
Our parent is State Auto Mutual, a mutual insurance company organized in 1921. State Auto Mutual currently owns approximately 58.9% of the outstanding common shares of STFC. In 1990, State Auto Mutual engaged in a corporate restructuring which, among other things, resulted in the formation of STFC as a wholly owned subsidiary of State Auto Mutual. In 1991, State Auto Mutual sold approximately 30% of its ownership interest in STFC in a public stock offering. While State Auto Mutual's ownership interest in STFC has declined since STFC's initial public offering, the State Auto Mutual Board has made public its determination that it is in the best interest of State Auto Mutual to maintain a greater than 55% ownership interest in STFC.
We qualify as a "controlled company" under the Nasdaq listing rules because State Auto Mutual owns more than a majority of the voting power for the election of our directors. A controlled company is exempt from a number of Nasdaq corporate governance requirements. Notwithstanding this qualification, our corporate governance operates in a manner consistent with that of a non-controlled company. For example, a majority of the members of our Board are independent directors as determined under the Nasdaq listing rules. See below "Directors—Director Independence." In addition, two independent directors serve on both the State Auto Mutual and STFC boards to enhance communication between the boards, knowledge transfer and sharing, cost saving and efficiency.
We and our subsidiaries operate and manage our businesses in conjunction with State Auto Mutual and its subsidiaries and affiliates under various management and cost sharing agreements under the leadership and direction of the same senior management team. In addition, our insurance subsidiaries participate in a pooling arrangement with State Auto Mutual and certain of its insurance subsidiaries and affiliates. This pooling arrangement covers all of the property and casualty insurance written by our insurance subsidiaries. See below "Related Person Transactions—Transactions Involving State Auto Mutual" for additional information concerning these intercompany agreements and arrangements.

Board Responsibility
The primary responsibility of the Board of Directors is to foster the long-term success of the Company. In fulfilling this role, each director must exercise his or her best business judgment. The Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the day-to-day operations of the Company and its subsidiaries and State Auto Mutual and its subsidiaries and affiliates. The Board has established committees to assist in fulfilling its oversight responsibilities.

Board Leadership
We are managed under the direction of our Board in the interest of all shareholders. Our Board delegates its authority to our senior executive team to manage the day-to-day operations and ongoing affairs of our business. Our Board requires our senior executive team review major initiatives and actions with our Board prior to implementation.
Our Board elected Mr. LaRocco to serve as Chairman of the Board in addition to serving as our Chief Executive Officer in 2016. Conversely, the State Auto Mutual Board of Directors separated the duties of chairman and chief executive officer and elected James E. Kunk, an independent director, as its Chairman in 2016, with Mr. LaRocco continuing to serve as the Chief Executive Officer of State Auto Mutual.
Irrespective of whether or not the positions of chief executive officer and chairman are combined or separated, our Board has adopted a governance structure which includes:
•A Board composed entirely of independent directors as determined under the Nasdaq listing rules, other than the Company's chief executive officer;
•A Board composed of a majority of directors independent from State Auto Mutual;
•An Independent Committee composed entirely of directors independent from State Auto Mutual and as determined under the Nasdaq listing rules;
•Audit, Compensation, Independent, Nominating & Governance and Risk Committees composed entirely of independent directors as determined under the Nasdaq listing rules; and

•Established governance structures, processes and ethics guidelines.
We also have a designated Lead Director. Our Lead Director's responsibilities include, among other things, leading the executive session of our independent directors, being a primary advisor to and principal point of contact with our chairman and chief executive officer, working with our chairman and soliciting input from other Board members to develop a regular board meeting schedule and an agenda for each meeting, securing input from other directors on agenda items, ensuring the adequate flow of information from management to our Board and delivering the chief executive officer's performance evaluation on behalf of the Compensation Committee of our Board. Our current Lead Director is Michael J. Fiorile, who has served in such position since May of 2020.

Board Composition
If the two nominees named in the Proxy Statement are elected directors at the Annual Meeting, there will be eight directors on the Board.
The Board is committed to periodically reviewing the Board's composition to ensure they have the right mix of skills, experience and tenure. The Board believes each director contributes to the overall diversity by providing a variety of personal and professional experiences and backgrounds. The Board also believes, as shown below, the continuing directors and nominees reflect an appropriate diversity of gender, age, race, geographical background and experience.

Our Board has a breadth of skills and experience. As detailed above, in the "Backgrounds of Class III Director Nominees", "Backgrounds of Continuing Class I Directors" and "Backgrounds of Continuing Class II Directors" the Company believes our Board has demonstrated leadership in a variety of positions across various professions and industries. Our directors' professional skills and experience include:

DIRECTOR SKILLS AND EXPERIENCE
▪	Property and casualty industry experience	▪	Information Technology experience
▪	Public company board experience	▪	Marketing and branding experience
▪	Regulated industries experience	▪	Compensation and recruiting experience
▪	Chief executive officer experience	▪	Risk management experience
▪	Financial expertise, including chief financial officer experience

Board Meetings and Attendance
The Board holds regular meetings typically during the months of March, May, August and November, and holds special meetings when necessary. Our Board of Directors held four Board meetings during the fiscal year which ended December 31, 2020. In addition, on at least an annual basis, the Board and management discuss our strategic direction, succession planning, opportunities and threats to our industry.
Our Board meets in executive session, without management present, prior to each regular quarterly Board meeting. Consistent with our Corporate Governance Guidelines and the Nasdaq listing rules, during 2020 there were four executive sessions with only independent directors present. In addition, following each regular quarterly Board meeting, our Board meets in executive session with the State Auto Mutual Board of Directors, without management present. Our Corporate Governance Guidelines provide the Lead Director acts as the presiding director at these executive sessions.
Directors are expected to attend Board meetings, meetings of the Committees on which they serve and the Annual Meeting of Shareholders, with the understanding that on occasion a director may be unable to attend a meeting. All of our current directors attended over 90% of the Board meetings and meetings of all committees on which they served, while eight of our current directors attended 100% of the Board meetings and the meetings of all committees on which they served (Mr. Smith joined the Board on May 8, 2020, and attended all meetings of the Board and the committees on which he served thereafter). The Company's Corporate Governance Guidelines provide directors are expected to attend our Annual Meetings of Shareholders. All of our directors who were members of the Board at the time of last year's Annual Meeting of Shareholders attended that virtual meeting.

Committees of the Board of Directors
Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, a Risk Committee, an Investment and Finance Committee and a standing Independent Committee. All of the members of the Audit, Compensation, Nominating and Governance, Risk and Independent Committees are independent as determined by the Nasdaq listing rules. In addition, all of the members of the Audit and Compensation Committees are independent under the heightened standards of independence under the applicable rules of the SEC and Nasdaq. Finally, none of the members of the Independent Committee serve as directors of State Auto Mutual. Our Board has adopted charters for each of the foregoing committees. See below "Availability of Corporate Governance Documents."
While there were several changes throughout 2020, the table below shows the current chairs and membership of the Board and each standing board committee, the independent status of each current Board member and the number of Board and Board committee meetings held in fiscal year 2020.

Audit Committee

The Audit Committee is charged with several responsibilities, including: (1) appointment, compensation, evaluation, retention and oversight of the work performed by our independent registered public accounting firm; (2) reviewing our accounting functions, operations and management; (3) considering the adequacy and effectiveness of our internal controls and internal auditing methods and procedures; (4) meeting and consulting with our independent registered public accounting firm and with our financial and accounting personnel concerning the foregoing matters; (5) reviewing with our independent registered public accounting firm the scope of their audit and the results of their examination of our financial statements; (6) participating in the process of administering our Associate Code of Business Conduct, Code of Ethics for Senior Financial Officers, and our Board of Directors' Ethical Principles as set forth in our Corporate Governance Guidelines; (7) establishing procedures for receipt, retention and treatment of compliance regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by associates of concerns regarding accounting or auditing matters; and (8) approving in advance any other work performed by our independent registered public accounting firm that it is permitted by law to perform for us. The Audit Committee also prepares the Report of the Audit Committee that SEC rules require the Company to include in this Proxy Statement. See below "Audit Committee Matters—Audit Committee Report for the Fiscal Year Ending December 31, 2020"
Compensation Committee
The Compensation Committee is charged with several responsibilities, including: (1) evaluating and approving the compensation and fringe benefits provided to our executive officers and adopting compensation policies and practices that appropriately align pay and performance; (2) approving stock-based compensation plans and grants thereunder to associates or members of the Board; and (3) evaluating the compensation provided to the members of the Board and its committees.
Our executive officers also serve as executive officers of State Auto Mutual, and, in general, during 2020 the compensation expenses associated with our executive officers were allocated 65% to us and our subsidiaries and 35% to State Auto Mutual and its subsidiaries and affiliates under the Pooling Arrangement. See below "Related Person Transactions—Transactions Involving State Auto Mutual." It is for this reason the Board of Directors of State Auto Mutual has its own compensation committee. The members of the State Auto Mutual compensation committee attend meetings of our Compensation Committee with regard to the compensation and benefit matters applicable to our and their executive officers, and report on such matters to the State Auto Mutual Board of Directors. See below "Compensation Committee Matters."
Nominating and Governance Committee
The Nominating and Governance Committee is charged with several responsibilities, including: (1) recommending nominees for election as directors; (2) reviewing the performance of our Board and individual directors; and (3) annually reviewing and recommending to our Board changes to our Associate Code of Business Conduct, Corporate Governance Guidelines and Board of Directors' Ethical Principles. See below "Nomination of Directors."
Risk Committee
The Risk Committee's purpose is to assist the Board in fulfilling its risk management oversight responsibilities, including oversight of the Company's enterprise risk management systems and processes. Some of the Risk Committee's chief duties include: (1) reviewing with management the Company's risk appetite statement; (2) monitoring and discussing with management the Company's major enterprise risk exposures and the strategies and programs addressing these exposures; and (3) discussing information and technology risks with management. See below "The Board's Role in Enterprise Risk Management."
Investment and Finance Committee
The Investment and Finance Committee oversees our investment functions and those of our insurance subsidiaries. Its duties and responsibilities include considering and determining the Company's investment policy and guidelines to be recommended to the Board and, upon approval from the Board, to be implemented by the Company. The Investment and Finance Committee ensures the investments and investment practices contemplated reflect the Company's objectives and constraints.
Independent Committee of STFC and State Auto Mutual
Both STFC and State Auto Mutual have standing Independent Committees. The members of the STFC Independent Committee must be independent from State Auto management and the Board of State Auto Mutual. Likewise, the members of the State

Auto Mutual Independent Committee must be independent from State Auto management and the Board of STFC. The members of both Independent Committees must also be independent as determined under the Nasdaq listing rules.
These Independent Committees principally serve to review related person transactions between or among us and our subsidiaries, and State Auto Mutual and its subsidiaries and affiliates. Accordingly, before our Company and State Auto Mutual may enter into a related person transaction, each of these Independent Committees must separately review the agreement and separately recommend approval to their respective Boards. Also, each of these Independent Committees separately reviews, on an annual basis, related person transactions which by their terms contain no specific termination date or which renew automatically at the end of the current term, and each of these Independent Committees separately decides whether to recommend that their respective Boards approve the renewal of such related person transaction.
These Independent Committees also help to determine which entity, our Company or State Auto Mutual, is best suited to take advantage of transactional opportunities presented by a third party. In evaluating business opportunities, these Independent Committees may elect to meet jointly, but in any event it is understood that each Independent Committee must receive substantially identical information in making its respective evaluation of the business opportunity. In this context, our Independent Committee strives to vigorously protect the interests of STFC and its shareholders, considering only the merits of the proposal, free from extraneous considerations or influences. As part of the review process, each of these Independent Committees must separately evaluate the business opportunity and separately recommend approval to their respective Boards before the two Boards of Directors may vote on any joint recommendation to proceed with the business transaction.
Before each regular quarterly meeting of the joint committees of STFC and State Auto Mutual, as well as the joint Board meeting of STFC and State Auto Mutual, the Chairpersons of these Independent Committees meet with the General Counsel to review the agendas for both the joint committee meetings and the joint meeting of the Boards to determine whether any agenda item presents an actual or potential conflict of interest between the interests of STFC's shareholders and the interests of State Auto Mutual's policyholders.

The Board's Role in Enterprise Risk Management
Risk management activities include the development of strategies and implementation of actions intended to anticipate, identify, assess, monitor, mitigate and manage risks. Our Board views enterprise risk management as an integral part of our business and strategic planning.
Our senior management has direct responsibility for enterprise risk management. We utilize an enterprise risk management working committee comprised of our Chief Risk Officer ("CRO") and key members of management selected by State Auto senior executives representing the entire Company. The CRO reports the activities of the committee including escalating appropriate issues and recommendations to senior management and the Board's Risk Committee.
Responsibilities of the enterprise risk working committee include providing guidance and support for development and refinement of the overall risk management program, including policies, procedures, systems, processes, ensuring best practices are periodically evaluated, agreed upon and implemented. Among other things, this Committee works with business units across the Company in carrying out its responsibility of anticipating, identifying, assessing, monitoring, mitigating and managing risks that could materially impact the Company, including its reputation, and the successful execution of its strategy.
Our Board's role in the process of enterprise risk management is one of oversight. The independent structure of our Board enables objective oversight of the process through a governance structure that includes our Board and senior management. Our Board has established a Risk Committee whose primary responsibility is to assist the Board in fulfilling its oversight responsibilities, including oversight of the Company's enterprise risk management systems and processes. The Risk Committee's charter specifies that the Risk Committee is responsible to review with management the Company's risk appetite, including quarterly reviews to measure compliance with the risk appetite. The charter also provides that the Risk Committee is responsible to monitor and discuss with management the Company's major enterprise risk exposures and the strategies and programs management has implemented or anticipates implementing into its practices, processes and control structure to address these exposures. The Risk Committee discusses with management at least annually information and technology risks, including business continuity and crisis management. Cyber security related risks are reviewed quarterly so the Risk Committee is aware of the Company's performance in this rapidly changing area. The Risk Committee annually reviews and evaluates the Risk Committee's own effectiveness in performing its enterprise risk management oversight duties. The Risk Committee provides quarterly reports on its enterprise risk oversight activities to our Board.
To assist the Risk Committee in discharging its duties under its charter, the enterprise risk management working committee provides quarterly reports which monitor the status of major risks inherent in our business, including credit, market, liquidity, underwriting, operational, strategic, legal, litigation, compliance and regulatory risks. In addition, the Risk Committee regularly meets with our CRO, who reports to the Chief Financial Officer. The CRO has direct access to the Risk Committee, including quarterly executive sessions without other members of management in attendance. Besides meeting with the CRO, the Risk Committee also meets periodically with other members of management as the Risk Committee deems appropriate.
Other Board committees provide enterprise risk management oversight in their specific areas of responsibility. The Risk Committee coordinates with these Board committees to avoid overlaps as well as potential gaps in overseeing the Company's enterprise risk management.
The Audit Committee is responsible for oversight of risks related to accounting, auditing and financial reporting, establishing and maintaining effective internal controls, and the process for establishing insurance reserves. The Audit Committee meets with our internal auditor and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee also meets with our Chief Financial Officer, Internal Audit Director, Vice President of Compliance, Chief Accounting Officer, Chief Risk Officer, General Counsel and Chief Actuarial Officer, as needed, without the rest of management present to discuss any matters of interest to the Audit Committee. The Audit Committee receives the annual Actuarial Report on Loss and Loss Adjustment Expense Reserves from the Chief Actuarial Officer who may present more often on any matters of interest to the Audit Committee.
The Investment and Finance Committee considers financial risks relevant to our investment portfolio and activities, including credit and market risks, capital management and availability, liquidity and financing arrangements.
The Compensation Committee oversees the risks related to human capital and people risk, including our compensation plans and arrangements. As required by its charter, the Compensation Committee annually reviews and monitors incentive compensation arrangements to confirm incentive pay policies and practices do not encourage unnecessary risk taking and are aligned with competitive market practices, utilizing our independent compensation consultant and outside legal counsel in this process. The Compensation Committee reviews and discusses, at least annually, the relationship between the Company's risk management policies and practices, corporate strategy and executive management compensation. Also, the Compensation Committee annually reviews and discusses with our Company's management any disclosures required by SEC rules and regulations relating to the Company's compensation risk management. This discussion includes, among other things, whether and the extent to which the Company compensates and incentivizes our associates in ways that may create risks that are reasonably likely to have a material adverse effect on the Company.
Risk Assessment in Compensation Programs
Following the Compensation Committee's review of potential risks within the compensation programs with senior management, our independent compensation consultant and outside legal counsel, the Compensation Committee has concluded no risks exist due to the compensation programs that are reasonably likely to have a material adverse effect on the Company.

Directors
Nomination of Directors
The Nominating and Governance Committee sets the qualifications for persons it will consider to recommend for nomination for election or re-election (election and re-election are hereafter collectively referred to as "election") as a director of the Company. These qualifications are described in the Nominating and Governance Committee's charter, which is posted on our website. See below "Availability of Corporate Governance Documents." The Nominating and Governance Committee believes that persons recommended for nomination as directors of the Company should be: (i) free from relationships or conflicts of interest that could interfere with such person's duties as a director of the Company or to its shareholders; (ii) independent based on the then-current Nasdaq listing rules; (iii) qualified by educational background and/or business or professional skill and experience relevant to both the current and future needs of the Company; (iv) a person of reasonable temperament and inquiring mind; (v) of the highest personal and professional integrity; (vi) able to exercise sound business judgment and (vii) able to devote the time to Board activities and the willingness to do so. Ultimately, the Nominating and Governance Committee's intention is to select nominees for election to our Board who the Nominating and Governance Committee believes will be effective, in conjunction with the other members of our Board, in collectively serving the long-term interests of the shareholders. In the context of recommending an incumbent director to be re-nominated for election to our Board, the Nominating and Governance Committee will focus its assessment on the contributions of such person during his or her Board tenure and such person's independence at that time.
The Nominating and Governance Committee believes it is essential that each Director contribute to the overall diversity of the Board by providing a variety of personal and professional experiences and background, reflected throughout his or her skills, experiences and where appropriate, tenure on the Board. The Nominating and Governance Committee's consideration and recommendation of Director nominees further includes but is not limited to the nominee's race, gender, age, geographic background and life experience, industry experience and personal expertise.
In addition to incumbent directors who will be evaluated for re-nomination as described above, the Nominating and Governance Committee may maintain a list of other potential candidates whom the Nominating and Governance Committee may evaluate pursuant to the criteria set forth above for consideration as Board members. By following the procedures set forth below, shareholders may recommend potential candidates to be included on this list. As a matter of policy, the Nominating and Governance Committee will consider and evaluate such candidates recommended by shareholders in the same manner as all other candidates for nomination to our Board who are not incumbent directors.
The charter of the Nominating and Governance Committee details the process by which our Board of Directors fills vacancies on the Board. The Nominating and Governance Committee's charter provides that when a director vacancy arises for any reason, the Committee will recommend to the Board for election as a director to fill such vacancy(ies) person(s) who the Nominating and Governance Committee believes may meet the criteria set forth above, as established by such person's resume and credentials, and conducting preliminary interviews with such person. Once the Nominating and Governance Committee has preliminarily concluded a person(s) may meet the criteria described above, and after proper confidentiality obligations are in place, the Nominating and Governance Committee will, at a minimum, obtain from such person(s) a completed Prospective Director Questionnaire which shall solicit additional information. Following a review by the Nominating and Governance Committee and the Chairperson and counsel for the Company, the Nominating and Governance Committee, as well as all of the Company's Directors, will conduct any additional interviews with a person(s) whose candidacy it desires to pursue. Based on all information secured from the prospective nominee, including a background check and inquiries to references, the Nominating and Governance Committee will meet and decide whether or not to recommend such person(s) to the Board for nomination for election as a director of the Company. Any decision by the Nominating and Governance Committee in this regard will reflect its judgment of the ability of the person(s) to fulfill the objectives outlined above.
We have adopted procedures by which shareholders may recommend individuals for membership to our Board. As described in its charter, it is the policy of the Nominating and Governance Committee to consider and evaluate candidates recommended by shareholders for membership on our Board in the same manner as all other candidates for nomination to our Board who are not incumbent directors. If a shareholder desires to recommend an individual for Board membership, then that shareholder must provide a written notice to the Company's Corporate Secretary at 518 East Broad Street, Columbus, Ohio 43215 (the "Recommendation Notice"). For a recommendation to be considered by the Nominating and Governance Committee, the Recommendation Notice must contain, at a minimum, the following: (i) the name and address, as they appear on our books, and telephone number of the shareholder making the recommendation, including information on the number of shares owned; (ii) if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person's ownership of such shares or such person's authority to act on behalf of such entity; (iii) the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; (iv) a written acknowledgment by the individual being recommended that he or she has consented to that recommendation and consents to our undertaking of an investigation into that individual's background, experience and qualifications in the event the Nominating and Governance Committee desires to do so; (v) the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; and (vi) if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at our next annual meeting of shareholders (or a statement to the effect that no material interest is known to such shareholder).
Director Independence
No director or director nominee will be considered "independent" unless the Board affirmatively determines such individual has (or would have) no relationship that would interfere with the exercise of independent judgment in carrying out responsibilities as a director. When making "independence" determinations, the Board broadly considers all relevant facts and circumstances, as well as any other considerations specified by the Nasdaq listing rule, by law, or by any rule or regulation of any other regulatory body or self-regulatory body applicable to the Company. When assessing a director's relationship with the Company, the Board considers the issue not merely from the standpoint of the director or director nominee but also from that of persons or organizations with which such individual has an affiliation. Relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others).

The Nominating and Governance Committee has affirmatively determined that eight of our nine current directors (Robert E. Baker, Michael J. Fiorile, Kym M. Hubbard, Eileen A. Mallesch, David R. Meuse, Setareh Pouraghabagher, S. Elaine Roberts and Dwight E. Smith) meet the criteria for independence required by the Nasdaq listing rules. The Nominating and Governance

Committee made this determination based upon its review of information included in director questionnaires provided by each of the current directors and a report by our General Counsel.
The information reviewed by the Nominating and Governance Committee included information on the relationship of Mr. Baker and Mr. Smith as directors of State Auto Mutual. The Nominating and Governance Committee affirmatively determined Mr. Baker and Mr. Smith are independent as determined under the objective independence standards set forth in the Nasdaq listing rules and their service as directors of State Auto Mutual does not interfere with the exercise of their independent judgment in carrying out their responsibilities as directors of the Company.
Our Corporate Governance Guidelines expressly provide that four of the six standing committees (Audit, Compensation, Independent, and Nominating and Governance) are to be comprised solely of independent directors. All of these committees meet this standard.
Compensation of Outside Directors and Outside Director Compensation Table
The Company's philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors, who we refer to as our "Outside Directors." Outside Directors receive compensation for the services they perform as members of our Board and the Board committees on which they serve. The Board believes a substantial portion of director compensation should consist of equity-based compensation to assist in aligning the Outside Directors' interests with the interests of our shareholders. Directors who are also employees of the Company (currently, only Mr. LaRocco) receive no additional compensation for services as a director.
The charter for the Compensation Committee requires the Compensation Committee to annually review the compensation of our Outside Directors and recommend any changes to such compensation to our Board. Because the Boards of Directors of our Company and State Auto Mutual have two common Outside Directors on each Board, the Compensation Committees of our Company and State Auto Mutual meet jointly to consider the director compensation arrangements for both Boards. At these meetings, usually held in November, the Compensation Committees review peer group compensation and market data provided by the compensation consultant for the Compensation Committee. For 2020 and 2021, our Compensation Committee recommended to our Board, and our Board approved, keeping the total annual retainer paid to our Outside Directors at $170,000, with $87,000, or 52%, to be paid in cash and $83,000, or 48%, to be paid in equity in the form of RSUs.
No meeting fees are payable to any of our directors, as our directors are expected to attend and participate in all meetings of the Board and the Board committees on which they serve without the incentive of additional compensation. For 2020, the chairperson of each of our permanent Board committees (other than the Compensation Committee and the Audit Committee) received an additional annual cash retainer of $10,000. The chairperson of the Compensation Committee, the chairperson of the Audit Committee and our Lead Director received an additional annual cash retainer of $15,000, $20,000 and $20,000, respectively. We reimburse our Outside Directors for the costs of continuing education training, the travel expenses they incur to attend Board and committee meetings, if any, and an annual Board retreat, if a retreat is held. The Company also reimburses each of our Outside Directors for the travel expenses incurred by a guest of the Outside Director to attend the annual Board retreat, if a retreat is held, subject to applicable tax laws. Our Board may, however, elect to pay additional meeting fees to directors if it determines extraordinary circumstances warrant the formation of a special committee or necessitate a large number of meetings.
Our Outside Directors may defer all or any portion of the cash compensation they receive for Board or committee service under our deferred compensation plan for directors. The amount of cash compensation earned by each Outside Director in 2020, whether or not deferred, is included in the amounts shown in the "Fees Paid or Earned in Cash" column of the "2020 Outside Director Compensation" table set forth below.
Our Outside Directors also have received equity compensation in the form of RSUs granted pursuant to our Outside Directors Restricted Share Unit Plan (the "Directors' RSU Plan"). An RSU is a unit representing one common share. The value of each RSU, on any particular day, is equal to the last reported sale price of a common share on the Nasdaq Stock Market on the immediately previous trading day. Following each annual meeting of shareholders, each Outside Director automatically receives an annual award of RSUs. Under the Directors' RSU Plan, the number of RSUs awarded annually will be determined by the administrative committee in accordance with the terms of the Directors' RSU Plan. The Compensation Committee has the power to increase or decrease the number of RSUs to be awarded to each of the Outside Directors not to exceed a maximum annual award of 10,000 RSUs. For 2020, our Compensation Committee determined that each Outside Director would be awarded a number of RSUs equal to the targeted annual equity compensation for Outside Directors divided by the average daily closing price of a common share during the prior (2019) calendar year. This calculation resulted in each Outside Director receiving an award of 2,488 RSUs following the 2020 Annual Meeting of Shareholders.

Under the Directors' RSU Plan, whenever a dividend is paid with respect to our common shares, an amount equal to the value of the dividend is paid to the holders of RSUs with respect to each RSU in their account on the dividend record date in the form of additional RSUs. RSUs vest upon the completion of six months of service as an Outside Director from the date of grant. Outside Directors are generally required to hold their RSUs until their service on the Board terminates, at which time such Outside Director may settle his or her RSUs in cash or common shares payable, at the Outside Director's election, in a single lump sum or in annual installments over a five- or ten-year period. An Outside Director elected or appointed to the Board outside of an annual meeting of our shareholders will be granted a pro rata amount of RSUs based upon the number of anticipated days after the date of election or appointment until our next Annual Meeting of Shareholders.
2020 Outside Director Compensation
In 2020, our Outside Directors received the following compensation:

Name	Fees Paid or Earned in Cash ($)	Restricted Share Unit Awards ($)(1)	Total Compensation ($)
Robert E. Baker (2)	102,000	52,397	154,397
Michael J. Fiorile	112,000	52,397	164,397
Kym M. Hubbard	102,000	52,397	154,397
Eileen A. Mallesch	92,000	52,397	144,397
David R. Meuse	102,000	52,397	154,397
Setareh Pouraghabagher	122,000	52,397	174,397
S. Elaine Roberts	102,000	52,397	154,397
Dwight E. Smith (3)	5,000	—	5,000

(1) The total dollar amount shown in the Restricted Share Unit Awards column represented the cash value of the total number of RSUs awarded in 2020 valued at the closing price of common shares on the grant valuation date ($21.06 per RSU). This valuation, required for proxy statement reporting purposes, is based on a single day's market value, which differs substantially from the one-year average price used to determine the actual grant. We believe the valuation methodology used by the Company is more representative of the value of the RSUs at the time of grant.

(2) The total compensation paid to Mr. Baker excluded any compensation he received for his service on the State Auto Mutual board of directors.
(3) Mr. Smith joined the Company's Board of Directors in May 2020 and became a common director of both the Company and State Auto Mutual at that time. Mr. Smith's pay as reflected in the table was compensation from the Company for his role as a common director and his retainer was paid by State Auto Mutual and, therefore, not reflected above. Starting in 2021, the Company will pay Mr. Smith's retainer and State Auto Mutual will pay Mr. Smith's common director fee.

Outside Directors' Ownership of Restricted Share Units
The following table sets forth the aggregate number of RSUs owned by each of our current Outside Directors as of March 17, 2021:

Name	Number of Restricted Share Units
Robert E. Baker	44,455
Michael J. Fiorile	18,683
Kym M. Hubbard	13,918
Eileen A. Mallesch	37,218
David R. Meuse	46,402
Setareh Pouraghabagher	11,413
S. Elaine Roberts	48,368
Dwight E. Smith (1)	—
(1) Mr. Smith joined the Company's Board of Directors in May 2020 and was continuing to be compensated by State Auto Mutual in 2020. Therefore, Mr. Smith was not awarded any RSUs in 2020.

Outside Directors receive no other forms of compensation from the Company other than as described in this section.
No stock options have been awarded to any of the Outside Directors since 2004, and all previously awarded stock options have been exercised or have expired by their terms.

Communications with the Board
As further described in our Corporate Governance Guidelines, we provide a process by which shareholders may send communications to our Board. Any shareholder who desires to communicate with one or more of our directors may send such communication to any or all directors through our Corporate Secretary, by e-mail to corporatesecretary@stateauto.com or in writing to the Corporate Secretary at our principal executive offices, 518 East Broad Street, Columbus, Ohio 43215. Shareholders should designate whether such communication should be sent to a specific director or to all directors. The Corporate Secretary is responsible for forwarding such communication to the director or directors so designated by the shareholder.

Other Governance Issues of Interest
Directors' Stock Ownership Guidelines
Our Company's Corporate Governance Guidelines contain the expectation that each of our outside directors will own Company shares or RSUs granted under the Directors RSU Plan having a total market value of at least four times the then current cash portion of the director's annual retainer, which was $87,000 for 2020. Each director has five years to attain this level of ownership. Our directors are required to hold all RSUs until their membership on the Board terminates.
As of March 17, 2021, all of our current directors had satisfied their ownership requirements under these guidelines or were within the five-year period for satisfying their ownership requirement.
Anti-Hedging and Pledging Policy
Our anti-hedging policy prohibits all Company associates, including our NEOs, and members of the Board from engaging in transactions that hedge or offset (or are intended to hedge or offset) any decrease in the market value of the Company's equity securities granted as compensation to an associate or director or held directly or indirectly by an associate or director, including short sales and other transactions that shift the economic consequences of ownership of Company securities to a third party (e.g., the purchase or sale of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds).
Our pledging policy prohibits our Section 16 officers and members of the Board from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. See below "Compensation Discussion and Analysis—Anti-Hedging Policy."

Availability of Corporate Governance Documents
The following documents are available on our website at www.stateauto.com under "Investors" and then under "Corporate Governance" then under "Governance Documents":

•	The Charters for our Audit Committee, Compensation Committee, Nominating and Governance Committee, Risk Committee, Investment and Finance Committee and standing Independent Committee;
•	Our Corporate Governance Guidelines, including Board of Directors' Ethical Principles;
•	Our Associate Code of Business Conduct; and
•	Our Code of Ethics for Senior Financial Officers.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Fiscal Year Ending December 31, 2020
The Audit Committee provides assistance to our directors in fulfilling their responsibility to our shareholders in the oversight of our corporate accounting, reporting practices, internal controls over financial reporting, and the quality and integrity of our financial reports. In so doing, the Audit Committee maintains free and open communication between our directors, independent registered public accounting firm (independent auditor), internal auditors and management. Four independent directors comprise our Audit Committee, with one qualified as an "audit committee financial expert" under the SEC and Nasdaq Rules.

Notwithstanding the foregoing, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements and disclosures are complete, accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of our independent auditor and our management, respectively. Management is responsible for preparation of our financial statements and disclosures and confirmation that they are complete, accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Our independent auditor is responsible for expressing an opinion on the conformity of those audited financial statements with United States' generally accepted accounting principles ("US GAAP"), its judgment as to the quality, not just the acceptability, of our accounting practices and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those matters required to be discussed by Auditing Standard ("AS") No. 1301 (previously AS No. 16), Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB").

In the course of fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in our Company's Annual Report on Form 10-K for the 2020 fiscal year with our management and independent auditor, including a discussion of the quality, not just the acceptability, of our accounting practices, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee discussed with our independent auditor its independence and considered the compatibility of any permitted and pre-approved non-audit services with the independent auditor's independence. The Audit Committee also received written disclosures regarding the independent auditor's independence from management and the Company and received a letter confirming that fact from the independent auditor, which included applicable requirements of the PCAOB regarding the independent auditor's communications with the Audit Committee concerning independence.

The Audit Committee discussed with our internal auditor and independent auditor the overall scope and plans for their respective audits. The Audit Committee regularly monitors our compliance with Section 404 of the Sarbanes-Oxley Act. The Company uses the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") framework to evaluate the effectiveness of our internal control over financial reporting. The Audit Committee periodically reviews the suitability of this framework with management. The Audit Committee and management currently believe the COSO 2013 framework is a suitable framework for its evaluation of our internal control over financial reporting. The Audit Committee meets with our internal auditor and independent auditor, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee also meets with our Chief Financial Officer, Internal Audit Director, Vice President of Compliance, Chief Accounting Officer, Chief Risk Officer, General Counsel and Chief Actuarial Officer, as needed, without the rest of management present to discuss any matters of interest to the Audit Committee. The Audit Committee receives the annual Actuarial Report on Loss and Loss Adjustment Expense Reserves from the Chief Actuarial Officer who may present more often on any matters of interest to the Audit Committee.

The full responsibilities of the Audit Committee are set forth in its charter. The charter is reviewed annually by the Audit Committee and our Board and, if deemed necessary following such review, amended. In addition to the foregoing, these responsibilities include sole authority for selecting, overseeing, evaluating, compensating and replacing our independent auditor, responsibility for appointment, evaluation, and termination of the head of internal audit, reviewing with management the adequacy of loss reserves, pre-approving expenditures for services of our independent auditor, sole authority for retaining independent advisors, receipt and disposition of matters relating to allegations of accounting or other improprieties, reviewing matters relating to our Associate Code of Business Conduct and overseeing the Company's system of disclosure controls and procedures. The Audit Committee also consults with our General Counsel with respect to legal matters affecting the Company. Additionally, the Audit Committee receives a quarterly report from members of management on select risk areas. Finally, the Audit Committee generally conducts an annual evaluation, in concert with management and certain finance staff, of the performance of the independent auditor. However, such evaluation did not take place in 2020 due to the new relationship with PwC.

As discussed above, the Audit Committee is responsible to monitor and review our financial reporting process on behalf of our Board of Directors. However, it is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not our associates, and some members are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the audit opinions of our independent auditor included in its report on our financial statements. The Audit Committee's review does not provide the Audit Committee with an independent basis to determine management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and our independent auditor do not assure our financial statements are presented in accordance with US GAAP, the audit of our financial statements has been carried out in accordance with the standards of the PCAOB (United States), or our independent auditor is in fact "independent."

The Audit Committee receives regular reports from our Vice President of Compliance with respect to matters coming within the scope of our Associate Code of Business Conduct. Our chief executive officer and principal financial officers have each agreed to be bound by our Associate Code of Business Conduct and the Sarbanes-Oxley Act mandated Code of Ethics for Senior Financial Officers as a Special Supplement to our Associate Code of Business Conduct. We have also implemented and applied our Associate Code of Business Conduct throughout our Company. We have also implemented procedures for the receipt of complaints concerning our accounting, internal accounting controls or auditing practices, including the confidential, anonymous submission by our associates of concerns regarding questionable accounting or auditing practices. Our Audit Committee Chairperson receives transcripts for any report to the Company's Ethics Hotline.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors (and our Board has approved) the audited financial statements be included in our Annual Report on Form 10-K for the 2020 fiscal year for filing with the SEC.

Audit Committee
Setareh Pouraghabagher, Chairperson
Kym M. Hubbard
David R. Meuse
Dwight E. Smith

Independent Registered Public Accounting Firm
General
PricewaterhouseCoopers, LLP (PwC) served as our independent registered public accounting firm for 2020. It is anticipated that representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. The Audit Committee has selected PwC as our independent registered public accounting firm for 2021. See above "Proposal Four: Ratification of Selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm.

Change of Independent Registered Public Accounting Firm

The Audit Committee conducted a competitive selection process during 2019, as to the appointment of our independent registered public accounting firm for 2020. As a result of this process, on August 27, 2019, the Audit Committee approved the appointment of PwC as our independent registered public accounting firm for 2020, and notified Ernst & Young, LLP ("EY"), our independent registered public accounting firm for 2019, of such appointment. PwC’s engagement as our independent registered public accounting firm began, and EY’s engagement ended as such, on February 27, 2020 (the “Engagement Date”), the date that EY issued its audit reports on our financial statements for the fiscal year ended December 31, 2019, and our internal control over financial reporting as of December 31, 2019.

The audit reports of EY on our financial statements for each of the two most recent fiscal years ended December 31, 2019, and December 31, 2018, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years ended December 31, 2019, and December 31, 2018, and prior to the Engagement Date: (i) there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) that, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement in connection with its reports, and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We provided EY with copies of the Form 8-K filed with the SEC on September 3, 2019, (the “Initial Form 8-K”) and the Form 8-K/A filed with the SEC on February 28, 2020, (the “Amended Form 8-K”) reporting the change in our independent registered public accounting firm for the fiscal year ended December 31, 2020, containing substantially the same disclosures as above and requested that EY provide us with letters addressed to the SEC stating whether or not EY agreed with the disclosures contained in the Initial Form 8-K and the Amended Form 8-K. Copies of EY’s letters dated September 3, 2019, and February 28, 2020, respectively, are filed as Exhibits 16.1 and 16.2 to the Amended Form 8-K.

During the Company’s two most recent fiscal years ended December 31, 2019, and December 31, 2018, and prior to the Engagement Date, neither we nor anyone on our behalf consulted with PwC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, in connection with which either a written report or oral advice was provided by PwC to us that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a “disagreement” as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K. PwC has advised us that neither the firm nor any of its partners has any direct or material indirect financial interest in our Company or any of our subsidiaries.

Audit and Other Services

All services provided by PwC and EY were pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. See below "Audit Committee's Pre-Approval Policies and Procedures." Aggregate fees billed to or incurred by the Company for services performed for the years ending December 31, 2020 by PwC, and for 2019 and 2018 for EY were as follows:

	2020	2019(5)	2018
PwC Fees		$—	$—
Audit fees (1)	$1,550,000
Tax fees (2)(3)	21,800
All other fees	$52,900
Total	$1,624,700	$—	$—

EY Fees
Audit fees (1)	$17,805	$1,719,609	$2,005,691
Tax fees (2)(3)		45,000	43,102
All other fees			22,790
Total	$17,805	$1,764,609	$2,071,583

Total audit fees (4)	$1,642,505	$1,764,609	$2,071,583

(1) Includes services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and other audit services normally provided by PwC and EY in connection with statutory and regulatory filings or engagements.

(2) The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of our registered public accounting firm. The Audit Committee must pre-approve any non-audit services performed by our independent registered public accounting firm to the extent such services are not prohibited by law from being performed by such independent registered public accounting firm. See below "Audit Committee's Pre-Approval Policies and Procedures."

(3) Includes services for tax research and compliance.
(4) All PwC and EY fees are on a State Auto Group basis.
(5) Includes services performed for the 2019 audit year after the 2020 Proxy Statement record date.

Audit Committee's Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by our independent registered public accounting firm are pre-approved. The Audit Committee's policy is to pre-approve all auditing services and our use of the independent public accountants to perform any non-audit or tax services which are not prohibited by Section 10A(g) of the Securities Exchange Act of 1934, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of such Act. No services were provided by PwC in 2020 or EY in 2020 or 2019 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).

COMPENSATION COMMITTEE MATTERS

Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of the following five members of our Board of Directors: Chairperson Robert E. Baker; Michael J. Fiorile; Kym M. Hubbard; Eileen A. Mallesch; and S. Elaine Roberts. None of the members of the Compensation Committee is, or was, an officer or associate of our Company or any of our subsidiaries or of State Auto Mutual. Also, during 2020 none of our executive officers served as a member of a compensation committee or as a director of any entity for which any of our directors served as an executive officer.

Compensation Committee Report
The Compensation Committee of our Board of Directors oversees our compensation programs on behalf of our Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the 2020 fiscal year and in this Proxy Statement.
Compensation Committee
Robert E. Baker, Chairperson
Michael J. Fiorile
Kym M. Hubbard
Eileen A. Mallesch
S. Elaine Roberts

CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Mr. Michael E. LaRocco, our CEO.

We determined that for the year ended December 31, 2020:
• the annual total compensation of our CEO, Michael E. LaRocco, was $4,446,681;
• the annual total compensation of our median employee was $89,975; and
• the ratio of the total compensation of our CEO to the annual total compensation of our median employee was 49 to 1.

We identified our median employee for our 2020 pay ratio using the following methodology. To identify the median of the annual total compensation of all of our 2048 active employees as of December 31, 2020, including any full-time, part-time or seasonal employees but excluding our CEO, we used W-2, Box 5 earnings for 2020 and chose one of the two individuals identified at the median due to an even number of employees in our population. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.

We determined the median employee's annual total compensation in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table. With respect to the annual total compensation of our CEO, we used the amount for 2020 reported in the "Total Compensation" column of the Summary Compensation Table.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation program for our Named Executive Officers ("NEOs"). Our NEOs for 2020 are:

Name	Title
Michael E. LaRocco	Chairman, President and Chief Executive Officer
Steven E. English	Senior Vice President and Chief Financial Officer
Kim B. Garland	Senior Vice President, Personal and Commercial Lines and Managing Director of State Auto Labs
Gregory A. Tacchetti	Senior Vice President, Chief Information and Strategy Officer
Paul M. Stachura	Senior Vice President, Chief CARE Officer

Executive Summary
2020 Compensation Summary
The COVID-19 pandemic was not a consideration when the Compensation Committee set the base salaries and the annual incentive plan goals of our NEOs for 2020, and the Compensation Committee did not modify the base salaries or the annual incentive plan goals of our NEOs during 2020 due to COVID-19-related circumstances.
•Base Salary. The salaries of our NEOs increased on average by 3.8% in March 2020 in recognition of their continued significant efforts (see below in "2020 Executive Compensation Program Elements—Base Salary").
•Short-Term Incentive Compensation. Our NEOs did not earn a payout under the State Auto Financial Corporation One Team Incentive Plan ("OTIP") for 2020. The personal and commercial segments of the State Auto Group in 2020 reported a combined ratio (as defined below in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") of 103.9% and net written premium growth (as defined below in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") of 10.4%.
•Long-Term Incentive Compensation. The payout under the performance units and cash-based performance award units ("PAUs") awarded to our NEOs in 2018 under the State Auto Financial Corporation 2017 Long-Term Incentive Plan ("2017 LTIP") as a percentage of target (where the target percentage equals 100%) was 70% for each of the NEOs as a result of the achievement by the personal and commercial segments of the State Auto Group of a combined ratio (as defined below in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") of 101.5% and net written premium growth (as defined below in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") of 11.1% for the three-year performance period from January 1, 2018, through December 31, 2020. In 2020, we awarded performance units and PAUs to our NEOs under the 2017 LTIP. The performance units and PAUs will vest and be earned, if at all, after the completion of a three-year performance period beginning on January 1, 2020, and ending on December 31, 2022, based on the combined ratio (as defined below in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") and net written premium growth (as defined below in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") of the personal and commercial segments of the State Auto Group during the performance period.
•Retention Equity Awards. In July 2020, the Compensation Committee granted a retention award to Mr. LaRocco consisting of 30,618 time-based deferred stock units under our 2017 LTIP pursuant to his employment agreement. The time-based deferred stock units will vest equally in one-half increments on December 31, 2021 and December 31, 2022.

Impact of State Auto Group on Compensation of NEOs
Our executive compensation program reflects our corporate and management structure and our relationship with State Auto Mutual and its subsidiaries and affiliates. The Company and our subsidiaries operate and manage our businesses together with State Auto Mutual and its subsidiaries and affiliates under various pooling, management and cost sharing agreements under the leadership and direction of the same senior management team. See below "Related Person Transactions—Transactions Involving State Auto Mutual" for a discussion of these agreements.
As a result, our NEOs are also officers of State Auto Mutual and provide services to the Company, our subsidiaries, State Auto Mutual and its subsidiaries and affiliates (e.g., Mr. LaRocco serves as the President and Chief Executive Officer of both the Company and State Auto Mutual). Therefore, when determining the compensation of our NEOs, the Compensation Committee takes into account the services our NEOs perform for the Company and its subsidiaries and the services they perform for State Auto Mutual and its subsidiaries and affiliates. For 2020 and prior years, the Compensation Committee initially targeted the total amount of each element of compensation payable to our NEOs at or close to the median compensation level in our competitive market, which we define as insurance companies similar in size to the State Auto Group, as opposed to insurance companies similar in size to the Company. (See below "How the Amount of Executive Compensation is Determined—Benchmarking of Executive Compensation Program Elements"). In addition, the performance measures applicable to the OTIP performance bonus award, the PAUs and the performance units awarded to our NEOs in 2020 are based on the performance of the personal and commercial segments of the State Auto Group. The charts below set forth the total revenues and total assets of the median company within the NEO Peer Group (as defined below in "How the Amount of Executive Compensation is Determined—Benchmarking of Executive Compensation Program Elements") and the Company and the total net written premiums and total admitted assets of the State Auto Group, in each case for the year ended and at December 31, 2019 (the companies included in the NEO Peer Group used for 2020 compensation decisions were selected based on 2019 financial data).

Because our NEOs perform services for the Company and its subsidiaries and State Auto Mutual and its subsidiaries and affiliates, we generally allocated the compensation expenses in 2020 for such services as follows: 65% to the Company and its subsidiaries and 35% to State Auto Mutual and certain of its other subsidiaries and affiliates. However, the compensation of our NEOs as disclosed in this Proxy Statement includes all compensation expenses for the services performed by our NEOs for the Company, State Auto Mutual and the other members of the State Auto Group. As a result, any analysis conducted regarding the Company and its peers based on the compensation disclosed in this Proxy Statement should consider that such disclosure includes compensation provided to our NEOs for services they performed for State Auto Mutual and the other members of the State Auto Group. The following table allocates the compensation reported for each NEO in the "Total" column of the Summary Compensation Table of this Proxy Statement between the Company as well as State Auto Mutual and certain of its other subsidiaries and affiliates based on the compensation expense allocation in effect on December 31, 2020 (i.e., 65% to the Company and 35% to State Auto Mutual and certain of its other subsidiaries and affiliates):

	2020		2019		2018
	State Auto Financial	State Auto Mutual	State Auto Financial	State Auto Mutual	State Auto Financial	State Auto Mutual
Michael E. LaRocco	$2,890,343	$1,556,338	$3,277,929	$1,765,039	$2,167,177	$2,167,177
Steven E. English	$1,081,540	$582,368	$1,329,704	$715,995	$772,349	$772,349
Kim B. Garland	$793,594	$427,320	$1,064,416	$573,147	$746,121	$746,121
Gregory A. Tacchetti	$735,526	$396,053	$962,298	$518,161	$648,685	$648,685
Paul M. Stachura	$645,126	$347,376	$820,018	$441,548	$634,111	$634,111
Pay for Performance
The Compensation Committee conducted a pay for performance analysis comparing (i) the total realized pay earned by our chief executive officer over the three-year period ended December 31, 2019, to the total realized pay earned by the chief executive officers of each member of the NEO Peer Group over that period, and (ii) the total shareholder return ("TSR") of the Company over the three-year period ended December 31, 2019, to the TSR of the members of the NEO Peer Group over that period.
The total realized pay used in our pay for performance analysis includes:
•base salary earned during the three-year period;
•actual annual cash bonuses earned during the period;
•value of cash incentives earned for multi-year performance plans that began and ended during the period;
•the value (as opposed to grant date value) of time-based and performance-based restricted common share awards vested during the period based on each company’s stock price as of December 31, 2019; and
•the paper value of any gains on any stock options granted during the period based on the each company’s stock price as of December 31, 2019.
Based on input from its previous compensation consultant, Pay Governance LLC, the Compensation Committee believes that total realized pay provides a more accurate basis for comparing the historical alignment of pay and performance than the information reported in the Summary Compensation Table. Unlike the amounts reported in the Summary Compensation Table, total realized pay increases or decreases depending on our annual and long-term results and increases or decreases in our stock price and, as a result, better reflects the Company's performance in comparison to the results of our peers.
A three-year period is used in this analysis to provide a long-term perspective and include multiple complete PAU performance periods and any completed PU performance periods. The NEO Peer Group (which includes insurance companies comparable to the State Auto Group in terms of both size and type of business) is used in this analysis because the Compensation Committee (i) takes into account the services our chief executive officer performs for the Company and the services he performs for State Auto Mutual and the other members of the State Auto Group when determining the amount of his compensation and (ii) uses competitive or median pay levels in our competitive market, which we define as insurance companies similar in size to the State Auto Group (see below "How the Amount of Executive Compensation is Determined—Benchmarking of Executive Compensation Program Elements" of this Proxy Statement for a more detailed description of the NEO Peer Group), as a starting point in making compensation decisions.

As shown in the chart below, (i) the total realized pay earned by our chief executive officer during the three-year period ended December 31, 2019, ranks at the 20th percentile when compared to the NEO Peer Group (the individual members of which are identified as diamonds in the chart below), and (ii) the TSR of the Company over the three-year period ended December 31, 2019, ranks at the 40th percentile when compared to the NEO Peer Group. Relative pay and performance were reasonably well aligned for the period examined with relative results for shareholders slightly better than relative pay levels.

Total Realized Compensation vs. TSR
3 Years (2017-2019) - State Auto vs. Peers
100%
75%
50%
25%
0%
State Auto Realized Pay Percentile Rank vs. Peers
STFC
0%
25%
50%
75%
100%
State Auto TSR Percentile Rank vs. Peers

Note: Excludes Aspen Insurance Holdings and The Navigators Group which were acquired prior to the end of 2019

Based on the percentile rankings of the Company yielded by our pay for performance analysis, both the Compensation Committee and its compensation consultant concluded the compensation we paid to our chief executive officer for the three-year period ended December 31, 2019, was reasonably well aligned with our performance for the period.
2020 "Say-on-Pay" Vote
We held our annual shareholder advisory vote regarding the compensation of our NEOs, commonly referred to as a "say-on-pay" vote, at our 2020 Annual Meeting of Shareholders. Our shareholders overwhelmingly approved the compensation of our NEOs, with more than 99% of the votes cast in favor of our 2020 "say-on-pay" resolution. Based on the strong support our shareholders expressed at our 2020 Annual Meeting of Shareholders, the Compensation Committee did not make any changes to our executive compensation program as a result of the 2020 "say-on-pay" vote.
Compensation Policies and Practices
We endeavor to maintain governance policies and practices that are consistent with what we believe represent current best practices, including with respect to the oversight of our executive compensation program. Our compensation policies and practices include the following:
•No Tax Gross-Up Payments in Change of Control Agreements.
•Stock Ownership Holding Periods.

•Anti-Hedging and Anti-Pledging Policies.
•Independent Compensation Consultant.
•"Clawback" Obligations and "Clawback" Policy.
•Limited Committee Discretion to Increase Awards.
•No Repricing of Underwater Stock Options Without Shareholder Approval.

Executive Compensation Philosophy
The Compensation Committee and management believe the insurance industry is radically transforming and becoming increasingly competitive due to evolving industry and marketplace conditions, the introduction of new "non-traditional insurance" entities into the marketplace and changes in consumer expectations regarding product and delivery. The Compensation Committee determined that the evolution of the industry requires an executive compensation philosophy and objectives that focus on effectively recruiting, incentivizing, rewarding and retaining elite contributors. Our executive compensation program seeks to promote the following philosophy and objectives:
•Incentivize our Executives to Deliver Exceptional Results. The Compensation Committee sets each executive officer's maximum long-term incentive compensation opportunity at a level that exceeds the opportunities historically offered by traditional P&C insurers, provided that a payout at the maximum level occurs only when our management team delivers exceptional results.
•Reward Profitable Growth. As a result of the radical transformation of, and the increased competition in, the insurance industry, the Compensation Committee believes the Company needs to attract and retain executive talent from both within and outside the insurance industry. In addition, the Compensation Committee structures the short-term and long-term incentive compensation awards to focus management on achieving profitable growth. The Compensation Committee believes profitable growth is the most critical result for delivering long-term financial success and shareholder value creation. The Compensation Committee believes that payouts based on achieved performance against profitable growth performance goals will: (i) enhance the alignment between pay and performance; (ii) solidify our One Team structure; (iii) allow us to remain competitive with other industries for top talent; (iv) increase accountability among our management team; (v) improve our ability to adapt to the evolving and increasingly competitive insurance industry; and (vi) align executive compensation with the value delivered to shareholders.
•Increase Executive Ownership of Common Shares. Our executive compensation program places a focus on common share ownership within our management team, which we believe enhances the alignment between the long-term interests of our executive officers and our shareholders. We intend to achieve increased executive ownership of our common shares through stock-settled performance units, restricted common shares, and deferred stock units.
Each element of our executive compensation program serves a unique role in establishing an appropriate balance between the rewards for short-term and long-term performance we believe will support our efforts to improve our performance and increase the price of our common shares over the long term. (See below "2020 Executive Compensation Program Elements").

How the Amount of Executive Compensation is Determined
Role of the Compensation Committee, Senior Management, Compensation Consultants and Other Advisors
In carrying out its responsibilities, the Compensation Committee requests and receives regular input and recommendations from the Board, management, the Board of Directors and Compensation Committee of State Auto Mutual, its executive compensation consultant and other advisors. The Compensation Committee also regularly engages in discussions and continuing education to better understand compensation trends, regulatory developments relating to compensation issues and the Company's compensation issues and objectives. Management informs and assists the Compensation Committee in establishing and monitoring performance goals, and in refining our executive compensation program.
As a result of the sharing of services and compensation expenses among the Company and the other members of the State Auto Group (see above "Executive Summary—Impact of State Auto Group on Compensation of NEOs"), the Board of Directors and Compensation Committee of State Auto Mutual are involved in the performance evaluation process of our chief executive officer. In addition, the members of State Auto Mutual's Compensation Committee attend the meetings of the STFC

Compensation Committee. (See above "Corporate Governance and Board of Directors—Committees of the Board of Directors").
In making compensation decisions related to both the form and the amount of compensation, the Compensation Committee has reviewed competitive information obtained from its compensation consultant. In 2020, the Compensation Committee engaged and utilized the services of both Pay Governance LLC, the Compensation Committee's former compensation consultant, and Meridian Compensation Partners, LLC, the Compensation Committee's current compensation consultant. During 2020, the compensation consultants attended and participated in Compensation Committee meetings and advised the Compensation Committee regarding: (i) the effectiveness, competitiveness and design of our overall executive compensation program, its policies and practices and specific compensation packages for our NEOs and other executives; (ii) the competitiveness of compensation to our Outside Directors in comparison to their peers at similar public companies; (iii) the composition of the NEO Peer Group; (iv) the content and form of this Compensation Discussion and Analysis; (v) the alignment between the compensation of our NEOs and our performance; and (vi) special requests of the Compensation Committee with respect to issues relating to the Company's executive compensation program. During 2020, the Company did not engage either Pay Governance LLC or its affiliates or Meridian Compensation Partners, LLC or its affiliates for any services beyond its support of the Compensation Committee.
In 2020, the Compensation Committee requested and received completed questionnaires from Meridian Compensation Partners, LLC and the Compensation Committee's outside legal counsel relating to their respective independence. Based on the completed questionnaires and other factors, the Compensation Committee confirmed the independence of Meridian Compensation Partners, LLC and the Compensation Committee’s outside legal counsel and determined its engagement of Meridian Compensation Partners, LLC and the Compensation Committee's outside legal counsel did not raise any conflict of interest.
Benchmarking of Executive Compensation Program Elements
In 2020, the Compensation Committee considered data from the following sources to determine what constitutes competitive compensation for our NEOs:
•proxy statements filed by other publicly-held insurance companies comparable to the State Auto Group in terms of both size and type of business (the "NEO Peer Group"); and
•pay surveys of the insurance and financial services industry relating to public, private and mutually-owned insurance companies and public and private financial services companies (the "Survey Data").
In addition to NEO Peer Group proxy statements and Survey Data, the Committee examines proxy statements filed by, and pay surveys of, other companies (including larger P&C companies, financial technology companies and technology companies) to determine whether modifications should be made to the Company's executive compensation program as the Company continues to grow and successfully implement its strategic plan.
NEO Peer Group
We selected publicly-traded companies to form our 2020 NEO Peer Group based on the following criteria:

•Industry: companies that significantly overlap our business segments, including personal and commercial automobile, homeowners, workers' compensation and commercial property and casualty insurance; and

•Size: companies one-half to two times the size of the State Auto Group.

We selected public companies for our 2020 NEO Peer Group because, unlike mutual companies, public companies are required to publicly disclose their NEO's compensation and the design of their executive compensation programs. This public disclosure allows us to compare the competitiveness of the compensation of our NEOs with the compensation of the named executive officers of our public company competitors. Companies similar in size to the State Auto Group are selected because our NEOs are also officers of State Auto Mutual and provide services to our Company, State Auto Mutual and the other members of the State Auto Group. The members of the NEO Peer Group change periodically because of mergers, acquisitions, start-ups, spin offs and similar transactions.

Based on the above described selection criteria, the Compensation Committee approved the following 17-company NEO Peer Group for 2020:

Argo Group International Holdings, Ltd.	Aspen Insurance Holdings Limited	Axis Capital Holdings Ltd
Cincinnati Financial Corporation	Erie Indemnity Company	Horace Mann Educators Corporation
Kemper Corporation	Mercury General Corporation	National General Holdings Corp.
RenaissanceRe Holdings	RLI Corp.	Safety Insurance Group, Inc.
Selective Insurance Group Inc.	Sirius International Ins.	The Hanover Insurance Group
The Navigators Group, Inc.	United Fire Group, Inc.
Survey Data
The Survey Data complements the NEO Peer Group information by providing broader comparisons, which allows the Compensation Committee to more comprehensively assess the compensation we pay to our executive officers relative to the compensation paid in the insurance and financial services industry to similar positions. For the Company's officers who are not NEOs, Survey Data represents the primary source for pay information.
Use of Compensation Data
The Compensation Committee compares the target total compensation and each element of compensation awarded to our NEOs to median pay levels in the competitive market based on compensation data derived from the NEO Peer Group. In addition, the Compensation Committee considers a number of other factors in evaluating and developing NEO compensation, including the full range of competitive pay opportunities and levels in the market as derived from the NEO Peer Group and Survey Data, and the NEO's skills, experience, performance and strategic importance to the State Auto Group. The Compensation Committee may position targets for the total amount and each element of compensation payable to each of our NEOs at different levels in the competitive market based on its evaluation of these factors. Certain compensation elements for Mr. LaRocco, such as base salary, retirement benefits, associate benefits and executive perquisites, are subject to the terms of his employment agreement. (See below "Agreements with Named Executive Officers—LaRocco Employment Agreement").

Use of Tally Sheets
The Compensation Committee uses tally sheets in its annual review of NEO compensation to review total compensation and each element of compensation provided to our NEOs. The tally sheets used by the Compensation Committee in its review of NEO compensation for 2020 listed: (i) each individual element of compensation along with the amount earned in each category for 2017, 2018 and 2019 and (ii) the target and maximum amounts of incentive compensation payable for 2019. The tally sheets provide a useful perspective on the total value of NEO compensation and show how total compensation changes from year to year.

2020 Executive Compensation Program Elements
The Company applies the following principles in designing our executive compensation program:
•The Company does not have a prescribed mix between cash and non-cash compensation and short-term and long-term compensation, except for how it allocates long-term compensation between the elements of long-term compensation;
•Neither the Compensation Committee nor the chief executive officer considers the other elements of compensation available to NEOs, such as salary increases, annual bonuses and equity ownership, when setting any one element; and
•Awards made in prior years or in other parts of our compensation program have not influenced the opportunities or payments made available in the current year.
Some of our NEOs' compensation is governed by the terms of specific agreements between the NEO and the Company. (See below "Agreements with Named Executive Officers").

The Compensation Committee believes that the mix of compensation elements awarded to our NEOs supports our compensation objectives and provides appropriate and competitive reward opportunities. Each of these elements is discussed in detail below.
Base Salary
Base salary is designed to provide the NEOs with a level of fixed pay that is commensurate with the NEO's role, responsibilities, skills and experience. The Compensation Committee believes that delivering competitive base salaries better positions the Company to retain, attract and motivate top caliber executives in an increasingly challenging marketplace for talent.
The Compensation Committee evaluates each NEO's base salary on an annual basis. In adjusting the base salaries of our NEOs for 2020, the Compensation Committee considered the following factors: (i) each NEO’s skills, experience, performance and strategic importance to the State Auto Group; (ii) increases in the median base salaries for individuals in similar roles at members of our 2020 NEO Peer Group; and (iii) the Company’s overall merit increase budget and policies. For 2020, the Compensation Committee set each NEO's 2020 base salary as shown in the table below.

	2019 Base Salary ($)	2020 Base Salary ($)	Increase (%)
Michael E. LaRocco	1,090,024	1,125,123	3.2
Steven E. English	533,521	552,194	3.5
Kim B. Garland	515,469	543,820	5.5
Gregory A. Tacchetti	494,400	511,704	3.5
Paul M. Stachura	458,700	474,755	3.5
Short-Term Incentive Compensation
The Compensation Committee established the OTIP, our annual cash incentive plan, to incentivize our NEOs to achieve annual performance goals established by the Compensation Committee. The OTIP supports our pay-for-performance philosophy by providing incentive compensation to our NEOs solely upon the achievement of pre-established annual performance goals. If we do not achieve the minimum performance goals established by the Compensation Committee, our NEOs do not earn any payout under the OTIP. In addition, the Compensation Committee believes that the OTIP enhances our ability to retain and attract top executive talent.

For 2020, the OTIP awarded our NEOs an opportunity to earn cash incentive payments based on our achievement of pre-established performance goals during 2020. Payouts could range from 0% to 300% of the NEO’s target incentive opportunity based on the extent to which we achieved the performance goals. The Compensation Committee believes the significant upside in the potential payouts under the OTIP effectively incentivizes our NEOs to achieve exceptional results.

2020 OTIP Target Incentive Opportunity
The Compensation Committee primarily used competitive market data derived from our 2020 NEO Peer Group to set each NEO's target incentive opportunity for 2020, The Compensation Committee also considered other factors in setting each NEO's target incentive opportunity, including the NEO's prior performance, experience, expertise and ability to drive corporate performance.  The following table shows the target and maximum payouts under the OTIP for 2020 expressed as a percentage of the NEO's annual base salary and as a dollar amount.

	Target		Maximum
	% of Salary	Dollar Amount	% of Salary	Dollar Amount
Michael E. LaRocco	120%	$1,350,148	360%	$4,050,443
Steven E. English	85%	$469,365	255%	$1,408,095
Kim B. Garland	85%	$462,247	255%	$1,386,741
Gregory A. Tacchetti	85%	$434,948	255%	$1,304,845
Paul M. Stachura	75%	$356,066	225%	$1,068,198

2020 Performance Measures and Goals
The Compensation Committee selected the combined ratio and net written premium growth of the personal and commercial segments of the State Auto Group as the performance measures for the OTIP for 2020. The Compensation Committee selected these performance measures because it believes they represent the most critical results for delivering long-term success and shareholder value and to align the performance measures applicable to the awards under the OTIP with the performance measures applicable to the awards under the 2017 LTIP.
•"Combined ratio" is a measure of the State Auto Group's statutory underwriting profitability (excluding the profitability of the State Auto Group's specialty insurance segment) and is equal to the sum of (i) the State Auto Group's loss and loss adjustment expense ratio (i.e., losses and loss expenses as a percentage of net earned premium) excluding the State Auto Group’s specialty insurance segment’s loss and loss adjustment expense ratio and (ii) the State Auto Group's expense ratio (i.e., underwriting expenses and miscellaneous expenses offset by miscellaneous income as a percentage of net written premium) excluding the State Auto Group’s specialty insurance segment's expense ratio, in each case based upon statutory accounting principles. Combined ratio includes positive or negative reserve development from prior years (excluding reserve development of the State Auto Group's specialty insurance segment). Combined ratio is expressed as a percentage, and a combined ratio of less than 100% indicates underwriting profitability.
•"Net written premium growth" is a measure of the growth in the State Auto Group's total direct written premium volume from existing sources and merger and acquisitions, excluding the total direct written premium volume of the State Auto Group's specialty insurance segment.
Payouts under the OTIP were determined in the following manner:

•No payout if we achieve a combined ratio of equal to or greater than 103% or if the total company written premium decreases more than 5% from the prior year.

•The target performance goals applicable to the combined ratio and net written premium growth performance measures for the 2020 OTIP performance bonus awards were 96% and 3%, respectively.

•Maximum payout would be earned under either of the following two scenarios:

◦If we achieve the threshold combined ratio required to earn a maximum bonus (i.e., 96%), and we achieved net written premium growth of no less than 19% to earn the maximum bonus.

◦If we achieved the threshold net written premium growth required to earn a maximum bonus (i.e., 12%) and we also achieved a combined ratio of no more than 90%.

Target performance represents the Compensation Committee's anticipated median levels of performance in our industry during 2020. Given our recent performance, the target performance goals include an element of "stretch" performance. The performance goals that would result in a maximum bonus, if achieved, represent an exceptional level of performance the Compensation Committee believes is possible but extremely difficult to attain. The performance goals would result in a minimum bonus if we achieved the lowest levels of performance the Compensation Committee believes would merit any form of financial reward. The Compensation Committee recognizes target performance may not be attained and believes providing payouts for attaining minimum levels of profitability mitigates the incentive for NEOs and others to take excessive risks to achieve the target performance levels.
The Compensation Committee has the authority to reduce, but not increase, the amounts payable to the NEOs pursuant to OTIP performance bonus awards.
2020 Payouts under the OTIP
In 2020, the personal and commercial segments of the State Auto Group achieved a combined ratio of 103.9% and net written premium growth of 10.4%. As a result of such performance, our NEOs did not earn a payout under the OTIP for 2020.
Long-Term Incentive Compensation
Overview of 2020 Long-Term Incentive Compensation Awards
Our long-term incentive compensation program is intended to incentivize our executive officers to achieve key financial metrics, enhance shareholder value and align the interests of our executive officers and our stockholders. In 2020, the

Compensation Committee awarded performance units and PAUs to our NEOs under the 2017 LTIP. Earned performance units are settled in Company stock and earned PAUs are settled in cash. The performance units and PAUs each represent 50% of the total target long-term incentive compensation opportunity set by the Compensation Committee for the NEOs. The Compensation Committee established this allocation to effectively manage share usage and limit dilution of our shareholders, including our largest shareholder State Auto Mutual. The Compensation Committee has the authority to settle performance units in cash at its discretion.

The Compensation Committee structured the PAUs and performance units granted to our NEOs in 2020 to: (i) effectively incentivize our NEOs by providing significant upside potential to our NEOs if they deliver sustained exceptional results; (ii) focus our NEOs on achieving profitable growth, which the Compensation Committee believes to represent the most critical result for delivering long-term success and shareholder value; (iii) be consistent with the structure of the OTIP performance bonus awards, which the Compensation Committee believes will solidify our One Team structure; and (iv) align pay and performance. PAUs also serve the purpose of limiting shareholder dilution as they are paid in cash.

2020 Target Long-Term Incentive Opportunity

The chart below shows each NEO’s target long-term incentive compensation opportunity and the related number of target performance units and PAUs.

	2020 Target Long-Term Incentive Compensation Value ($)	2020 Target Performance Units (#)[1]	2020 Target PAUs (#)
Michael E. LaRocco	2,025,221	41,500	1,012,611
Steven E. English	496,975	10,183	248,487
Kim B. Garland	489,438	10,029	244,719
Gregory A. Tacchetti	460,534	9,437	230,267
Paul M. Stachura	356,066	7,296	178,033

[1] The number of Performance Units granted is calculated by taking approximately 50% of the Total LTIP value and dividing it by the closing stock price on date of grant .
In setting each NEO’s target long-term incentive compensation opportunity, the Compensation Committee considered a number of factors, including competitive market data, corporate and individual performance.

2020 Performance Award Units
In 2020, the Compensation Committee awarded each NEO a target number of PAUs, which are paid in cash to the extent earned at the end of the three-year performance period beginning on January 1, 2020, and ending on December 31, 2022.
The number of PAUs that will vest and be earned at the end of the performance period is determined based on our achievement of performance goals pre-established by the Compensation Committee for the net written premium growth and combined ratio of the personal and commercial segments of the State Auto Group during the performance period. The Compensation Committee selected these performance measures as representative of the most critical results for delivering long-term success and shareholder value and to align the performance measures applicable to the 2020 PAU awards with the performance measures applicable to the 2020 OTIP performance bonus awards and the 2020 performance unit awards.

The payout structure established by the Compensation Committee for the 2020 PAU awards provides that the actual number of PAUs that will vest and be earned will range from 0% to 500% of the target number of PAUs awarded based on the extent to which we achieve the performance goals for the performance measures as set forth in a performance matrix established by the Compensation Committee. Each vested and earned PAU will be settled in cash for $1.00. The same performance goals apply to each NEO.

Target performance represents the Compensation Committee's anticipated median levels of performance in our industry during the performance period. Given our recent performance, the target performance goals include an element of "stretch" performance. The performance goals that would result in the vesting of the maximum number of PAUs, if achieved, represent an exceptional level of performance the Compensation Committee believes is possible but may be extremely difficult to attain. The performance goals that would result in the vesting of the minimum number of PAUs if achieved represent the lowest levels of performance the Compensation Committee believes would merit any form of financial reward. The Compensation

Committee recognizes target performance may not be attained and believes providing payouts for attaining minimum levels of profitability mitigates the incentive for NEOs and others to take excessive risks to achieve the target performance levels.

An NEO must remain employed by us through the end of the performance period for the PAUs to vest, except in the case of termination due to death, disability, retirement or a reduction in force. In the event of the NEO's termination due to death or disability before the end of the performance period, the NEO's PAUs will vest at target and be prorated. If the NEO retires or is terminated through a reduction in force before the end of the performance period, the NEO’s PAUs will vest based on actual performance through the end of the performance period and be prorated. The prorated amount will be based on the number of days the NEO remained employed during the performance period. Any PAUs that do not vest due to performance below the threshold performance levels or termination of employment for any other reason will be forfeited.

The chart below shows the target number of PAUs granted to our NEOs and the target and maximum values of the PAUs based on achievement of the target and maximum performance levels, respectively:

	2020 Target Units (#)	Target Award Value ($)	Maximum Award Value ($)
Michael E. LaRocco	1,012,611	1,012,611	5,063,054
Steven E. English	248,487	248,487	1,242,437
Kim B. Garland	244,719	244,719	1,223,595
Gregory A. Tacchetti	230,267	230,267	1,151,334
Paul M. Stachura	178,033	178,033	890,165
2020 Performance Unit Awards
In 2020, the Compensation Committee awarded each NEO a target number of performance units, which are settled in shares of our common stock at the end of the three-year performance period beginning on January 1, 2020, and ending on December 31, 2022. The number of performance units that vest at the end of the performance period is determined based on our achievement of performance goals pre-established by the Compensation Committee for the net written premium growth and combined ratio of the personal and commercial segments of the State Auto Group during the performance period. The Compensation Committee selected these performance measures because it believes they represent the most critical results for delivering long-term success and shareholder value and to align the performance measures applicable to the 2020 performance unit awards with the performance measures applicable to the 2020 OTIP performance bonus awards and the 2020 PAU awards.

The payout structure established by the Compensation Committee for the 2020 performance unit awards provides that the actual number of performance units that will vest and be earned will range from 0% to 500% of the target number of performance units awarded based on the extent to which we achieve the performance goals for the performance measures as set forth in a performance matrix established by the Compensation Committee. The same performance goals apply to each NEO.

Target performance represents the Compensation Committee's anticipated median levels of performance in our industry during the performance period. Given our recent performance, the target performance goals include an element of "stretch" performance. The performance goals that would result in the vesting of the maximum number of performance units, if achieved, represent an exceptional level of performance the Compensation Committee believes is possible but may be extremely difficult to attain. The performance goals that would result in the vesting of the minimum number of performance units, if achieved, represent the lowest levels of performance the Compensation Committee believes would merit any form of financial reward. The Compensation Committee recognizes target performance may not be attained and believes providing payouts for attaining minimum levels of profitability mitigates the incentive for NEOs and others to take excessive risks to achieve the target performance levels.

The Company intends to settle vested performance units in whole common shares, but has the authority to settle performance units in cash at its discretion. The performance units have no dividend or voting rights.

An NEO must remain employed by us through the end of the performance period for the performance units to vest, except in the case of termination due to death, disability, retirement or through a reduction in force. In the event of the NEO's termination due to death or disability before the end of the performance period, the NEO's performance units will vest at target. If the NEO retires before the end of the performance period, the performance units will vest based on actual performance through the end of the performance period. In the event of the NEO's termination through a reduction in force before the end of the performance period, a prorated portion of the performance units that would have vested (based on actual performance as of the end of the performance period) will vest. The prorated amount will be based on the number of days the NEO remained employed during the performance period. Any performance units that do not vest due to performance below the threshold performance levels or termination of employment for any other reason will be forfeited.

The chart below shows the target number of 2020 performance units granted to our NEOs:

2020 Target Units (#)
Michael E. LaRocco	41,500
Steven E. English	10,183
Kim B. Garland	10,029
Gregory A. Tacchetti	9,437
Paul M. Stachura	7,296
2020 Deferred Stock Unit Awards
In July 2020, the Compensation Committee granted a retention award to Mr. LaRocco consisting of 30,618 time-based deferred stock units under our 2017 LTIP pursuant to his employment agreement. The time-based deferred stock units will vest equally in one-half increments on December 31, 2021, and December 31, 2022. All unvested time-based deferred stock units will vest immediately upon Mr. LaRocco's death or disability. If Mr. LaRocco's employment terminates before the end of the vesting period for any reason other than his death or disability, all of the time-based deferred stock units will be forfeited as of the date of termination.

Retirement and Deferred Compensation
Retirement Plans
We maintain a defined benefit pension plan, referred to as our "Retirement Plan," to recognize the career contributions and service of our associates, assist in the retention of our associates and provide our associates with income continuity into retirement. We also maintain a non-qualified Supplemental Executive Retirement Plan, referred to as our "SERP," to offset the impact of limitations imposed by tax laws on the amount of income or wages that can be considered in calculating benefits under traditional defined benefit pension plans, such as our Retirement Plan. Mr. English is the only current NEO who is eligible to participate in the Retirement Plan and SERP. The SERP enables highly compensated officers to achieve the same percentage of salary replacement as other associates upon retirement. An NEO is automatically enrolled in the SERP when his or her annual base salary exceeds the limit that can be considered in calculating benefits under the Retirement Plan. Under the Retirement Plan, an associate's period of service has a significant impact on the amount of retirement benefits they would be eligible to receive. Under the SERP, the amount of retirement benefits an associate would be eligible to receive is determined solely by the associate's actual period of service.
Defined Contribution Plan/401(k) Plan
We maintain a defined contribution plan intended to be a qualified plan under Sections 401(a) and 401(k) of the Code, which we refer to as our "RSP." The RSP is intended to help ensure the long-term financial stability of our associates. Participation in the RSP is available on the same terms to all of our associates, including our NEOs. Each participant can elect to contribute from 1% to 50% of his or her base salary to the RSP, subject to the limits imposed by the Internal Revenue Service. The Company may make a discretionary matching contribution of 100% of each participant's RSP contributions for the first 1% of base salary, plus 50% of each participant's RSP contribution between 2% and 6% of base salary, subject to limits imposed by the Internal Revenue Service. See "Deferred Compensation Plans—Defined Contribution Plan/401(k) Plan" for more information regarding the RSP.
Non-Qualified Deferred Compensation Plan/Supplemental 401(k) Plan
We maintain a non-qualified, unfunded deferred compensation plan for eligible key associates, which we refer to as our "Shadow Plan." Non-qualified plans provide highly compensated associates with the same retirement savings opportunities, on a relative basis, as other associates. Participants in non-qualified plans become unsecured creditors and incur the credit risk associated with that status. Associates eligible to participate in the Shadow Plan include those who are precluded by regulatory limitations from contributing a full 6% of salary to the RSP or who may choose to defer a portion of their salary beyond the amount matched by the RSP. Each associate who is eligible to participate in the Shadow Plan is credited annually with his or her allocable share of Company matching contributions on the same basis contributions are matched under the RSP, provided no more than 6% of any associate's base salary is subject to being matched in the aggregate under the RSP and the Shadow Plan. See below "Deferred Compensation Plans—Non-Qualified Deferred Compensation Plan/Supplemental 401(k) Plan" for more information regarding the Shadow Plan.

Executive Perquisites and Other Compensation
We provide our executive officers certain minimal perquisites not tied to individual or Company performance. We believe these benefits are below the typical practices of companies of comparable size, are highly valued by recipients, have limited cost and are part of a competitive reward program that helps us attract and retain the best executives. Certain NEOs are also entitled under the terms of their hiring arrangements to the reimbursement of certain travel expenses, and for the gross-up of related taxes.

Contractual Arrangements with Named Executive Officers
Employment Agreements
The Company's only current employment agreement is with Mr. LaRocco, its Chairman, President and Chief Executive Officer. The Company believes having an employment agreement in place with Mr. LaRocco ensures leadership stability and focus and assists in retention. The Company also believes continuity has a cumulative effect on the achievement of our long-term strategic and operational objectives and, therefore, also furthers the objectives of our executive compensation program.
The terms of Mr. LaRocco's employment agreement were the result of arm's length negotiations between the Compensation Committee and Mr. LaRocco. As is the case with most executive employment agreements, our employment agreement with Mr. LaRocco addresses separation and severance benefits in connection with the termination of his employment with us, either prior to or at the end of the employment term. We believe that these provisions benefit both the Company and the executive because they provide a clear understanding of the rights and obligations of the parties upon events resulting in the termination of the employment relationship. The terms of the employment agreement with Mr. LaRocco, including the severance and separation benefits provided to Mr. LaRocco upon the occurrence of certain termination events, are described in detail below under "Agreements with Named Executive Officers—LaRocco Employment Agreement."
Change of Control Agreements
Change of control agreements are part of our corporate strategy to retain our well-qualified senior executive officers, notwithstanding a potential or actual change of control of our Company. Change of control agreements also serve our shareholders' interests by ensuring senior executives will view any potential transaction objectively since an adverse change in their employment situation will not have adverse personal financial consequences. The terms of the change of control agreements with our NEOs are described in detail below under "Agreements with Named Executive Officers." The severance and separation benefits provided to the NEOs under their respective executive agreements are described below under "Potential Payments Upon Termination or Change of Control."

Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally prohibits a public company from deducting compensation paid to certain covered employees (including our NEOs) in excess of $1 million in any taxable year. Prior to the passage of The Tax Cuts and Jobs Act (the “Tax Act”) in December 2017, compensation that qualified as performance-based compensation under Section 162(m) could be excluded from this $1 million limit. To ensure the maximum tax deduction allowable, the Company historically attempted to structure the performance-based awards under the OTIP and the 2017 LTIP to qualify as performance-based compensation under Section 162(m). The Tax Act substantially modified Section 162(m) and, among other things, repealed the performance-based compensation exemption for taxable years beginning after December 31, 2017. Although the Compensation Committee remains committed to paying performance-based compensation, compensation awarded to our NEOs in 2020 (and future years) in excess of $1 million generally will not be deductible (regardless of whether all or a portion of such excess is performance-based compensation).

Stock Ownership Guidelines
We have adopted stock ownership guidelines ("Ownership Guidelines") for our Section 16 officers, including our NEOs. These Ownership Guidelines reinforce one of the objectives of our executive compensation program and primary reasons for awarding equity compensation—to build appropriate levels of common share ownership among our executive team. Each person subject to the Ownership Guidelines is advised to acquire and maintain ownership of a designated number of common shares based on the person's position with us (the "Ownership Target Amounts"). Our Stock Ownership Guidelines also encourage our Section 16 officers to hold the net amount of common shares they obtain through the exercise of stock options or the vesting of restricted common shares or other applicable equity-based awards until the date on which the officer satisfies the Ownership Target Amounts.
Equity grants vary based on an individual's level in the Company, our competitive market data, the scope of the NEO's responsibility and the number of common shares available for issuance under our equity compensation plans. As a result, it makes sense to also vary the level of ownership we require of these individuals based on their level in the Company and the number of equity grants they receive. The following Ownership Target Amount categories will remain in place until changed by the Compensation Committee:

Position	Ownership Target Amount
Chairman/Chief Executive Officer	100,000 common shares
Senior Vice President	15,000 common shares
Vice President	7,000 common shares
Executives are in compliance with the Ownership Guidelines if they meet the Ownership Target Amounts within five years of assuming the designated category of management or if they invest a minimum of 6% of their annual base salary, up to Employee Stock Purchase Plan limits, through a payroll deduction plan. All common shares directly owned by officers count toward meeting their respective Ownership Target Amounts, including unvested time-based restricted common shares and time-based deferred stock units. In addition, for purposes of the Ownership Target Amounts we count as owned by officers one-third of their vested "in-the-money" stock options.
The following table shows the Ownership Target Amounts for the NEOs and the number of common shares currently owned by the NEOs as of March 17, 2021.

	Ownership Target Amount for Common Shares	Eligible Options Owned by NEO(1)	Time-Based Unvested Restricted Stock Owned by NEO(2)	Common Shares Owned Directly by NEO(3)	Total Common Share Ownership Toward Target
Michael E. LaRocco	100,000	—	30,618	159,421	190,039
Steven E. English	15,000	17,685	2,500	42,658	62,843
Kim B. Garland	15,000	—	2,500	186,188	188,688
Gregory A. Tacchetti	15,000	—	2,500	19,766	22,266
Paul M. Stachura	15,000	—	2,500	31,949	34,449

(1) One-third of vested "in the money" stock options count toward the ownership level requirement. Vested options with an exercise price that is higher than the fair market value of the Company's common shares (i.e., underwater stock options) do not count towards the Ownership Guidelines. The stock options included in this table are one-third of those exercisable within 60 days of March 17, 2021, and "in the money" based on a price of $18.67, which represents the average closing price for the Company's common shares during the 30-day period ending on March 17, 2021.

(2) Excludes performance based unvested restricted stock of 2,500 shares for Mr. English, Mr. Garland, Mr. Tacchetti and Mr. Stachura.
(3) Includes dividend equivalents reinvested in our common shares of: Mr. LaRocco—753; Mr. English—379; Mr. Garland—272; Mr. Tacchetti—173; and Mr. Stachura—284.

Clawback Policy
Our clawback policy provides that if the Company is required to prepare an accounting restatement or amend previously filed financial statements to correct errors to those financial statements due to the Section 16 officer's error, the Company will seek to recover from any current and future Section 16 officer of the Company the portion of pre-tax incentive compensation granted and paid to the officer on or after March 1, 2016, in excess of what should have been paid to the officer if the payment was determined based on the restated or amended financial statements.

Anti-Hedging and Anti-Pledging Policy
Our anti-hedging policy prohibits all Company associates, including our NEOs, and members of the Board from engaging in transactions that hedge or offset (or are intended to hedge or offset) any decrease in the market value of the Company's equity securities granted as compensation to an associate or director or held directly or indirectly by an associate or director, including short sales and other transactions that shift the economic consequences of ownership of Company securities to a third party (e.g., the purchase or sale of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds). Our executive officers and members of the Board are also subject to a policy that prohibits them from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Summary Compensation Table for 2020

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other (4)	Total
Michael E. LaRocco	2020	$1,158,948	$2,525,342	$655,200	$—	$107,191	$4,446,681
Chairman, President and Chief Executive Officer	2019	$1,076,556	$2,354,422	$1,541,370	$—	$70,619	$5,042,968
	2018	$1,037,789	$3,209,197	$2,524,925	$—	$72,948	$6,844,859
Steven E. English	2020	$568,406	$497,380	$144,684	$437,587	$15,851	$1,663,908
Senior Vice President and Chief Financial Officer	2019	$529,000	$576,161	$486,983	$432,218	$21,337	$2,045,699
	2018	$510,103	$1,058,636	$785,543	$40,474	$16,182	$2,410,938
Kim B. Garland	2020	$557,104	$489,565	$130,106	$—	$44,138	$1,220,913
Senior Vice President, Personal & Commercial Lines and Managing Director of State Auto Labs	2019	$510,132	$556,686	$460,116	$—	$110,629	$1,637,563
	2018	$488,090	$1,012,405	$739,515	$—	$73,681	$2,313,691
Gregory A. Tacchetti	2020	$526,727	$460,676	$102,375	$—	$41,801	$1,131,579
Senior Vice President, Chief Information and Strategy Officer	2019	$490,524	$533,898	$415,552	$—	$40,485	$1,480,459
	2018	$465,967	$911,178	$563,464	$—	$37,491	$1,978,100
Paul M. Stachura	2020	$488,693	$356,195	$100,100	$—	$47,514	$992,502
Senior Vice President, Chief CARE Officer	2019	$453,666	$412,767	$355,298	$—	$39,834	$1,261,566
	2018	$439,182	$903,519	$561,371	$—	$40,045	$1,944,117
(1) For 2020, this dollar amount represents the aggregate grant date fair value of (a) Common Shares awarded to the NEOs on certain service anniversary milestones and (b) the performance units awarded to the NEOs and the deferred stock units awarded to Mr. LaRocco under our 2017 LTIP during 2020, in each case calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"). These amounts do not represent the actual amounts that will be realized by the NEOs with respect to such awards. The milestone awards are made to all employees of the Company on the same basis and in the same amounts. The actual number of performance units awarded in 2020 that will vest and be earned (if any) by each NEO will be based on the net written premium growth (as defined above in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") and combined ratio (as defined above in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") of the personal and commercial segments of the State Auto Group during the applicable performance period (which began on January 1, 2020, and ends on December 31, 2022, for the performance units awarded in 2020). The aggregate grant date fair value of the performance units awarded in 2020 assuming we achieve the maximum performance level is as follows: Mr. LaRocco, $5,063,000; Mr. English, $1,242,326; Mr. Garland, $1,223,538; Mr. Tacchetti, $1,151,314; and Mr. Stachura, $890,112. See "Compensation Discussion and Analysis—2020 Executive Compensation Plan Elements—Long-Term Equity and Cash Incentive Compensation—2020 Performance Unit Awards" for more information concerning the performance units awarded in 2020. In July 2020, the Compensation Committee granted a retention award to Mr. LaRocco consisting of 30,618 time-based deferred stock units under our 2017 LTIP pursuant to his employment agreement. The grant date fair value of the time-based deferred stock units awarded to Mr. LaRocco in 2020 reflected in the Summary Compensation Table is $499,992.

For 2019, this dollar amount represents the aggregate grant date fair value of the performance units awarded to the NEOs under our 2017 LTIP during 2019 calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"). These amounts do not represent the actual amounts that will be realized by the NEOs with respect to such awards. The actual number of performance units awarded in 2019 that will vest and be earned (if any) by each NEO will be based on the net written premium growth (as defined above in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") and combined ratio (as defined above in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") of the personal and commercial segments of the State Auto Group during the applicable performance period (which began on January 1, 2019, and ends on December 31, 2021, for the performance units awarded in 2019). The aggregate grant date fair value of the performance units awarded in 2019 assuming we achieve the maximum performance level is as follows: Mr. LaRocco, $11,772,109; Mr. English, $2,880,805; Mr. Garland, $2,783,432; Mr. Tacchetti, $2,669,492; and Mr. Stachura, $2,063,836. See "Compensation Discussion and Analysis—2020 Executive Compensation Plan Elements—Long-Term Equity and Cash Incentive Compensation—2020 Performance Unit Awards" for more information concerning the performance units awarded in 2019.
For 2018, this dollar amount represents the aggregate grant date fair value of the performance units, restricted common shares and deferred stock units awarded to the NEOs under our 2017 LTIP during 2018 calculated in accordance with ASC Topic 718. These amounts do not represent the actual amounts that will be realized by the NEOs with respect to such awards.
The actual number of performance units awarded in 2018 that will vest and be earned (if any) by each NEO will be based on the net written premium growth and combined ratio of the personal and commercial segments of the State Auto Group during the applicable performance period (which began on January 1, 2018, and ends on December 31, 2020, for the performance units awarded in 2018). The grant date fair value of the performance units awarded in 2018 reflected in the Summary Compensation Table is as follows: Mr. LaRocco, $1,871,960; Mr. English, $413,368; Mr. Garland, $371,727; Mr. Tacchetti, $292,482; and Mr. Stachura, $285,956. The aggregate grant date fair value of the performance units awarded in 2018 assuming we achieve the maximum performance level is as follows: Mr. LaRocco, $9,359,802; Mr. English, $2,066,838; Mr. Garland, $1,858,633; Mr. Tacchetti, $1,462,409; and Mr. Stachura, $1,429,782.
In March 2018, the Compensation Committee granted retention awards to our NEOs consisting of time-based restricted common shares and performance-based restricted common shares under our 2017 LTIP. The actual number of performance-based restricted common shares that will vest and be earned (if any) by each NEO will be based on our achievement of the performance goals applicable to our annual cash incentive bonus program for the calendar year prior to the vesting date. The grant date fair value of the time-based restricted common shares awarded in 2018 reflected in the Summary Compensation Table is as follows: Mr. LaRocco, $231,237; Mr. English, $368,768; Mr. Garland, $364,178; Mr. Tacchetti, $342,196; and Mr. Stachura, $341,063. The grant date fair value of the performance-based restricted common shares awarded in 2018 reflected in the Summary Compensation Table is as follows: Mr. English, $276,500; Mr. Garland, $276,500; Mr. Tacchetti, $276,500; and Mr. Stachura, $276,500.
In March 2018, the Compensation Committee granted a retention award to Mr. LaRocco consisting of time-based deferred stock units and performance-based deferred stock units under our 2017 LTIP pursuant to his employment agreement. The actual number of performance-based deferred stock units that will vest and be earned (if any) by Mr. LaRocco will be based on the combined ratio of the personal and commercial segments of the State Auto Group during the three-year performance period from January 1, 2018, through December 31, 2020, and the compound annual growth rate of our stock price during the three-year performance period from March 1, 2018, through March 1, 2021. The grant date fair value of the time-based deferred stock units awarded to Mr. LaRocco in 2018 reflected in the Summary Compensation Table is $553,000. The grant date fair value of the performance-based deferred stock units awarded to Mr. LaRocco in 2018 reflected in the Summary Compensation Table is $553,000.

(2)For 2020 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate total of the following awards earned in 2020 by each NEO under the OTIP performance award for 2020 and the PAUs awarded under the 2017 LTIP for the 2018-2020 performance period:

	OTIP Award ($)	PAU Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Michael E. LaRocco	0	655,200	655,200
Steven E. English	0	144,684	144,684
Kim B. Garland	0	130,106	130,106
Gregory A. Tacchetti	0	102,375	102,375
Paul M. Stachura	0	100,100	100,100

For 2019 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate total of the following awards earned in 2019 by each NEO under the OTIP performance bonus award for 2019 and the PAUs awarded under the 2017 LTIP for the 2017-2019 performance period:

	OTIP Award ($)	PAU Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Michael E. LaRocco	1,007,182	534,188	1,541,370
Steven E. English	349,189	137,794	486,983
Kim B. Garland	337,374	122,742	460,116
Gregory A. Tacchetti	323,585	91,967	415,552
Paul M. Stachura	264,899	90,399	355,298
For 2018 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate total of the following awards earned in 2018 by each NEO under the OTIP performance award for 2018 and the PAUs awarded under the Prior LTIP for the 2016 - 2018 performance period:

	OTIP Award ($)	PAU Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Michael E. LaRocco	1,872,000	652,925	2,524,925
Steven E. English	581,318	204,225	785,543
Kim B. Garland	557,599	181,916	739,515
Greg A. Tacchetti	438,750	124,714	563,464
Paul M. Stachura	429,000	132,371	561,371
(3)    The dollar amounts shown in this column reflect the change in the pension values for each of our NEOs, including amounts accruing under our Retirement Plan and SERPs in which certain of our NEOs participate. None of our NEOs who participate in our non-qualified deferred compensation plan receive preferential or above-market earnings.

(4)    The table below shows the components of the "All Other Compensation" column for 2018 through 2020.

	Year	Company Matches ($)(a)	Spousal Travel Expenses ($)(b)	Restricted Stock Dividends ($)	Relocation Payments ($)(c)	Other ($)(d)	Total ($)
Michael E. LaRocco	2020	98,511	—	8,680	—	—	107,191
	2019	59,428	6,295	4,896	—	—	70,619
	2018	61,514	6,545	4,889	—	—	72,948
Steven E. English	2020	9,975	—	5,876	—	—	15,851
	2019	11,152	6,295	3,890	—	—	21,337
	2018	6,875	6,681	2,626	—	—	16,182
Kim B. Garland	2020	37,830	—	5,808	—	500	44,138
	2019	43,361	3,681	3,846	59,741	—	110,629
	2018	41,488	6,545	2,254	4,591	18,803	73,681
Gregory A. Tacchetti	2020	36,311	—	5,490	—	—	41,801
	2019	30,556	6,295	3,634	—	—	40,485
	2018	32,923	2,681	1,887	—	—	37,491
Paul M. Stachura	2020	41,539	—	5,475	—	500	47,514
	2019	29,917	6,295	3,622	—	—	39,834
	2018	31,584	6,545	1,916	—	—	40,045
(a)The dollar amounts in this column reflect Company-paid matches and contributions under our 401(k) and/or non-qualified deferred compensation plans. None of the amounts paid as matches or contributions received preferential earnings or interest. The dollar amount in this column for 2019 includes $2,692 in additional Company contributions under our 401(k) plan on behalf of Mr. English (including $817 in gross-up payments for the taxes incurred by Mr. English in connection with such contributions) resulting from the Company correcting a previous interpretation of the plan's limitations on contributions.
(b)The dollar amounts in this column reflect spousal/guest travel hosting on agent incentive trips and gross-up payments for the taxes incurred by the NEOs in connection with their receipt of such payments.
(c)The dollar amount in this column for 2019 reflects $59,741 in payments made to Mr. Garland to reimburse him for moving expenses (including $18,126 in gross-up payments for the taxes incurred by Mr. Garland in connection with his receipt of such payments).The dollar amount in this column for 2018 reflects $4,591 in payments made to Mr. Garland to reimburse him for expenses he incurred in connection with relocation to Columbus, Ohio.
(d)The dollar amount in this column for 2018 reflects $18,803 in payments made to Mr. Garland to reimburse him for travel expenses (including $5,707 in gross-up payments for the taxes incurred by Mr. Garland in connection with his receipt of such payments).

Grants of Plan-Based Awards in 2020

Name	Grant Date	Non-Equity Incentive Plan Number of Units (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)		Estimated Future Payouts Equity Incentive Plan Awards ($)		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Target ($)	Maximum ($)	Target (#)	Maximum (#)
Michael E. LaRocco
Performance Unit award(1)	3/5/2020				41,500	207,500		2,025,200
OTIP award(2)	3/5/2020		$1,350,148	4,050,444
PAU award(3)	3/5/2020	1,012,611	1,012,611	5,063,055
Time-Based Deferred Stock Unit award(4)	7/8/2020						30,618	$499,992

Steven E. English
Performance Unit award(1)	3/5/2020				10,183	50,915		496,930
OTIP award(2)	3/5/2020		469,365	1,408,095
PAU award(3)	3/5/2020	248,487	248,487	1,242,435

Kim B. Garland
Performance Unit award(1)	3/5/2020				10,029	50,145		489,415
OTIP award(2)	3/5/2020		462,247	1,386,741
PAU award(3)	3/5/2020	244,719	244,719	1,223,595

Gregory A. Tacchetti
Performance Unit award(1)	3/5/2020				9,437	47,185		460,526
OTIP award(2)	3/5/2020		434,948	1,304,844
PAU award(3)	3/5/2020	230,267	230,267	1,151,335

Paul M. Stachura
Performance Unit award(1)	3/5/2020				7,296	36,480		356,045
OTIP award(2)	3/5/2020		356,066	1,068,198
PAU award(3)	3/5/2020	178,033	178,033	890,165

(1)In 2020, all of our NEOs received performance unit awards under our 2017 LTIP. The amounts shown reflect the target and maximum number of performance units each NEO is eligible to earn based on our net written premium growth (as defined above in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") and combined ratio (as defined above in "2019 Executive Compensation Program Elements—Short-Term Incentive Compensation") of the personal and commercial segments of the State Auto Group during the performance period which began on January 1, 2020, and ends on December 31, 2022. The grant date fair value of these performance units was determined in accordance with ASC Topic 718. For a further discussion of the performance units awarded to the NEOs in 2020, see "Compensation Discussion and Analysis—2020 Executive Compensation Program Elements—Long-Term Equity and Cash Incentive Compensation—2020 Performance Unit Awards."
(2)In 2020, all of our NEOs participated in the OTIP, our annual cash incentive bonus plan. For our NEOs, performance bonus awards under the OTIP are based upon the achievement of one or more performance measures of the Company (or one or more business segments or subgroups of the Company) over the performance period. The Compensation Committee selected net written premium growth (as defined above in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") and combined ratio (as defined above in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") of the personal and commercial segments of the State Auto Group as the performance measures for the OTIP performance bonus awards for each of the NEOs in 2020. The amounts shown reflect the target and maximum bonus each NEO may earn based on the achievement of the performance goals. In 2020, the personal and commercial segments of the State Auto Group achieved a combined ratio of 103.9% and net written premium growth of 10.4%, which resulted in our NEOs not earning any OTIP performance bonus award for 2020. For a further discussion of the 2020 OTIP performance bonus awards, see "Compensation Discussion and Analysis—2020 Executive Compensation Program Elements—Short-Term Incentive Compensation—OTIP Performance Bonus Awards."
(3)In 2020, all of our NEOs received PAU awards under our 2017 LTIP. The amounts shown reflect the target and maximum amounts each NEO is eligible to earn based on net written premium growth (as defined above in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") and combined ratio (as defined above in "2020 Executive Compensation Program Elements—Short-Term Incentive Compensation") of the personal and commercial segments of the State Auto Group during the performance period which began on January 1, 2020, and ends on December 31, 2022. For a further discussion of the 2020 PAU awards, see "Compensation Discussion and Analysis—2020 Executive Compensation Program Elements—Long-Term Equity and Cash Incentive Compensation—2020 Performance Award Unit Awards."
(4)In 2020, Mr. LaRocco received a retention award pursuant to his employment agreement in the form of time-based deferred stock units under our 2017 LTIP. The time-based deferred stock units vest equally in one-half increments on December 31, 2021, and December 31, 2022. The grant date fair value of these time-based restricted common shares was determined in accordance with ASC Topic 718. For a further discussion of the time-based deferred stock units awarded to Mr. LaRocco in 2020, see "Compensation Discussion and Analysis—2020 Executive Compensation Plan Elements—2020 Deferred Stock Unit Awards."

Outstanding Equity Awards at Fiscal 2020 Year-End

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Michael E. LaRocco	22,030	—	23.01	5/6/2025	37,285	661,436	90,636	1,607,883
	22,494	—	21.54	3/3/2026
Steven E. English	16,473	—	13.53	2/28/2022	2,500	44,350	22,313	395,833
	36,582	—	16.80	2/27/2023
	10,905	—	21.23	3/5/2024
	10,435	—	22.72	3/4/2025
	10,164	—	21.54	3/3/2026
Kim B. Garland	9,257	—	22.60	8/24/2025	2,500	44,350	21,918	388,825
	9,054	—	21.54	3/3/2026
Gregory A. Tacchetti	2,126	—	21.95	8/25/2025	2,500	44,350	21,044	373,321
	6,207	—	21.54	3/3/2026
Paul M. Stachura	20,230	—	24.27	9/15/2025	2,500	44,350	21,044	308,747
	6,588	—	21.54	3/3/2026

* The closing price of our common shares on December 31, 2020 was $17.74

(1)All options listed in this table are exercisable for a ten-year period from their respective date of grant.
(2)The amounts shown reflect the aggregate number of unvested time-based restricted common shares awarded to the NEOs in 2018 and unvested time-based deferred stock units awarded to Mr. LaRocco in 2018 and 2020. The time-based restricted common shares vest equally in 25% increments over a four-year period beginning on December 31, 2018. The time-based deferred stock units awarded to Mr. LaRocco in 2018 vest equally in one-third increments over a three-year period beginning on the day preceding the first anniversary of the grant date. The time-based deferred stock units awarded to Mr. LaRocco in 2020 vest equally in one-half increments on December 31, 2021, and December 31, 2022.
(3)The amounts shown reflect (a) the target number of performance units awarded to the NEOs in 2019 and 2020 under the 2017 LTIP, (b) the target number of unvested performance-based restricted common shares awarded to Messrs. English, Garland, Tacchetti and Stachura in 2018 under the 2017 LTIP and (c) the target number of unvested performance-based deferred stock units awarded to Mr. LaRocco in 2018 under the 2017 LTIP. Assuming that we achieve the maximum performance goals applicable to such performance units, the amounts shown would increase to: 373,180 for Mr. LaRocco; 91,565 for Mr. English; 89,590 for Mr. Garland; 85,220 for Mr. Tacchetti; and 67,020 for Mr. Stachura. The actual number of performance units that will vest and be earned (if any) by each NEO will be based on our net written premium growth and combined ratio during the applicable performance period (which began on January 1, 2020, and ends on December 31, 2022, for the performance units awarded in 2020 and which began on January 1, 2019, and ends on December 31, 2021, for the performance units awarded in 2019).

(4)The amounts shown reflect the aggregate market value as of December 31, 2020, of (a) the target number of performance units awarded to the NEOs in 2019 and 2020, (b) the target number of unvested performance-based restricted common shares awarded to the NEOs in 2018 and (c) the target number of unvested performance-based deferred stock units awarded to Mr. LaRocco in 2018, calculated by multiplying such number of performance units, performance-based restricted common shares and performance-based deferred stock units by $17.74 (the closing market price of our common shares on December 31, 2020, the last trading day of 2020). Assuming we achieve the maximum performance goals applicable to such performance units, the amounts shown would increase to: $6,620,213 for Mr. LaRocco; $1,624,363 for Mr. English; $1,589,327 for Mr. Garland; $1,511,803 for Mr. Tacchetti; and $1,188,935 for Mr. Stachura.

Option Exercises and Stock Vested in Fiscal 2020

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Exercise ($)(2)
Michael E. LaRocco	—	—	33,150	619,053
Steven E. English	—	—	10,770	201,177
Kim B. Garland	—	—	10,187	191,220
Gregory A. Tacchetti	—	—	8,919	169,458
Paul M. Stachura	—	—	8,823	167,815
(1)This dollar amount represents the aggregate difference between the exercise price of the options and the closing market price of our common shares on the grant date.
(2)This dollar amount represents the number of common shares underlying the unvested restricted common shares on the vesting date multiplied by the closing market price of our common shares on the vesting date.

Retirement Plans
Retirement Plan
We maintain a defined benefit pension plan, referred to as our "Retirement Plan." The Retirement Plan is intended to be a qualified plan under Section 401(a) of the Code and is subject to the minimum funding standards of Section 412 of the Code. Associates hired before January 1, 2010 (which does not include any NEOs currently employed by the Company other than Mr. English) are eligible to participate in the Retirement Plan. Benefits payable under the Retirement Plan are funded entirely through Company contributions to a trust fund. Only base salary, not incentive compensation, is taken into consideration in the calculation of benefits under our Retirement Plan.
Supplemental Executive Retirement Plan
Our Supplemental Executive Retirement Plan ("SERP"), which mirrors the Retirement Plan, provides a lump sum or deferred cash payments in actuarially determined amounts upon retirement for certain officers. Mr. English is the only current NEO who is eligible to participate in the SERP. Like the Retirement Plan, the SERP considers only base salary, not incentive compensation, in calculating the benefit due each participant. The Compensation Committee previously approved participation in this SERP for all NEOs. Eligible executives are now automatically enrolled in the SERP when his or her annual base salary exceeds the limit that can be considered in calculating benefits under the Retirement Plan.

Pension Benefits in Fiscal 2020

	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Michael E. LaRocco(2)
Steven E. English	Retirement Plan	20(3)	$1,185,412	—
	SERP	20(3)	$965,401	—
Kim B, Garland(2)
Gregory A. Tacchetti(2)
Paul M. Stachura(2)
(1)The amounts shown in this column represent the present value of the normal retirement benefit each NEO would receive under the Retirement Plan and SERP if the NEO were to retire at his normal retirement age. Normal retirement age under the plans is defined as attaining age 65. The normal retirement benefit is equal to the sum of 1.75% of a participant's "covered compensation" multiplied by the participant's years of service plus 0.65% of a participant’s covered compensation multiplied by the participant's years of service. The normal form of benefit is a single life annuity. However, participants may elect a joint and survivor annuity with a survivor benefit of up to 100% of the participant's benefit. A participant who elects a joint and survivor annuity receives a reduced annual benefit, with a joint and 100% survivor annuity providing the smallest annual benefit. Participants who have attained age 55 with 15 years of service may receive an early retirement benefit under the plans. The early retirement benefit for a participant is reduced by 5% for each year prior to age 65 for a participant who terminates between ages 55 and 59 and by 4% for each year prior to age 65 for a participant who terminates between ages 60 and 65. If a participant were to retire at age 55, their normal retirement benefit would be reduced by 45%. As of December 31, 2020, Mr. English is the only NEO eligible for early retirement benefits under the plans. Participants may elect to receive up to 50% of their benefits in a lump-sum upon their retirement.

(2)Messrs. LaRocco, Garland, Tacchetti and Stachura are not eligible to participate in the Retirement Plan or SERP and are not a party to an individual supplemental executive retirement plan.

(3)Includes Mr. English's one year of service with Meridian Insurance Group, Inc. ("MIGI"). Mr. English was previously an executive officer with MIGI, which was acquired by State Auto Mutual in 2001. Following this acquisition, Mr. English became our associate, and for purposes of the Retirement Plan, he was given credit for his one year of eligible service with MIGI (total actuarial value of $32,713 within the Retirement Plan and $20,136 within the SERP).

Deferred Compensation Plans
Defined Contribution Plan/401(k) Plan
Our defined contribution plan, which we refer to as the "RSP," is intended to be a qualified plan under Sections 401(a) and 401(k) of the Code. Participation in the RSP is available on the same terms to all of our associates, including our NEOs. Each participant may elect to contribute from 1% to 50% of his or her base salary to the RSP, subject to any Internal Revenue Service limitations. The deferred amount is contributed to the RSP trust fund and invested in accordance with the election of the participant from among investment funds established under the trust agreement.
The Company may make a discretionary matching contribution of 100% of each participant's RSP contributions for the first 1% of base salary, plus 50% of each participant's RSP contribution between 2% and 6% of base salary, subject to an annual maximum of $19,500 for 2020. This equates to a Company contribution in the RSP of $0.58 cents for each salary dollar contributed by an associate who contributed a full 6% of salary to RSP. While a participant is always vested in his or her own salary reduction contributions, the right of a participant to amounts credited to his or her account as matching contributions is subject to vesting as provided by the 401(k) Plan.
In 2010, all of our associates hired before January 1, 2010, including our NEOs, made an election to either (i) continue participating in the Retirement Plan and RSP on the terms discussed above or (ii) cease participating in the Retirement Plan as of June 30, 2010, in favor of participating in an expanded benefit under the RSP beginning on July 1, 2010, pursuant to which the Company would annually contribute to the RSP an amount equal to 5% of their annual base salary until the termination of their employment with the Company. If an associate elected to participate in the expanded RSP benefit, they would remain eligible to receive upon retirement their accrued benefit under the Retirement Plan as of June 30, 2010.
Non-Qualified Deferred Compensation Plan/Supplemental 401(k) Plan
Our Non-Qualified Deferred Compensation Plan, which we refer to as our "Shadow Plan," is a non-qualified, unfunded deferred compensation plan for eligible key associates. Eligible associates include those precluded by regulatory limitations from contributing a full 6% of salary to the RSP or who choose to defer a portion of their salary beyond the amount matched by the RSP. Under the Shadow Plan, eligible associates who wish to participate enter into a salary reduction agreement to defer payment of an additional portion of the associate's salary. Each associate eligible to participate in the Shadow Plan is credited annually with his or her allocable share of Company matching contributions on the same basis contributions are matched under the RSP, provided no more than 6% of any associate's base salary is subject to being matched in the aggregate under the RSP and the Shadow Plan.
The total amount of salary deferred under the RSP and the Shadow Plan cannot exceed in the aggregate 50% of a participant's base salary. The Shadow Plan also allows participants to defer up to 100% of short-term and long-term incentive compensation, although bonuses remain ineligible for a Company match. Amounts deferred under the Shadow Plan, along with the Company match on any portion of salary deferral eligible for the match, are invested by State Auto P&C in a variety of mutual fund-type investment options in accordance with the election of the participants, which the participants may modify on a daily basis. Participants may choose from a variety of mutual fund-type investment options, and elect a five or ten-year payout option or a "date-certain" distribution option for withdrawal of funds from the Plan. Neither the Shadow Plan nor the RSP provides for above market or preferential earnings opportunities for any participant.

Nonqualified Deferred Compensation for Fiscal 2020

	Executive Contributions in Last Fiscal Year ($)(1)(2)	Registrant Contributions in Last Fiscal Year ($)(1)(3)	Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Michael E. LaRocco	57,947	74,285	103,387	—	697,908
Steven E. English	—	—	(666)	—	724,005
Kim B. Garland	5,834	—	(28,032)	—	1,287,465
Gregory A. Tacchetti	—	12,086	6,301	—	54,597
Paul M. Stachura	29,321	19,825	14,792	—	114,319
(1)Contributions by the NEO or by us, as the case may be, were made pursuant to the Shadow Plan.
(2)The dollar amounts shown in this column are included in the "Salary" column in the Summary Compensation Table for 2020.
(3)The dollar amounts shown in this column are included in the "All Other Compensation" column in the Summary Compensation Table for 2020 and are discussed in the footnotes thereto.
(4)The dollar amounts shown in this column reflect the total earnings on dollars deposited into the NEO's account in 2020 and all prior years for which the NEO deferred compensation on a non-qualified basis. Earnings are not preferential, in any sense. The dollars in these accounts are invested in investment funds that mirror the investment funds offered to participants in our RSP.

Agreements with Named Executive Officers
LaRocco Employment Agreement
The Company, State Auto Mutual and State Auto P&C entered into an employment agreement with Michael E. LaRocco, our President and Chief Executive Officer, on November 28, 2017, effective as of January 1, 2018. The employment agreement was amended on July 8, 2020, to extend the term until December 31, 2022, unless terminated earlier due to Mr. LaRocco's disability, death, voluntary termination of employment, involuntary termination of employment by the Company for cause or without cause or termination by Mr. LaRocco for good reason. Pursuant to the amended employment agreement, Mr. LaRocco received a one-time retention award on July 8, 2020 under the 2017 LTIP consisting of 30,618 time-based deferred stock units with a grant date fair value of $499,992. The time-based deferred stock units will vest equally in one-half increments on December 31, 2021 and December 31, 2022. All unvested time-based deferred stock units will vest immediately upon Mr. LaRocco's death or disability. If Mr. LaRocco's employment terminates before the end of the vesting period for any reason other than his death or disability, all of the time-based deferred stock units will be forfeited as of the date of termination.
Under his employment agreement, Mr. LaRocco receives an annual base salary and is entitled to participate in the OTIP, the 2017 LTIP, any Company employee stock purchase plan and the Retirement Savings Plan, and is eligible to participate in all other incentive compensation plans, stock purchase plans, retirement plans, equity-based compensation plans and fringe benefits generally made available to associates of the Company. The employment agreement further provides, unless Mr. LaRocco otherwise agrees: (i) his annual base salary shall not be less than $1,040,000; (ii) his target bonus under the OTIP shall not be less than 120% of his then current annual base salary; and (iii) his target bonus under the 2017 LTIP shall not be less than 180% of his then current annual base salary. The compensation paid to Mr. LaRocco in 2020 is set forth above in the "Summary Compensation Table for 2020."
Mr. LaRocco's employment agreement also imposes post-employment covenants that prohibit Mr. LaRocco from disclosing or using our confidential information, engaging in activities which compete with our businesses and soliciting our associates to work for another company. The obligations imposed by the non-competition and non-solicitation covenants will continue for a period of two years following Mr. LaRocco's separation of service with the Company, provided, the non-competition obligations will only continue for a period of one year if Mr. LaRocco terminates his employment with the Company for good reason.
Mr. LaRocco's employment agreement provides him with the following severance and separation benefits under the following termination events:
Termination for Cause
If Mr. LaRocco is involuntarily terminated for cause, he would be entitled to receive his base salary through the date of termination plus any compensation to which he would be entitled under the OTIP and 2017 LTIP. Mr. LaRocco's employment agreement defines cause as:
•the willful and continued failure of the executive to perform the executive's duties (other than any such failure resulting from incapacity due to a disability), after a written demand for performance is delivered to the executive which specifically identifies the manner in which the executive has not performed the executive's duties;
•the willful engaging by the executive in illegal conduct or gross misconduct which has a material adverse effect on the Company;
•the breach of any of the confidentiality, non-competition or non-solicitation covenants imposed by the employment agreement; or
•the willful failure by the executive to comply with any code of conduct or code of ethics applicable to the executive.
For purposes of the definition of cause, no act or failure to act, on the part of the executive, will be considered "willful" unless it is done, or omitted to be done, by the executive in bad faith or without reasonable belief the executive's action or omission was in the best interests of the Company.

Termination Without Cause or for Good Reason
If Mr. LaRocco is terminated without cause (other than in the event of his death, disability or retirement) or Mr. LaRocco terminates his employment for good reason, he would be entitled to receive:
•the continuation of the payment of his then-current base salary for 24 months;
•a one-year bonus payment equal to the average of the aggregate bonuses Mr. LaRocco earned under the OTIP and 2017 LTIP or Prior LTIP for each of the two years immediately preceding the year in which the termination occurred; and
•an amount equal to the then current monthly per associate cost of providing State Auto's health insurance benefit multiplied by 24, payable as a single lump sum payment as soon as practicable after separation from service.
In addition, if Mr. LaRocco is terminated without cause or Mr. LaRocco terminates his employment for good reason, any stock options granted to Mr. LaRocco shall vest on the termination date.
Mr. LaRocco's employment agreement defines good reason as:
•a material diminution in base salary for any reason, other than in connection with either exigent circumstances or the termination of his employment;
•a material diminution in his authority, duties or responsibilities;
•a material change in the geographic location in which he must perform services under the employment agreement; and
•any other action or inaction that constitutes a material breach of the employment agreement.
Death
In the event Mr. LaRocco dies while employed by State Auto, his beneficiaries will receive his then-current base salary through the date of his death plus a pro rata share of the compensation he earned under the OTIP and the 2017 LTIP as of the date of death.
Disability
If Mr. LaRocco becomes unable to substantially perform his duties hereunder because of illness or other incapacity constituting a disability as defined in Section 409A of the Code, the Company may terminate Mr. LaRocco's employment. In the event of such a termination, Mr. LaRocco would be entitled to receive his base salary and payments under our incentive compensation plans to the date of termination. In addition, Mr. LaRocco shall continue to receive such health insurance benefits as he and his spouse receive on the date of the disability and such group life insurance as Mr. LaRocco has in place on his life as of the date of the disability.
Voluntary Termination
If Mr. LaRocco voluntarily terminates his employment, including retirement initiated solely by Mr. LaRocco, he shall cease to receive compensation as of the date of his separation from service, except for any compensation to which he is entitled under the OTIP or the 2017 LTIP, provided he is employed by State Auto on the date such compensation is paid under the OTIP or the 2017 LTIP.
Mr. LaRocco may be required to repay all or any part of such severance and separation benefits if:
•Mr. LaRocco violates any of the non-competition, non-solicitation or confidentiality covenants applicable to Mr. LaRocco;
•(i) the amount of such benefits are calculated based upon the achievement of certain financial results that are subsequently the subject of a financial statement restatement by the Company; (ii) Mr. LaRocco engaged in conduct detrimental to State Auto, which caused or substantially contributed to the need for the financial statement restatement by State Auto; and (iii) the amount of his severance and separation benefits would have been lower than the amount actually awarded to him had the financial results been properly reported; or
•Mr. LaRocco engages in any conduct detrimental to the Company during the employment term which has a material adverse effect on the Company or any fraudulent conduct.

LaRocco Executive Change in Control Agreement
The Company, State Auto Mutual and State Auto P&C previously entered into an executive change in control agreement, which we refer to as an "executive agreement," with Mr. LaRocco on November 28, 2017, effective as of January 1, 2018. The term of Mr. LaRocco's executive agreement expired December 31, 2020. On November 19, 2020, Mr. LaRocco entered into a new executive agreement effective January 1, 2021. The term of Mr. LaRocco's executive agreement expires December 31, 2022, subject to an extension for 36 months after any month in which a Change of Control occurs. Mr. LaRocco's executive agreement will terminate if his employment terminates prior to a Change of Control.
Mr. LaRocco is entitled to receive certain severance benefits under his executive agreement if Mr. LaRocco incurs a separation of service (as defined by Section 409A of the Code) during the term of his executive agreement:
•by us at any time within 24 months after a Change of Control (for any reason other than for cause, death or disability of Mr. LaRocco);
•by Mr. LaRocco for good reason (as defined in the executive agreement) at any time within 24 months after a Change of Control; or
•by us at any time after an agreement has been reached with an unaffiliated third party, the performance of which would result in a Change of Control involving that party, if such Change of Control is consummated within 12 months after the date of Mr. LaRocco's termination.
In the event of such a separation of service, Mr. LaRocco will receive the following severance benefits (in addition to accrued compensation, bonuses and vested benefits and stock options) under his executive agreement:
•a lump sum cash payment equal to 2.99 times Mr. LaRocco's then current annual base salary;
•a lump sum cash payment equal to (i) 2.99 times the average of the Annual Award (as defined in the executive agreement) plus (ii) a prorated annual incentive payment for the year in which the termination occurs;
•an amount equal to the then current monthly per associate cost of providing the Company's health insurance benefit multiplied by 36;
•outplacement benefits up to $35,000 plus travel expense of up to $5,000; and
•equity awards, stock options or other compensation awards held by Mr. LaRocco become exercisable in accordance with the applicable terms of the 2017 LTIP and the OTIP under which such equity awards, stock options or other type of compensation were awarded.
Mr. LaRocco may be required to repay all or any part of such severance benefits if:
•the Company is required to prepare an accounting restatement or amend a previously filed financial statement due to Mr. LaRocco's error;
•Mr. LaRocco violates any of the non-competition, non-solicitation or confidentiality covenants applicable to Mr. LaRocco;
•(i) the Company calculated the benefits paid to Mr. LaRocco based upon certain financial results that the Company subsequently restates; (ii) Mr. LaRocco engaged in conduct detrimental to the Company that caused or substantially contributed to the need for the restatement; and (iii) the benefits paid to him would have been reduced if they had been calculated based on the restated financial results; or
•Mr. LaRocco engages in any conduct detrimental to the Company during the employment term which has a material adverse effect on the Company.
If any of Mr. LaRocco's severance payments and benefits would be subject to any excise tax, then such payments and benefits will be reduced to the extent necessary to ensure the Company will not have to pay an excess parachute payment and Mr. LaRocco will not be subject to an excise tax, but only if the effect of such reduction would be to place Mr. LaRocco in a better after-tax position than Mr. LaRocco would have been in had no such reduction been effected.

Mr. LaRocco's executive agreement also provides for a period of five years after a Change of Control, he would receive at no charge coverage under a standard directors' and officers' liability insurance policy. Furthermore, the Company, State Auto Mutual and State Auto P&C will indemnify and hold harmless Mr. LaRocco to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by Mr. LaRocco in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of having served as our director or officer.

English, Garland, Tacchetti and Stachura Executive Change in Control Agreements

The Company, State Auto Mutual and State Auto P&C entered into an executive change of control agreement on November 19, 2020, which we refer to as "executive agreements," with Messrs. English, Garland, Tacchetti and Stachura effective as of December 1, 2020.

The terms of the executive agreements end on December 1, 2023; provided, if a Change of Control occurs during the three-year period, the term of the executive agreement will automatically extend until the 36-month anniversary of the date of the Change of Control. The executive agreement will terminate if the executive's employment terminates prior to a Change of Control.

Each of the executive agreements defines a "Change of Control" to include the following:

•the acquisition by any person of beneficial ownership of 30% or more of the Company's outstanding voting securities (which percentage will increase or decrease, as the case may be, such that the percentage of securities ownership is consistent with any future changes to the percentage of securities ownership represented in the Change in Control definition in the 2017 LTIP); or
•a majority of the Board is comprised of other than continuing directors; or
•any event or transaction that the Company would be required to report under Item 6(e) of Schedule 14A; or
•either of the following occurs:
◦a merger involving the Company where the Company's shareholders immediately prior to the merger own 50% or less of the combined voting power of the surviving entity immediately after the merger; or
◦a sale, exchange, lease, mortgage, pledge, transfer or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company; or
•With respect to State Auto Mutual, either of the following occurs:
◦State Auto Mutual affiliates with or is merged into or consolidated with a third party and as a result, a majority of the Board of Directors of State Auto Mutual or its successor is comprised of other than continuing directors; or
◦State Auto Mutual completes a conversion to a stock insurance company and as a result of which a majority of the Board of Directors of State Auto Mutual or its successor is comprised of other than continuing directors.
The executive is entitled to receive certain severance benefits under the executive agreement if during the term of his executive agreement the executive's employment is terminated:
•by us at any time within 24 months after a Change of Control (for any reason other than for cause or the death or disability of the executive);
•by the executive for good reason (as defined in the executive agreement) at any time within 24 months after a Change of Control; or
•by us (for any reason other than for cause or the death or disability of the executive) at any time after an agreement has been reached with an unaffiliated third party, the performance of which would result in a Change of Control involving that party, if such Change of Control is actually consummated within 12 months after the date of the executive's termination.
In the event of such termination, the executive is entitled to receive the following severance benefits (in addition to accrued compensation and bonuses) under the executive agreement:
•a lump sum cash payment equal to two times the executive's annual base salary;
•a lump sum cash payment equal to (i) two times the target annual bonus of the executive under the OTIP for the fiscal year in which the Change of Control occurs or, if higher, for the fiscal year in which the termination occurs plus (ii) a prorated annual incentive payment for the year in which the termination occurs based on the target award level established for such year;
•outplacement benefits up to a maximum amount equal to 15% of the executive's annual base salary plus up to $5,000 to reimburse the executive for travel expenses incurred in connection with seeking new employment;
•equity awards, stock options and other compensation awards held by the executive become exercisable or vest in accordance with the terms of the 2017 LTIP and the OTIP; and
•an amount equal to the then current monthly per associate cost of providing the Company's health insurance benefit multiplied by 24.
The executive agreements also provide that if any severance payments or benefits under the executive agreement would be subject to excise tax, then such payments and benefits would be reduced to the extent necessary so as not to cause the Company to have paid an Excess Parachute Payment and so the executive would not be subject to an excise tax, but only if the reduction would place the Executive in a better after-tax position.
These executive agreements also prohibit the executive from disclosing or using our confidential information. The Board may require the executive to repay all or any portion of the severance benefits if:
•the Company is required to prepare an accounting restatement or amend a previously filed financial statement due to the executive's error;
•the executive violates any of the non-competition, non-solicitation or confidentiality covenants applicable to the executive;
•(i) the Company calculated the benefits paid to the executive based upon certain financial results that the Company subsequently restates, (ii) the executive engaged in conduct that caused or substantially contributed to the restatement and (iii) the benefits paid to the executive would have been reduced if they had been calculated based on the restated financial results; or
•the executive engages in any conduct detrimental to the Company during the employment term which has a material adverse effect on the Company.
These executive agreements also provide that for a period of five years after a Change of Control, the executive will receive at no charge coverage under a standard directors' and officers' liability insurance policy. Furthermore, the Company, State Auto Mutual and State Auto P&C will indemnify and hold harmless the executive to the fullest extent permitted under Ohio law if he or she is made a party to any proceeding by reason of having served as our director, officer or associate.

Potential Payments Upon Termination or Change of Control
The following table summarizes the potential payments to NEOs upon a termination of employment and/or a change of control of the Company (assuming the triggering event occurred on December 31, 2020):

	Benefit(1)	Termination Without Cause(2)		Termination For Cause or Voluntary Termination		Death		Disability		After Change of Control
Michael E. LaRocco	Salary	$2,250,246	(3)	$—		$—		$—	(4)	$3,364,118	(5)
	Cash Bonus(6)	$3,679,895	(7)	$1,646,752	(8)	$3,277,700	(8)	$3,277,700	(8)	$5,866,483	(9)
	Restricted Stock(10)	$49,459		$49,459		$49,459	(11)	$49,459	(11)	$49,459	(11)
	Performance Units(22)	$1,253,083		$1,253,083		$1,253,083		$1,253,083		$1,253,083
	Deferred Stock Units (23)	$473,073		$473,073		$1,016,236		$1,016,236		$1,016,236
	Health Benefits	$33,360	(21)	$—		$—		$34,166	(13)	$50,040	(14)
	Outplacement Assistance			$—		$—		$—		$40,000	(15)
	TOTAL:	$7,739,116		$3,422,367		$5,596,478		$5,630,644		$11,639,419
Steven E. English	Salary	$—		$—		$—		$—	(4)	$1,104,388	(17)
	Cash Bonus(18)	$387,569	(8)	$387,569	(8)	$918,942	(8)	$918,942	(8)	$1,795,664	(19)
	Restricted Stock(10)	$152,795		$152,795	(11)	$197,145	(11)	$197,145	(11)	$197,145	(11)
	Performance Units(22)	$307,133		$307,133		$307,133		$307,133		$307,133
	Health Benefits	$—		$—		$—		$34,166	(13)	$33,360	(21)
	Outplacement Assistance	$—		$—		$—		$—		$87,829	(20)
	Retirement Benefits	$2,150,813	(16)	$2,150,813	(16)	$2,150,813	(16)	$2,150,813	(16)	$2,150,813	(16)
	TOTAL:	$2,998,310		$2,998,310		$3,574,033		$3,608,199		$5,676,332
Kim B. Garland	Salary	$—		$—		$—		$—	(4)	$1,030,938	(17)
	Cash Bonus(18)	$366,320	(8)	$366,320	(8)	$884,327	(8)	$884,327	(8)	$1,753,061	(19)
	Restricted Stock(10)	$151,801		$151,801		$196,151	(11)	$196,151	(11)	$196,151	(11)
	Performance Units(22)	$300,125		$300,125		$300,125		$300,125		$300,125
	Health Benefits	$—		$—		$—		$47,430	(13)	$46,872	(12)
	Outplacement Assistance	$—		$—		$—		$—		$86,573	(20)
	TOTAL:	$818,246		$818,246		$1,380,603		$1,428,033		$3,413,720
Gregory A. Tacchetti	Salary	$—		$—		$—		$—	(4)	$1,023,408	(17)
	Cash Bonus(18)	$327,451	(8)	$102,375	(8)	$806,204	(8)	$806,204	(8)	$1,632,295	(19)
	Restricted Stock(10)	$58,400		$58,400		$191,450	(11)	$191,450	(11)	$191,450	(11)
	Performance Units(22)	$133,943		$—		$284,621		$284,621		$133,943
	Health Benefits	$—		$—		$—		$48,552	(13)	$46,872	(12)
	Outplacement Assistance	$—		$—		$—		$—		$81,756	(20)
	TOTAL:	$519,794		$160,775		$1,282,275		$1,330,827		$3,109,724
Paul M. Stachura	Salary	$—		$—		$—		$—	(4)	$949,510	(17)
	Cash Bonus(18)	$274,119	(8)	$274,119	(8)	$673,085	(8)	$673,085	(8)	$1,342,317	(19)
	Restricted Stock(10)	$146,869		$146,869		$191,219	(11)	$191,219	(11)	$191,219	(11)
	Performance Units(22)	$220,047		$220,047		$220,047		$220,047		$220,047
	Health Benefits	$—		$—		$—		$47,430	(13)	$46,872	(12)
	Outplacement Assistance	$—		$—		$—		$—		$76,213	(20)
	TOTAL:	$641,035		$641,035		$1,084,351		$1,131,781		$2,826,178

(1)The potential post-employment payments and benefits shown in this table are payable to Messrs. LaRocco, English, Garland, Tacchetti and Stachura pursuant to their respective employment and/or executive agreements with us and the applicable terms of the OTIP, Prior LTIP, 2017 LTIP, and associated award agreements. The NEOs have no other agreement or plan which provides them with potential post-employment payments or benefits, except in the case of disability, where we provide long-term disability benefits to all of our associates subject to certain terms and conditions. Unless otherwise indicated, all payments would be made in one lump sum amount. For narrative disclosure of the material terms of our agreements with Messrs. LaRocco, English, Garland, Tacchetti, and Stachura see above "Agreements with Named Executive Officers" and the narrative disclosure immediately preceding this table.
(2)Mr. LaRocco's employment agreement entitles him to terminate his employment for good reason (as defined in his employment agreement) independent of a change in control, in which case he would be entitled to the same payments and benefits shown in the termination without cause column. There are no provisions under the applicable agreements permitting the other NEOs to terminate their employment for good reason prior to a change of control of our Company or State Auto Mutual.
(3)This dollar amount represents the continuation of the payment of Mr. LaRocco's base salary for 24 months.
(4)If terminated for disability, the NEO would be entitled to receive 60% of his or her base salary as of December 31, 2020, until retirement at age 65 or the disability terminates, payable in accordance with the Company’s standard payroll practices. The Company cannot develop a reasonable estimate of the aggregate amount that would be payable to the NEO for this benefit.
(5)This dollar amount represents 2.99 times Mr. LaRocco's annual base salary on December 31, 2020.
(6)Mr. LaRocco would not be entitled to any cash award under the OTIP or 2017 LTIP in the event his employment is terminated for cause; provided, that if his employment is terminated for cause on the last day of the performance period applicable to PAUs awarded under the 2017 LTIP, such PAUs will vest to the extent that the Compensation Committee determines that the applicable performance goals have been satisfied. In the event Mr. LaRocco is terminated by reason of his retirement, he would be entitled to a cash award under the OTIP and 2017 LTIP for each performance period in effect as of the date of termination based on our actual performance as of the end of the applicable performance period and prorated to reflect the length of time he was employed by the Company during the performance period. In the event Mr. LaRocco is terminated by reason of his death or disability, he would be entitled to a cash award under the OTIP and 2017 LTIP for each performance period in effect as of the date of termination equal to his target award for each such performance period multiplied by a fraction, the numerator would be the number of days of employment in the performance period through the date of termination, and the denominator would be the number of days in the performance period.
(7)Mr. LaRocco's employment agreement provides, if he is terminated without cause (other than in the event of his death, disability or retirement) or if he terminates his employment for good reason, he would be entitled to receive a payment equal to the average of the amounts he earned under the OTIP and the 2017 LTIP for each of the two years immediately preceding the year in which the termination occurred. Mr. LaRocco would also be entitled a prorated cash award under the 2017 LTIP for each performance period in effect as of the date of termination based upon the length of time he was employed by the Company during the performance period. The Company cannot develop a reasonable estimate of any cash amounts payable with respect to awards under the 2017 LTIP that are subject to performance periods ending after 2020 because it does not have final performance data for such performance periods. Accordingly, the Company has assumed, solely for the purpose of providing a quantification of such cash amounts that would be payable to Mr. LaRocco upon a hypothetical termination of his employment without cause or for good reason, each of the performance measures applicable to such performance periods would be satisfied at the target level. In addition, Mr. LaRocco would be entitled to the actual amount he earned under the OTIP for 2020.
(8)This dollar amount represents the amount of cash compensation to which the NEO is entitled pursuant to the OTIP and the 2017 LTIP as of December 31, 2020.
(9)This dollar amount represents the sum of (i) 2.99 times the sum of the average of the annual aggregate bonuses Mr. LaRocco earned under the OTIP for the three years immediately preceding the year in which the Change of Control occurs ($2,869,583) plus the target OTIP award established for Mr. LaRocco for 2020 ($1,350,148) and (ii) the amount payable to Mr. LaRocco pursuant to footnote (6) with respect to PAUs.
(10) The dollar amounts in this row include restricted stock that vested on December 31, 2020.

(11)In the event of a change of control (as defined in the 2017 LTIP), all of the unvested restricted common shares held by the NEO would vest and be earned assuming that the successor entity to the Company in the change of control does not assume the restricted common share awards. The NEO would forfeit all unvested restricted common shares in the event the NEO's employment is terminated for cause or the NEO voluntarily terminates his employment (unless the NEO is retirement eligible). In the event of the termination of the NEO's employment by reason of his death or disability, the unvested restricted common shares held by the NEO would vest and be earned. This dollar amount represents the number of common shares underlying the unvested restricted common shares held by the NEO on December 31, 2020, that would vest and be earned upon the termination event, multiplied by the closing market price of our common shares on December 31, 2020 ($17.74).
(12)This dollar amount represents the monthly per associate cost of providing State Auto's health insurance benefit as of December 31, 2020, ($1,953) multiplied by 24.
(13)This dollar amount represents our estimate of the present value of the health benefits the NEO would be entitled to if the NEO was terminated on December 31, 2020, by reason of his or her disability.
(14)This dollar amount represents the monthly per associate cost of providing State Auto's health insurance benefit as of December 31, 2020, ($1,390) multiplied by 36.
(15)This dollar amount represents the maximum amount for which the Company will reimburse the NEO for expenses he incurs in connection with seeking new employment (up to $35,000 for outplacement services and up to $5,000 for travel expenses incurred in connection with seeking new employment).
(16)This dollar amount represents the value of the retirement benefits payable to the NEO or his beneficiaries under the retirement plans of the Company in which the NEO participates assuming the termination event was effective on December 31, 2020.
(17)This dollar amount represents two times the NEO's annual base salary as of December 31, 2020.
(18)In the event an NEO other than our Chief Executive Officer is terminated without cause, the NEO would be entitled to a cash award under the OTIP and the 2017 LTIP for each performance period in effect as of the date of termination based on our actual performance as of the end of the applicable performance period and prorated to reflect the length of time the NEO was employed by the Company during the performance period. The Company cannot develop a reasonable estimate of any cash amounts payable with respect to awards under the 2017 LTIP that are subject to performance periods ending after 2020 because it does not have final performance data for those performance periods. Accordingly, the Company has assumed, solely for the purpose of providing a quantification of the cash amounts that would be payable to the NEO upon a hypothetical termination of his employment without cause, each of the performance measures applicable to such performance periods would be satisfied at the target level. The NEO would not be entitled to any cash award under the OTIP or the 2017 LTIP in the event his employment is terminated for cause or the NEO voluntarily terminates his employment (unless the NEO is retirement eligible); provided, that if the NEO's employment is terminated for cause or the NEO voluntarily terminates his employment on the last day of the performance period applicable to PAUs awarded under the 2017 LTIP, such PAUs will vest to the extent that the Compensation Committee determines that the applicable performance goals have been satisfied. In the event of termination of the NEO's employment by reason of his death or disability, the NEO would be entitled to a cash award under the OTIP and the 2017 LTIP for each performance period in effect as of the date of termination equal to his target award for each such performance period multiplied by a fraction, the numerator of which would be the number of days of employment in the performance period through the date of termination, and the denominator of which would be the number of days in the performance period.
(19)This amount represents the sum of (i) three times the target OTIP award established for the executive for 2020 and (ii) the amount payable to the NEO pursuant to footnote (18) with respect to PAUs.
(20)This dollar amount represents 15% of the value of the NEO’s annual base salary as of December 31, 2020, plus a travel expense account of up to $5,000 to reimburse the NEO for travel expenses he incurs in connection with seeking new employment.
(21)This dollar amount represents the monthly per associate cost of providing State Auto's health insurance benefit as of December 31, 2020, ($1,390) multiplied by 24.

(22)In the event an NEO is terminated without cause (unless the NEO is retirement eligible), a prorated portion of the unvested performance units held by the NEO would vest and be earned based on our actual performance as of the end of the performance period applicable to the performance units. The prorated amount will be based on the number of days the NEO remained employed during the performance period. The Company cannot develop a reasonable estimate of the number of unvested performance units that would vest and be earned in the event of a change in control or if the NEO is terminated without cause because it does not have final performance data for such performance periods. Accordingly, the Company has assumed, solely for the purpose of providing a quantification of the value of the performance units that would vest upon a hypothetical termination, each of the performance measures applicable to such performance periods would be satisfied at the target level. The NEO would forfeit all unvested performance units in the event his employment is terminated for cause or the NEO voluntarily terminates his employment (unless the NEO is retirement eligible); provided, that if the NEO's employment is terminated for cause or the NEO voluntarily terminates his employment on the last day of the performance period applicable to performance units awarded under the 2017 LTIP, such performance units will vest to the extent that the Compensation Committee determines that the applicable performance goals have been satisfied. In the event of termination of the NEO's employment by reason of his retirement, the unvested performance units held by the NEO would vest and be earned based on our actual performance as of the end of the performance period applicable to the performance units. In the event of termination of the NEO's employment by reason of his death or disability, the target number of performance units held by the NEO would vest and be earned. The dollar amount represents the number of common shares underlying the unvested performance units held by the NEO on December 31, 2020, that would vest and be earned upon the termination event, multiplied by the closing market price of our common shares on December 31, 2020 ($17.74).
(23)In the event of a change of control (as defined in the 2017 LTIP), all of the deferred stock units held by Mr. LaRocco would vest and be earned assuming that the successor entity to the Company in the change of control does not assume the deferred stock unit awards. In the event of the termination of Mr. LaRocco's employment by reason of his death or disability (or his retirement in the case of the deferred stock units awarded to Mr. LaRocco in 2018), the deferred stock units held by Mr. LaRocco would vest and be earned. Mr. LaRocco would forfeit all deferred stock units in the event his employment is terminated for any other reason. This dollar amount represents the number of common shares underlying the unvested deferred stock units held by Mr. LaRocco on December 31, 2020, that would vest and be earned upon the termination event, multiplied by the closing market price of our common shares on December 31, 2020 ($17.74).

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Beneficial Ownership Information for Directors and Named Executive Officers
The following table sets forth information with respect to common shares beneficially owned by directors, director nominees and our NEOs (those persons listed in the Summary Compensation Table within the Compensation Discussion and Analysis section of this Proxy Statement) as of March 17, 2021:

	Common Shares Beneficially Owned (1)	Stock Options (2)	Restricted Share Units (3)	Total Beneficial Ownership of Common Shares and RSUs	Percent of Class
Robert E. Baker	2,800	—	44,455	47,255	*
Michael J. Fiorile	—	—	18,683	18,683	*
Kym M. Hubbard	150	—	13,918	14,068	*
Michael E. LaRocco	159,421	—	—	159,421	*
Eileen A. Mallesch	3,800	—	37,218	41,018	*
David R. Meuse	65,000	—	46,402	111,402	*
Setareh Pouraghabagher	—	—	11,413	11,413	*
S. Elaine Roberts	1,000	—	48,368	49,368	*
Dwight E. Smith	—	—	—	—	*
Steven E. English	45,158(4)	53,055	—	98,213	*
Kim B. Garland	188,688 (4)	—	—	188,688	*
Gregory A. Tacchetti	22,266 (4)	—	—	22,266	*
Paul M. Stachura	34,449 (4)	—	—	34,449	*

Directors and Officers as a Group (19 people)	604,009(4)	67,395	220,457	891,861	2.02%

* Less than one (1%) percent.
(1)Except as indicated in the notes to this table, the persons named in the table and/or their spouses have sole voting and investment power with respect to all common shares shown as beneficially owned by them. Includes restricted stock that vests on a time (and not performance) basis, and associated restricted stock dividend reinvestment, as appropriate, for Named Executive Officers, as further described below.

(2)With respect to stock options, this table includes only stock options for common shares which are currently exercisable or exercisable within 60 days of March 17, 2021, and "in the money" based on a price of $18.67, which represents the average closing price for the Company’s common shares during the 30-day period ending on March 17, 2021.

(3)Represents RSUs granted under the Directors' RSU Plan. Includes dividend equivalents reinvested in our common shares of: Mr. Baker—5,595; Mr. Fiorile—1,014; Ms. Hubbard—595; Ms. Mallesch—3,770; Mr. Meuse—6,142; Ms. Pouraghabagher—427; Ms. Roberts—6,709.

(4)Includes unvested common shares underlying time-based restricted stock awards made to the Named Executive Officers on March 1, 2018. On that date, the Compensation Committee made the following time-based restricted stock awards to the Named Executive Officers: Mr. English—10,000 common shares; Mr. Garland—10,000 common shares; Mr. Tacchetti—10,000 common shares; and Mr. Stachura—10,000 common shares. These shares vest over a four year period, with one-quarter vesting each year end beginning on December 31, 2018, and ending on December 31, 2021, unless individually, any of the above named executive officer's employment is terminated or they violate any provision of the restricted stock agreement applicable to these shares. However, if any of the above named executive officer's employment is terminated in connection with a change of control of the Company, the individual named executive officer’s shares will not be forfeited, and will automatically vest on the date of the award recipient's termination of employment. These shares are also subject to restrictions on transfer until they vest according to the four year vesting schedule.

Principal Holders of Voting Securities
The following table sets forth certain information, as of March 17, 2021, with respect to the only shareholders known to us to be the beneficial owners of more than 5% of our outstanding common shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
State Automobile Mutual Insurance Company(1) 518 East Broad Street, Columbus, Ohio 43215	25,949,068	58.9%
T. Rowe Price Associates, Inc.(2) 100 E. Pratt Street, Baltimore, Maryland 21202	3,676,298	8.3%

(1) State Auto Mutual exercises sole voting and investment power with respect to such common shares.
(2) Based solely on a Schedule 13G filed with the SEC on February 16, 2021.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than 10% of the common shares, referred to as our reporting persons, to file statements of beneficial ownership of our common shares. Based solely on a review of copies of the forms filed under Section 16(a) and furnished to us, we believe all applicable Section 16(a) filing requirements were complied with during 2020 by our reporting persons with the following exception:
The Company filed a Form 4 two days late on behalf of Michel E. LaRocco, President and Chief Executive Officer of the Company. The Form 4 related to a deferred stock unit award of 30,618 shares granted to him on July 8, 2020. The reporting oversight was discovered on July 14, 2020, and a Form 4 was filed on that date.

EQUITY COMPENSATION PLAN INFORMATION AND BURN RATE

Equity Compensation Plan Information
The following table provides information regarding our common shares that may be issued under the 2017 LTIP, the Employee Stock Purchase Plan, the 2009 Equity Plan and the Directors' RSU Plan as of December 31, 2020:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (3)
Equity Compensation Plans Approved by Security Holders	1,267,997	$19.28	1,897,422
(1)Includes 659,173 common shares issuable upon exercise of stock options granted under the 2009 Equity Plan, 459,504 common shares issuable upon vesting of performance units granted under the 2017 LTIP, 57,285 common shares issuable upon vesting of deferred stock units granted under the 2017 LTIP, and 92,035 common shares issuable upon vesting of RSUs granted under the Directors' RSU Plan.
(2)The weighted-average exercise price relates to the stock options granted under the 2009 Equity Plan. The weighted-average exercise price does not take into account the performance units or deferred stock units granted under the 2017 LTIP or the RSUs granted under the Directors' RSU Plan because the performance units, deferred stock units and RSUs are full value awards and have no exercise price.
(3)Includes 1,640,163 common shares available for issuance under the 2017 LTIP and 257,259 common shares available for issuance under our Employee Stock Purchase Plan. As of December 31, 2020, there were 134,777 common shares subject to purchase under the Employee Stock Purchase Plan, 58,551 common shares subject to unvested restricted stock awards granted under the 2017 LTIP. Does not include the number of common shares remaining available for future issuance under the Directors' RSU Plan because the Directors' RSU Plan imposes an annual limit on the number of RSUs that may be granted to each director (10,000 RSUs, each of which represents one common share) and does not impose an aggregate limit on the number of common shares that may be awarded under the Directors' RSU Plan upon the vesting of the RSUs. As a result, the number of common shares remaining available for future issuance under the Directors' RSU Plan cannot be determined at this time.

Burn Rate
As of December 31, 2020, our three-year average annual "burn rate" or percentage of weighted average shares outstanding granted under the 2009 Equity Plan, the 2017 Long Term Incentive Compensation Plan and the Directors' RSU Plan in the prior three years was 0.54%.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Review and Approval of Related Person Transactions
We review all relationships and transactions in which our Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Company's legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our proxy statement.
We also have a standing Independent Committee that principally serves to review related person transactions between or among the Company and our subsidiaries and State Auto Mutual and its subsidiaries and affiliates. In the context of transactional opportunities, the Independent Committee helps determine which entity, our Company or State Auto Mutual, is best suited to take advantage of the transactional opportunity presented by a third party. As specified in its charter, the Independent Committee assists our Board in monitoring all related person transactions, not just those involving State Auto Mutual and its subsidiaries and affiliates.

Transactions Involving State Auto Mutual
Management and Cost Sharing Agreements 2,3,4
Through various management and cost sharing agreements, State Auto P&C generally provides the associates to perform most organizational, operational and management functions for insurers in the State Auto Group while State Auto Mutual generally provides certain operating facilities, including our corporate headquarters. These management and cost sharing agreements are described below.
We operate and manage our businesses in conjunction with State Auto Mutual and certain of its subsidiaries and affiliates under a Management and Operations Agreement that we call the "2015 Management Agreement." The 2015 Management Agreement is strictly a cost sharing agreement. Accordingly, no management fees are paid under the 2015 Management Agreement. Under the 2015 Management Agreement, most executive, managerial, technical, professional, supervisory and clerical functions for the companies named below were performed by an associate of State Auto P&C.
We have a Management and Operations Agreement that we call the "2000 Midwest Management Agreement" among State Auto P&C, State Auto Mutual and SAWI. During 2020, SAWI paid management fees in the amount of $57,246 to State Auto P&C under the 2000 Midwest Management Agreement.
We have a Management and Operations Agreement that we call the "Rockhill Management Agreement" among State Auto P&C, State Auto Mutual and the Rockhill Companies (except RED). The Rockhill Management Agreement is strictly a cost sharing agreement. Accordingly, no management fees are paid under the Rockhill Management Agreement.
2 Insurers in the State Auto Group refers to State Auto Property & Casualty Insurance Company ("State Auto P&C"), Milbank Insurance Company ("Milbank"), State Auto Insurance Company of Ohio ("SAOH"), State Auto Mutual, State Auto Insurance Company of Wisconsin ("SAWI"), Meridian Security Insurance Company ("Meridian"), Patrons Mutual Insurance Company of Connecticut ("Patrons"), Rockhill Insurance Company ("RIC"), Plaza Insurance Company ("Plaza"), American Compensation Insurance Company ("ACIC") and Bloomington Compensation Insurance Company ("BCIC").
3 During 2020, our subsidiaries were State Auto P&C, Milbank, SAOH, Stateco Financial Services, Inc. (“Stateco”) and 518 Property Management and Leasing LLC ("518 PML").
4 During 2020, the following State Auto Mutual subsidiaries and affiliates were parties to the 2015 Management Agreement: Meridian, Patrons, State Auto Holdings, Inc., Facilitators, Inc., State Auto Labs Corp. and Network E&S Insurance Brokers, LLC. During 2020, additional subsidiaries of State Auto Mutual included SAWI and Risk Evaluation & Design, LLC ("RED"); the "Rockhill Companies" which consist of Rockhill Holding Company, RIC, Plaza, ACIC, BCIC (RIC, Plaza, ACIC and BCIC are collectively referred to as the "Rockhill Insurers"), RTW, Inc. ("RTW"), Rockhill Insurance Services, LLC, and Rockhill Underwriting Management, LLC.

The 2015 Management Agreement addresses procedures for potential conflicts of interest. Generally, business opportunities presented to the common officers of the companies, other than business opportunities that meet certain criteria, must be presented to Independent Committees of State Auto Mutual's and our boards of directors. These committees review and evaluate the business opportunity using such factors as each considers relevant. Based upon such review and evaluation, these committees then make recommendations to each respective board of directors as to whether or not such business opportunities should be pursued and, if so, by which company. The boards of directors of State Auto Mutual or its insurance subsidiaries and our Company or any of our subsidiaries must then act on the recommendation of their committees after considering all other factors deemed relevant to them.
The 2015 Management Agreement has a ten-year term and automatically renews for an additional ten-year term, provided any party to the agreement can terminate its own participation at the end of the term then in effect by giving at least one-year advance written notice of non-renewal to the other parties, with the exception that Patrons may terminate its participation on 90 days' notice. The 2000 Midwest Management Agreement has a ten-year term and automatically renews for an additional ten-year term, provided any party to the agreement can terminate its own participation at the end of the term then in effect by giving at least two years' advance written notice of non-renewal. Any party to either of these agreements could also terminate its participation upon events constituting a change of control or potential change of control (as defined in the 2015 Management Agreement and the 2000 Midwest Management Agreement) of the Company, or upon agreement of the parties. The applicable management agreement automatically terminates with respect to a party (and only that party) if such party is subject to insolvency proceedings. The Rockhill Management Agreement has a ten-year term and automatically renews for successive ten-year periods, provided any party may terminate its own participation at the end of the term then in effect by giving the other parties at least 60 days' advance written notice.
Other Agreements
Since January 1987, State Auto P&C and State Auto Mutual have participated in an intercompany pooling arrangement (the "Pooling Arrangement") which has been amended from time to time, including amendments adding participants to the Pooling Arrangement and adjusting pooling percentages. The Pooling Arrangement generally covers all of the property and casualty insurance written by the pooled companies. Under the terms of the Pooling Arrangement, State Auto P&C and the other pooling participants cede all of their direct insurance business to State Auto Mutual, and State Auto Mutual then cedes a percentage of the pooled business to State Auto P&C and the other pooling participants and retains the balance. During 2020, parties to the Pooling Arrangement and their allocated pooling percentages were as follows: State Auto Mutual—34.5%; State Auto P&C—51.0%; Milbank—14.0%; SAWI—0.0%; SAOH—0.0%; Meridian—0.0%; Patrons—0.5%; RIC—0.0%; Plaza—0.0%; ACIC—0.0%; and BCIC—0.0%.
Stateco undertook on behalf of State Auto Mutual, State Auto P&C, Milbank, SAWI, SAOH, Meridian, Patrons, RIC, Plaza, ACIC and BCIC the responsibility of managing those companies' investable assets. In consideration of this service, Stateco charged such companies an annual fee, paid quarterly, based on a percentage of the average investable assets of each company. For 2020, the percentage was 0.2% for bonds and 0.5% for equities, with a 0.1% bonus available, other than under the State Auto Mutual and SAOH agreements, if the stock portfolio return exceeds the S&P 500 Index for the same period. During 2020, the following companies incurred the following fees to Stateco: State Auto Mutual— $1.5 million; State Auto P&C—$4.8 million; Milbank—$1.3 million; SAWI—$26,483; SAOH—$42,443; Meridian—$0.15 million; Patrons—$69,569; RIC—$39,670; Plaza—$41,089; ACIC—$84,906; and BCIC—$29,634. We believe the fees charged by Stateco are comparable to those charged by independent investment managers under similar circumstances.
In May 2019, State Auto P&C and Milbank entered into separate Amended Credit Agreements with State Auto Mutual. Under these Amended Credit Agreements, State Auto Mutual borrowed $50.0 million from State Auto P&C and $20.0 million from Milbank, or a total of $70.0 million, on an unsecured basis. Interest is payable semi-annually at a fixed annual interest rate of 4.05%. Principal is payable in May 2029. During 2020, State Auto Mutual made interest payments to State Auto P&C and Milbank in the amount of $2.0 million and $0.8 million, respectively.
In 2020, 518 PML leased an office building it owned near Nashville, Tennessee, to State Auto Mutual for its Nashville Center. State Auto Mutual paid 518 PML $0.1 million in rent for the Nashville office in 2020. We believe this rent reflects market rates.

OTHER MATTERS

Other Proposals at the Annual Meeting of Shareholders
Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

Future Shareholder Proposals
In order to bring business, including a proposal, before the 2022 annual meeting of shareholders, expected to be held in May 2022, a shareholder must comply with the notice procedures set forth in Section 1.15 of the Company’s Code of Regulations. To be considered timely, a shareholder's notice must be given to the Company's Corporate Secretary and delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Company, 518 East Broad Street, Columbus, Ohio 43215, not less than 60 days nor more than 90 days prior to the meeting. However, in the event notice or public disclosure of the date of the meeting is given or made by the Company at least 75 days prior to the meeting, to be timely a shareholder's notice must be received by the Company no later than the close of business on the 10th day following the day on which such notice or public disclosure of the date of the meeting was given or made by the Company.
A shareholder's notice to the Company's Corporate Secretary must set forth (i) a description in reasonable detail of the business desired to be brought before the meeting and reasons for conducting such business at the meeting, including the complete text of any resolutions to be presented at the meeting; (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business; (iii) the class and number of shares of the Company beneficially owned and of record by such shareholder; (iv) the name in which such shares are registered on the books of the Company; (v) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice; and (vi) any material interest of the shareholder in the business to be submitted. In addition, the shareholder making such proposal must promptly provide any other information reasonably requested by the Company.
In addition to the information required above to be given by a shareholder who intends to submit business at a meeting of shareholders, if the business to be submitted is the nomination of a person or persons for election to the board of directors, then such shareholder's notice to the Company's Corporate Secretary must also set forth, as to each person whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and, if known, residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Company which are beneficially owned by such person; (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended; (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected; and (vii) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.
Notwithstanding the foregoing notice requirements, a shareholder who seeks to have any proposal included in the Company's proxy statement must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. One of these requirements is the proposal must be received by us at our principal executive offices on or prior to 120 days in advance of the first anniversary date of this Proxy Statement.

Future Electronic Access to Proxy Materials and the Annual Report
Registered shareholders can further reduce the costs incurred by the Company by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials, as appropriate, electronically via e-mail or the Internet. To sign up for electronic delivery of future proxy materials, you must vote your common shares electronically via the Internet by logging on to www.proxyvote.com and, when prompted, indicate you agree to receive or access shareholder communications electronically in future years. You will be responsible for any fees or charges you would typically pay for access to the Internet.

Annual Report on Form 10-K and Additional Information About State Auto Financial Corporation
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the financial statements, but not including exhibits, will be provided at no charge to each person to whom this Proxy Statement is delivered upon the written request of such person addressed to State Auto Financial Corporation, Attn: Investor Relations, 518 East Broad Street, Columbus, Ohio 43215, or by contacting Investor Relations at (800) 622-6757 (U.S., Canada, Puerto Rico) or (781) 575-4735 (outside the U.S.) or via our website at www.stateauto.com.
You may read without charge and copy at prescribed rates all or any portion of the Proxy Statement or any reports, statements or other information in the files at the public reference facilities of the SEC’s principal office at Room 1580, 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings are also available on the Internet website maintained by the SEC at www.sec.gov.
If you would like to receive further information about State Auto Financial Corporation, please visit our website at www.stateauto.com. The "Investors" section of our website contains management presentations, financial information, stock quotes, our environmental, social and governance report and links to our filings with the SEC.
In this Proxy Statement, we state that information and documents are available on our website. These references are merely intended to suggest where our shareholders may obtain additional information. The materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this Proxy Statement.

By Order of the Board of Directors

MELISSA A. CENTERS
Secretary

Appendix A

[Proposed 2021 change is underlined for reference purposes.]

STATE AUTO FINANCIAL CORPORATION
1991 EMPLOYEE STOCK PURCHASE
AND
DIVIDEND REINVESTMENT PLAN

Section I – Purpose
This 1991 Employee Stock Purchase and Dividend Reinvestment Plan (the “Plan”) of State Auto Financial Corporation, an Ohio corporation (the “Company”), is established for the benefit of the Eligible Employees of the Company and its parent and subsidiary corporations. The purpose of the Plan is to provide each Eligible Employee with an opportunity to acquire or increase a proprietary interest in the Company. The Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section II – Agent
Fidelity Stock Plan Services, LLC is hereby appointed to act as agent of the Company and of the participants under this Plan (the “Agent”).

Section III – Eligible Employees
(a)    All employees of the Company or its parent or subsidiary corporations, as defined in Section 424 of the Code, are eligible to participate in the Plan (“Eligible Employees”). Notwithstanding the foregoing, an individual who is employed by an entity acquired by the Company or its parent or a subsidiary corporation, shall be deemed to be an Eligible Employee, in anticipation of and conditioned on, becoming an employee of the Company or its parent or a subsidiary corporation, and therefore, an Eligible Employee as of the commencement date of an applicable Subscription Period. Such designation as an Eligible Employee shall be solely for the purpose of the individual’s eligibility to enroll in the Plan during an applicable Enrollment Period prior to the applicable Subscription Period. In the event an individual is not an employee of the Company or its parent or a subsidiary corporation as of the commencement of a Subscription Period, the individual shall not be an Eligible Employee or become a Participant in the Plan.
(b)    A person who is otherwise an Eligible Employee shall not be permitted to purchase stock under the Plan to the extent (i) it would cause the person to own shares of stock (including shares which would be owned if all outstanding options to purchase stock owned by such person were exercised) which possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent or any subsidiary, or (ii) it would cause such person to have rights to purchase shares under the Plan and under all other stock purchase plans of the Company, its parent and its subsidiaries which accrue at a rate which exceeds $25,000 of fair market value of such shares for each calendar year in which such right is outstanding. For this purpose, a right to purchase stock accrues when it first becomes exercisable during the calendar year. The number of shares of stock under one right may not be carried over to any other right.

Section IV – Enrollment and Subscription Periods
In order to participate in the Plan, an Eligible Employee must enroll in the Plan. Enrollment will take place during the “Enrollment Periods” which shall be from the first through fourteenth day of May and of November of each year commencing with November 1991. Notwithstanding the foregoing, effective June 1, 2008, the Enrollment Periods shall be from the first through fourteenth day of June and December, with the first such revised Enrollment Period to be held on the first through the fourteenth day of December, 2008. In addition, an initial Enrollment Period shall take place commencing with the date of adoption of this Plan through the effective date of the original registration of stock under this Plan with the Securities and Exchange Commission. Any person who is an Eligible Employee and who desires to subscribe for the purchase of stock must file with the Company an authorization for payroll deduction and subscription agreement during an Enrollment Period. Such authorization shall be effective for the immediately following subscription period. There shall be two subscription periods (each a “Subscription Period”) each and every 12 months during the term of this Plan, one period commencing on the first of June and ending on the following November 30, and a second period commencing on the first day of December and ending on the following May 31. Notwithstanding the foregoing, effective June 1, 2008, one Subscription Period shall commence on the first of January and end on the following June 30, and one Subscription Period shall commence on the first of July and end on the following December 31, with such revised Subscription Periods to begin as of January 1, 2009. Further, the period of December 1 through December 31, 2008 shall not be part of any Subscription Period. In addition, an initial stub Subscription Period shall commence upon the first day following completion of the initial Enrollment Period and shall end on the following May 31 or November 30, whichever is earlier. The offering of stock under this Plan shall occur only during a Subscription Period and shall
1

be made only to Eligible Employees who are participants as of the first day of such Subscription Period. Once enrolled, the Company will inform the Agent of such fact and an Eligible Employee will be a “Participant” under the Plan and shall continue to participate in the Plan for each succeeding Subscription Period until he or she terminates his or her participation or ceases to be an Eligible Employee. If a Participant desires to change his or her rate of contribution he or she may do so effective for the next Subscription Period by filing a new authorization for payroll deduction and subscription agreement with the Company during the Enrollment Period immediately preceding such Subscription Period.

Section V – Term of Plan
This Plan shall be in effect from May 16, 1991 until such time as it is terminated by order of the Board of Directors of the Company. This Plan shall be submitted to the stockholders of the Company for approval as soon as practical but in any event not later than 12 months after the date of adoption by the Board of Directors.

Section VI – Number of Shares to be offered
The total number of shares to be available under Section IX of the Plan is 4,250,000 common shares, without par value, of the Company (“Stock”) which may be authorized but unissued shares or issued shares reacquired by the Company and held as treasury shares. When this amount of stock is subscribed the Plan may be terminated in accordance with Section XVII of the Plan.

Section VII – Subscription Price
The “Subscription Price” for each share of Stock shall be the lesser of (a) 85% of the fair market value of such share on the last trading day before the first day of each Subscription Period (which for purposes of the Plan, shall be deemed to be the date an option is granted), or (b) 85% of the fair market value of such share on the last trading day before the last day of such Subscription Period (which for purposes of the Plan, shall be deemed to be the date an option is exercised). The fair market value of a share shall be (i) the last reported sale price on the NASDAQ National Market System on the day in question, or if there is no reported sale on that day, on the most recent previous business day within a period of not more than five business days, or (ii) the last reported sale price on any stock exchange on which the Stock is listed on the day in question, or if there is no reported sale on that day, on the most recent previous business day within a period of not more than five business days, or, if neither (i) nor (ii) is applicable, (iii) the mean between the highest and lowest bid and ask prices, as reported by the National Association of Securities Dealers, Inc. on the day in question or on the most recent previous business day.

Section VIII – Amount of Contribution and Method of Payment
Except as otherwise provided herein, the Subscription Price will be payable by the Participant by means of payroll deduction. The minimum deduction shall be one percent of the Participant’s Base Pay and the maximum shall be six percent of Base Pay. The percentage of Base Pay to be deducted shall be specified by the Participant in his or her authorization for payroll deduction delivered to the Company. “Base Pay” means the regular compensation which a Participant is entitled to receive on a pay day. Base Pay shall not include overtime, bonuses, or other items which are not considered to be regular earnings by the committee administering the Plan pursuant to Section XVIII. Payroll deductions will commence with the first paycheck issued during the Subscription Period and will continue with each paycheck throughout the entire Subscription Period except for pay periods for which the Participant receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.). A pay period which overlaps Subscription Periods will be credited in its entirety to the Subscription Period in which it is paid. Payroll deductions shall be retained by the Participant’s employer until applied to the purchase of shares as described in Section IX or until returned to the employee upon withdrawal from the Plan or upon revocation of authorization for payroll deduction as described in Section XIII, and until any such event shall have occurred shall represent non-interest bearing indebtedness of the Participant’s employer to the Participant.

Section IX – Purchase of Shares
The Agent shall maintain a “Plan Account” in the name of each Participant. At the close of each pay period, the amount deducted and retained by the Participant’s employer from the Participant’s Base Pay will, for bookkeeping purposes, be credited by the Agent to the Participant’s Plan Account. As of the last day of each Subscription Period, unless a Participant has given written notice to the Company of his or her withdrawal or revocation of authorization for payroll deduction pursuant to Section XIII, the Participant’s right to purchase stock will be exercised automatically for him or her and the amount then in the Participant’s Plan Account will be divided by the Subscription Price for such Subscription Period and the Participant’s Plan Account will be credited by the Agent with the number of shares of stock which results. In the event the number of shares subscribed for any Subscription Period exceeds the number of shares available for sale under the Plan for such period, the available shares shall be allocated by the Agent among the Participants in proportion to their Plan Account balances. Participants shall not receive any interest on amounts held in Plan Accounts under this Plan.

2

In the event that the number of shares which would be credited to any Participant’s Plan Account in any Subscription Period exceeds the limit specified in Section III(b), the Participant’s account will be credited with the maximum number of shares permissible, and the remaining amounts will be refunded in cash.

As soon as practical following each purchase of stock under this Plan, the Agent shall report to each Participant the number of shares purchased on his or her behalf, and the total shares held on behalf of the Participant in his or her Plan Account. The Agent shall hold in its name or in the name of its nominee all shares purchased. No certificate will be issued to a Participant for shares in his or her plan account unless he or she so requests in writing or unless participation in the Plan is terminated. A Participant may request that a certificate for all or part of the full shares credited to his or her Plan Account be sent to him or her after the shares have been purchased. All such requests must be in writing to the Agent. No certificate for a fractional share will be issued; the fair value of fractional shares, as determined pursuant to Section VII, on the date of withdrawal of all shares credited to the Participant’s Plan Account shall be paid in cash to a Participant. There will be a $2.00 charge payable to the Company for each withdrawal of shares from the Plan.

Section X – Dividends and Other Distributions
Each Participant shall make an election to: (i) have any dividends received on shares held in the Participant’s account automatically reinvested in the Participant’s account; or (ii) receive such dividend amount in a quarterly cash distribution, payable to the Participant. Upon the Participant’s election, cash dividends and other cash distributions received by the Agent, or the Plan’s third party administrator (“TPA”), as applicable, on shares held in its custody hereunder will be credited pro rata to the accounts of the Participants in accordance with their elections and interests in the shares with respect to which the dividends or distributions are paid or made, and will be applied, as soon as practical after the receipt thereof by the Agent or TPA to the purchase in the market place at prevailing market prices of the number of shares of the Company’s common stock which can be purchased with such funds, after deduction of any bank service fees, brokerage charges and transfer taxes payable in connection with the purchase of such shares. All purchases of shares pursuant to this section will be made in the name of the Agent or TPA or its nominee, shall be held as provided in Section IX and shall be credited pro rata (to the nearest one one-thousandth of a share) to the accounts of the Participants to which the dividend or other distribution was credited. Dividends paid in shares of the Company’s common stock which are received by the Agent or TPA with respect to shares held in its custody hereunder will be allocated to the Participants (to the nearest one one-thousandth of a share) in accordance with their elections and interests in the shares with respect to which the dividends are paid. Property, other than shares of the Company’s common stock or cash, received by the Agent or TPA as a distribution on shares held in its custody hereunder, shall be sold by the Agent or TPA for the accounts of the Participants, and the Agent or TPA shall treat the proceeds of such sale in the same manner as cash dividends received by the Agent or TPA on shares held in its custody hereunder. It is understood that the election to reinvest dividends under the Plan does not relieve the Participant of any income tax which may be payable on such dividends. The Agent or TPA shall report to each Participant the amount of dividends credited to his or her account, if any.

Section XI – Voting of Shares
Shares held for a Participant in his or her Plan Account will be voted in accordance with the Participant’s express written direction. In the absence of any such direction, such shares will not be voted.

Section XII – Sale of Shares
Subject to the provisions of Section XIX, a Participant may at any time and without withdrawing from the Plan, by giving written notice to the Agent, direct the Agent to sell all or part of the shares held on behalf of such Participant. Upon receipt of such a notice on which the Participant’s signature is guaranteed by a national bank or trust company, the Agent shall, as soon as practical after receipt of such notice, sell such shares in the marketplace at the prevailing market price and transmit the net proceeds of such sale (less any bank service fees, brokerage charges and transfer taxes) to the Participant.

Notwithstanding the foregoing, effective for Subscription Periods beginning on or after January 1, 2010, and subject to the provisions of Section XIX, an active employee Participant may at any time and without withdrawing from the Plan, by giving written notice to the Agent, direct the Agent to sell all or part of the shares held on behalf of such Participant subject to the requirement that such shares be held in the Participant’s Plan Account for a period of at least one year from the date of purchase or 18 months from the last trading day preceding the Subscription Period (the “Grant Date”).

Section XIII – Withdrawal from the Plan
A Participant may at any time, by giving written notice to the Company, withdraw from the Plan or, without withdrawing from the Plan, by giving written notice to the Company, revoke his or her authorization for payroll deduction for the Subscription Period in which the revocation is made and withdraw the amount credited to the Participant’s Plan Account which has not previously been used to purchase shares of stock. At the time of withdrawal or revocation, the amount credited to the Participant’s Plan Account which has not previously been used to purchase shares of stock will be refunded in cash. If a Participant withdraws from the Plan prior to the end of a Subscription Period, or if a Participant revokes his or her authorization
3

for payroll deduction during a Subscription Period, the Participant must pay the Company an administrative service charge equal to the greater of $35 or 10% of the amount of cash withdrawn. Upon a withdrawal from the Plan, a Participant, in his or her notice of withdrawal, may elect to receive either common stock or cash for the full number of shares of common stock in his or her account. If he or she elects cash, the Agent shall sell such shares and send the net proceeds (less any bank service fees, brokerage charges and transfer taxes) to the Participant, provided the Participant’s signature on the election has been guaranteed by a national bank or trust company. If no election is made in the notice of withdrawal, a certificate shall be issued for all full shares of common stock held in the Participant’s account. In every case of withdrawal from the Plan, fractional shares allocated to the Participant’s Plan Account will be paid in cash at the market value of the Company’s common stock on the date the withdrawal becomes effective, as determined pursuant to Section VII.

Notwithstanding the foregoing, effective January 1, 2010, and subject to the provisions of Section XIX, an active employee Participant may at any time withdraw from the Plan by giving written notice to the Agent. Such notice shall indicate the Participant’s election to receive either common stock or cash for the full number of shares of common stock in the Participant’s Plan Account, subject to the requirement that such shares be held in the Participant’s Plan Account for a period of at least one year from the date of purchase or 18 months from the Grant Date.

Section XIV – Separation from Employment
Separation from employment for any reason including death, disability, termination or retirement shall be treated as an automatic withdrawal as set forth in Section XIII. A service fee is not charged for separation from employment withdrawal.

Section XV – Assignment
No Participant may assign or otherwise transfer his or her rights to purchase stock under this Plan to any other person and any attempted assignment or transfer shall be void. The right to purchase stock under this Plan may be exercisable for a Participant only by that Participant.

Section XVI – Adjustment of and Changes in the Stock
In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, split-up, combination of shares, or otherwise), or the number of shares of Stock shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each share of Stock theretofore reserved for sale under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be.

Section XVII – Amendment or Discontinuance of the Plan
The Board of Directors of the Company shall have the right to amend, modify or terminate this Plan at any time without notice provided that no Participant’s existing rights are adversely affected thereby and provided further that without the approval of the holders of a majority of the voting power of the shares of stock of the Company, no such amendment shall materially increase the benefits accruing to Participants under the Plan, increase in any respect the number of shares which may be issued under the Plan, materially modify the requirements as to eligibility for participation in the Plan or change the designation of corporations whose employees are eligible to participate in the Plan, other than another parent or subsidiary of the Company.

Section XVIII – Administration
This Plan shall be administered by a committee to be appointed by the Company’s president consisting of at least two employees of the Company or of its parent or subsidiaries. The committee shall be responsible for the administration of all matters under the Plan which have not been delegated to the Agent. The committee’s responsibilities shall include, but shall not be limited to, providing prompt notice to the Agent of the enrollment of Eligible Employees, of the amounts to be credited to Participants’ Plan Accounts, and of Participants’ written notice of withdrawal or revocation of authorization for payroll deduction. The committee may from time to time adopt rules and regulations for carrying out the Plan. Interpretation or construction of any provision of the Plan by the committee shall be final and conclusive on all persons absent contrary action by the Board of Directors. Any interpretation or construction of any provision of the Plan by the Board of Directors or a committee thereof shall be final and conclusive.

The Committee may include in any process or procedure for administering the Plan, the use of alternative media, including, but not limited to, telephonic, facsimile, computer or other such electronic means as available. Use of such alternative media shall be deemed to satisfy any Plan provision requiring a “written” document or an instrument to be signed “in writing” to the extent permissible under the Code and applicable regulations.

4

Section XIX – Securities Law Restrictions
Notwithstanding any provision of this Plan to the contrary:
(a)    No payroll deductions shall take place and no shares of stock may be purchased under this Plan until a             registration statement registering the stock covered by this Plan under the Securities Act of 1933, as amended (the “Act”), has become effective. Prior to the effectiveness of such registration statement, stock under this Plan may be offered to Eligible Employees only pursuant to an exemption from the registration requirements of the Act.
(b)    No payroll deduction shall take place and no shares of stock may be purchased under this Plan with respect to Eligible Employees resident in any state unless the shares under this Plan are exempt from registration under the securities laws of such state, or the purchase is an exempt transaction under the securities laws of such state or are registered by description, qualification, coordination or otherwise under the securities laws of such state.
The following restrictions or provisions shall apply to Participants who are officers (as defined in
§240.16a-1 of the Code of Federal Regulations (“CFR”)) or directors of the Company:
Any certificates evidencing ownership of stock purchased for such Participants under the Plan may be legended to disclose the restrictions set forth in this section.

Section XX – Employee’s Rights
Nothing in this Plan shall be construed to be a contract of employment for any definite or specific duration or to prevent the Company, its parent or any subsidiary from terminating any employee’s employment. No employee shall have any rights as a shareholder until the right to purchase shares has been exercised as of the last trading day of a Subscription Period.

Section XXI – Agent Powers and Duties
(a)    Acceptance. The Agent accepts the agency created under this Plan and agrees to perform the obligations imposed hereunder.
(b)    Receipt of Shares and Dividends. The Agent shall be accountable to the Participants for shares of the Company held in the Participant’s Plan Accounts and for dividends received with respect thereto.
(c)    Records and Statements. The records of the Agent pertaining to the Plan shall be open to the inspection of the Company at all reasonable times and may be audited from time to time by any person or persons as the Company may specify in writing. The Agent shall furnish the Company with whatever information relating to the Plan Accounts the Company considers necessary.
(d)    Fees and Expenses. The Agent shall receive from the Company reasonable annual compensation as may be agreed upon from time to time between the Company and the Agent.
(e)    Resignation. The Agent may resign at any time as Agent of the Plan by giving sixty (60) days written notice in advance to the Company.
(f)    Removal. The Company, by giving sixty (60) days written notice in advance to the Agent, may remove the Agent. In the event of the resignation or removal of the Agent, the Company shall appoint a successor Agent if it intends to continue the Plan.
(g)    Interim Duties and Successor Agent. Each successor Agent shall succeed to the title of the Agent vested in its predecessor by accepting in writing its appointment as successor Agent and filing the acceptance with the former Agent and the Company without the signing or filing of any further statement. The resigning or removed Agent, upon receipt of acceptance in writing of the agency by the successor Agent, shall execute all documents and do all acts necessary to vest the title in any successor Agent. Each successor Agent shall have and enjoy all of the powers conferred under this Plan upon its predecessor. No successor Agent shall be personally liable for any act or failure to act of any predecessor Agent. With the approval of the Company, a successor Agent, with respect to the Plan, may accept the account rendered and the property delivered to it by a predecessor Agent without incurring any liability or responsibility for so doing.
(h)    Limitation of Liability to Participants. The Agent shall not be liable hereunder for any act or failure to act, including without limitation, any claim of liability (i) arising out of a failure to terminate a Participant’s Plan Account upon such Participant’s death or adjudication of incompetency prior to receipt of notice in writing of such death or incompetency, and (ii) with respect to the prices at which shares are purchased or sold for a Participant’s Plan Account or the timing of such purchases or sales.

Section XXII – Applicable Law
The Plan shall be construed, administered and governed in all respects under the laws of the State of Ohio.

5

[THIS PAGE INTENTIONALLY LEFT BLANK]

6

Appendix B

[Proposed 2021 change is underlined for reference purposes.]

STATE AUTO FINANCIAL CORPORATION
OUTSIDE DIRECTORS RESTRICTED SHARE UNIT PLAN

Background Information

The directors and shareholders of State Auto Financial Corporation, an Ohio corporation (the "Company"), desire to adopt a renewed version of the Company's Outside Directors Restricted Share Unit Plan (the "Plan") in order to continue to align and strengthen the interests of Outside Directors with the interests of the Company's shareholders. The Company originally adopted an Outside Directors Restricted Share Unit Plan, subject to shareholder approval, on May 11, 2005, which such plan expired on May 31, 2015.

The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations applicable to the same. To the extent inconsistent with Code Section 409A or regulations issued thereunder, this Plan shall be amended to conform to such requirements within applicable time limitations established by the IRS.

ARTICLE I
DEFINITIONS AND GENERAL PROVISIONS

    1.1    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below. Other capitalized terms used in the Plan shall be defined as set forth in the Plan.

(a)    Account. The bookkeeping account described in Section 3.2 under which benefits and earnings are credited on behalf of a Participant.

(b)    Administrative Committee. The Compensation Committee of the Board or such other individuals designated by the Compensation Committee, in its discretion, to oversee the administration of the Plan. Such designees, if any, may include employees of the Company and shall be the Plan's "Administrator".

(c)    Award. An award of Restricted Share Units under the Plan.

(d)    Beneficiary. The person(s) (including a trust) entitled to receive any distribution hereunder upon the death of a Participant. The Beneficiary for benefits payable under this Plan shall be the beneficiary designated by the Participant in accordance with procedures established by the Administrator as of the Participant's date of death, or, in the absence of any such designation, the Participant's estate.
Board.

(e)    The Board of Directors of the Company.

(f)    Common Shares. The common shares, without par value, of the Company. The total number of Common Shares reserved and available for issuance in connection with Awards under the Plan shall be 125,000. The total number of Common Shares available is subject to adjustment as provided by the Plan. Any Common Shares delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(g)    Disability. Permanent and total disability as defined in Code Section 22(e)(3).

(h)    Distribution Options. An immediate, single lump sum payment, or annual installment payments over a period of five (5) or ten (10) years. In the absence of an election by the Participant, the default shall be an immediate single lump sum.

(i)    Form of Payment Options. The form of payment of distributions of Restricted Share Units, which shall be either in     cash or Common Shares.

(j)    Outside Director. Any non-employee member of the Board of Directors of the Company.
7

(k)    Participant. Any Outside Director who meets the eligibility requirements for participation in the Plan as set forth in Article II and who receives an Award under the Plan.

(l)    Plan Year. The fiscal year of the Plan, which is the twelve (12) consecutive month period beginning January 1 and ending December 31; provided, however, the first Plan Year shall begin on the Effective Date (as defined in Section 8.9) and end on December 31, 2016.

(m)    Payment Processing Date. The dates of March 31, June 30, September 30, or December 31 of each Plan Year.

1.2    General Provisions. The masculine wherever used herein shall include the feminine; singular and plural forms are interchangeable. Certain terms of more limited application have been defined in the provisions to which they are principally applicable. The division of the Plan into Articles and Sections with captions is for convenience only and is not to be taken as limiting or extending the meaning of any of its provisions.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.1    General Eligibility Conditions. All Outside Directors are eligible to receive Awards under the Plan. However, in order to receive a benefit under the Plan, a Participant must meet the requirements of Sections 2.2 and 2.3.

2.2    Specific Conditions for Active Participation. To participate actively in the Plan, a Participant must execute or acknowledge a Restricted Share Unit Agreement ("Agreement") as described in Section 3.3 and comply with such other procedures as may be established by the Administrator from time to time. A Participant's Agreement shall be maintained by the Administrator, on behalf of the Administrative Committee, and must be executed, acknowledged, and filed as of the date of grant or at such other time as may be required by regulations issued under Code Section 409A.

2.3    Termination of Participation. Once an Outside Director becomes a Participant, such individual shall continue to be a Participant until such individual (a) ceases to qualify as an Outside Director, and (b) ceases to have any vested interest in the Plan (as a result of distributions made to such Participant or his Beneficiary, if applicable, or otherwise).

ARTICLE III
RESTRICTED SHARE UNITS

3.1    Awards of Restricted Share Units. Promptly following each annual meeting of the shareholders of the Company on and after the Effective Date, each Outside Director shall be automatically granted an Award of restricted share units ("Restricted Share Units"), in such number as determined by the Administrative Committee in accordance with Section 6.2, for prospective service to be rendered. Except for the elections which may be made by each Participant as provided in the Plan, the terms of each annual Award of Restricted Share Units shall be the same with respect to each Participant. In addition, an Outside Director elected or appointed to the Board other than in connection with an annual meeting of shareholders shall be granted, at the time of such election or appointment, an Award of Restricted Share Units equal to the number of Restricted Share Units that was granted to each Outside Director following the preceding annual meeting of shareholders, prorated based upon the number of anticipated days to the next annual meeting of shareholders. The Company will credit the number of Restricted Share Units awarded for each Plan Year to the Participant's Account. If an Organic Change occurs, then the number of Restricted Share Units to be awarded to Participants as an annual Award shall be adjusted consistent with such Organic Change.

3.2    Record of Account. Solely for the purpose of measuring the amount of the Company's obligations to each Participant or his beneficiary(ies) under the Plan, the Administrator will maintain a separate bookkeeping record, an Account, for each Participant in the Plan that shall reflect the fair market value of the Account.

Subject to the provisions of this Article III, on the date when the Restricted Share Units to be credited to the Participant are allocated to his Account, the Administrator will credit to a separate sub-account a number of hypothetical Common Shares (and fractions thereof) having a Value equal to the Restricted Share Units. For purposes of this Plan, the "Value" of a Common Share on a particular day shall mean: (a) the last reported sale price of a Common Share on the Nasdaq National Market System on the most recent previous trading day (or if there was no trading in the Common Shares on that day, then on the next preceding trading day in which there was trading in the Common Shares), or (b) the mean between the high and low bid and ask price of a Common Share as reported by the National Association of Securities Dealers on the most recent previous trading day, or (c) the last reported sale price of a Common Share on any stock exchange on which the Common Shares are listed on the most recent previous trading day (or if there was no trading in the Common Shares on that day, then on
8

the next preceding trading day on which there was trading in the Common Shares). By way of example and for illustration purposes only, if the Payment Processing Date is December 31, the Value of a Common Share under option (a) above is determined on December 30.

If any Organic Change shall occur, then the Participant's Account shall be adjusted so as to contain a Value equivalent to such shares of stock, securities or assets (including cash) as would have been issued or payable with respect to or in exchange for the number of Common Shares credited thereto immediately before such Organic Change, if such Common Shares had been outstanding. An "Organic Change" means the following: (a) a recapitalization, reorganization, reclassification, consolidation, or merger of the Company, or any sale of all or substantially all of the Company's assets to another person or entity, or any other transaction which is effected in such a way that holders of Common Shares are entitled to receive (either directly or upon subsequent liquidation) other stock, securities, or assets with respect to or in exchange for Common Shares; or (b) a change in the Company's outstanding Common Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Common Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Board.

The Account of a Participant (as of the Dividend Payment Date), shall be credited with such earnings (or losses) consisting solely of dividend equivalent credits pursuant to this paragraph. Whenever a dividend or other distribution is made with respect to the Common Shares, then the Account of a Participant (as of the Dividend Payment Date) shall be credited, on the payment date for such dividend or other distribution (the "Dividend Payment Date"), with a number of additional Common Shares having a Value, as of the Dividend Payment Date, based upon the number of Common Shares deemed to be held in the Participant's Account as of the record date for such dividend or other distribution (the "Dividend Record Date"), if such Common Shares were outstanding. If such dividend or other distribution is in the form of cash, the number of Common Shares so credited shall be a number of Common Shares (and fractions thereof) having a Value, as of the Dividend Payment Date, equal to the amount of cash that would have been distributed with respect to the Common Shares deemed to be held in the Participant's Account as of the Dividend Record Date, if such Common Shares were outstanding. If such dividend or other distribution is in the form of Common Shares, the number of Common Shares so credited shall equal the number of such Common Shares (and fractions thereof) that would have been distributed with respect to the Common Shares deemed to be held in the Participant's Account as of the Dividend Record Date, if such Common Shares were outstanding. If such dividend or other distribution is in the form of property other than cash or Common Shares, the number of Common Shares so credited shall be a number of Common Shares (and fractions thereof) having a Value, as of the Dividend Payment Date, equal to the value of the property that would have been distributed with respect to the Common Shares deemed to be held in the Participant's Account as of the Dividend Record Date, if such Common Shares were outstanding. The value of such property shall be its fair market value as of the Dividend Payment Date, determined by the Board based upon market trading if available and otherwise based upon such factors as the Board deems appropriate.

3.3    Restricted Share Unit Agreement. Each Restricted Share Unit Award granted under the Plan shall be evidenced by a Restricted Share Unit Agreement. The Agreement shall be dated as of the date of the Award, shall be signed by an officer of the Company authorized by the Board, and shall be signed by the Participant. The Agreement shall describe the Restricted Share Unit Award and state that such Restricted Share Units are subject to all the terms and provisions of the Plan. At the time the Restricted Share Units are awarded, the Board may determine that such Restricted Share Units shall be restricted as to transferability as specified in the Agreement. The prospective Participant of an Award shall not have any rights with respect to such Award, unless and until such Participant has executed an agreement evidencing the Award and has delivered a fully executed copy thereof to the Administrator, and has otherwise complied with the applicable terms and conditions of such Award.

ARTICLE IV
VESTING

4.1    Vesting. A Participant will be one hundred percent (100%) vested in amounts credited to such Participant's Account attributable to an Award upon the completion of six (6) months of service as an Outside Director from the date of the Award. Notwithstanding the foregoing, a Participant will be one hundred percent (100%) vested in the total amount credited to such Participant's Account upon the Participant's death or Disability.

ARTICLE V
DISTRIBUTION OF BENEFITS

5.1    Elections of Distribution and Form of Payment Options. For each Award, each Participant shall elect a Distribution Option and a Form of Payment Option applicable to that Award. The Distribution Option and the Form of Payment Option elected by the Participant shall be set forth in the Agreement.
9

5.2    Changes to Distribution or Form of Payment Options. After initial election, each Participant may thereafter change his Distribution Option or Form of Payment Option election with respect to a particular Award. However, a participant my not change a Distribution Option to one that would complete the distribution of the Participant's Account more quickly than the election in effect at the date of the new election. Furthermore, any change with respect to a Distribution Option or Form of Payment Option cannot be effective until at least twelve (12) months after such election and a change in Distribution Option must delay such distribution for at least five (5) years beyond the initial distribution date. If a Distribution Option or Form of Payment Option election is changed, and distribution is triggered before twelve (12) months have elapsed from the change of such election, the distribution will be made in accordance with the Distribution Option or Form of Payment Option election, as the case may be, in effect prior to the change.

5.3    Payment of Benefits. A Participant shall receive payment of vested amounts credited to his Account upon his termination from membership on the Board. In addition, a Participant may receive payment of amounts credited to his Account upon the occurrence of an "unforeseeable emergency," as further described in Section 5.4.

(a)    Payment Upon Termination other than Death or Disability. Except in the case of termination from membership on the Board due to death or Disability, a Participant will receive payment of the amounts credited to his Account in the Form of Payment Option elected by the Participant as follows:

(i)    If the immediate single lump sum Distribution Option is elected by the Participant, then payment shall be made on the first Payment Processing Date to occur at least six (6) months after the date of such Participant's termination from membership on the Board.

(ii)    If the annual installment Distribution Option is elected by the Participant, then payments shall commence on the first Payment Processing Date to occur after the date of such Participant's termination from membership on the Board, with subsequent annual installment payments to occur on the same Payment Processing Date each year thereafter until the Participant's Account has been distributed in full. The amount of the annual installment payments shall be equal to the amount necessary to fully distribute the Participant's Account as an annual benefit over the Distribution Option period elected, consistent with the following methodology: the amount payable on the applicable close of the Payment Processing Date shall equal the value of the Participant's Account as of the Payment Processing Date, multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of annual installments remaining in the Distribution Option period elected by the Participant. For example, assuming a ten (10) year Distribution Option period applies, the amount paid on each of the applicable Payment Processing Dates would represent the value of the Participant's Account of the close of the Payment Processing Date times the following factors: Year 1 = 10% (1/10); Year 2 = 11.11% (1/9); Year 3 = 12.5% 1/8); Year 4 = 14.29% (1/7); Year 5 = 16.66% (1/6); Year 6 = 20% (1/5); Year 7 = 25% (1/4); Year 8 = 33.33% (1/3); Year 9 = 50% (1/2); Year 10 = 100% (1/1).

(b)    Payment upon Death. In the event of the death of a Participant prior to the commencement of the distribution of payments under the Plan, such benefits shall be paid to the Beneficiary or Beneficiaries designated by the Participant in accordance with the Distribution Option in effect for such Participant as of such Participant's date of death, payable on, or beginning with, the first Payment Processing Date to occur after the date of the Participant's death. In the event of the death of the Participant while receiving payments of benefits under the Plan, the Beneficiary or Beneficiaries designated by the Participant shall be paid the remaining payments due under the Plan in accordance with the Distribution Option in effect for such Participant as of such Participant's date of death, payable on, or beginning with, the first Payment Processing Date to occur after the date of the Participant's death.

(c)    Payment upon Disability.     If the Administrative Committee makes a determination that a Participant has suffered a Disability, either before or after such Participant has terminated his membership on the Board, then such Participant shall receive payment of the full amount in his Account in an immediate single lump sum, regardless of the Distribution Option elected by such Participant, payable on the first Payment Processing Date to occur after the date the Administrative Committee makes its determination that such Participant has suffered a Disability.

5.4    Withdrawals for Unforeseeable Emergency. Upon the occurrence of an unforeseeable emergency, a Participant shall be eligible to receive payment of the amount necessary to satisfy such emergency plus any amount necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship). The amount determined to be properly distributable under this section and applicable regulations under Code Section 409A shall be payable in a single lump sum only. For the purposes of this section, the term "unforeseeable emergency" means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent of the Participant (as defined in
10

Code Section 152(a)); loss of the Participant's property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. It shall be the responsibility of the Participant seeking to make a withdrawal under this section to demonstrate to the Administrator that an unforeseeable emergency has occurred and to document the amount properly distributable hereunder.

5.5    Value of Payments. The amount of the payment to be made to a Participant on any Payment Processing Date shall be equal to the following:
Restricted Share Units Payable in Cash. If a Participant has elected the cash Form of Payment Option, the amount of cash payable to the Participant shall be equal to the Value of a Common Share as of the close of the Payment Processing Date multiplied by the number of Restricted Share Units to which payment is due on that Payment Processing Date.
Restricted Share Units Payable in Common Shares. If a Participant has elected the Common Share Form of Payment Option, the number of Common Shares to be issued to the Participant shall be equal to the number of Restricted Share Units to which payment is due on that Payment Processing Date.

5.6    Notice of Intention to Retire or Terminate Board Membership. To the extent practicable, a Participant shall provide the Company with advance notice of his intention to retire or terminate his Board membership and receive benefits hereunder in accordance with uniform procedures established by the Administrator.

5.7    Annual Installment Payments Treated Separately. For purposes of benefit payment elections, each annual installment payment shall be treated as a separate payment.

ARTICLE VI
PLAN ADMINISTRATION

6.1    Administration. The Plan shall be administered by the Administrative Committee, or its designee, as an unfunded, deferred compensation plan that is not intended to meet the qualification requirements of Code Section 401.

    6.2    Administrative Committee. The Administrative Committee, or its designee, will operate and administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the discretionary authority to interpret the Plan, the discretionary authority to determine all questions relating to the rights and status of Participants, and the discretionary authority to make such rules and regulations for the administration of the Plan as are not inconsistent with the terms and provisions hereof or applicable law, as well as such other authority and powers relating to the administration of the Plan, except such as are reserved by the Plan to the Board. All decisions made by the Administrative Committee shall be final.
Without limiting the powers set forth herein, the Administrative Committee shall have the power: (a) to change or waive any requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan; (b) to determine the times and places for holding meetings of the Administrative Committee and the notice to be given of such meetings; (c) to employ such agents and assistants, such counsel (who may be counsel to the Company), and such clerical and other services as the Administrative Committee may require in carrying out the provisions of the Plan; and (d) to authorize one or more of their number or any agent to execute or deliver any instrument on behalf of the Administrative Committee. The Administrative Committee shall also have the power to decrease or increase the number of Restricted Share Units to be awarded to Plan Participants as annual Awards described in Section 3.1 without further shareholder approval if, within the Administrative Committee's discretion, such a decrease or increase is warranted to maintain director compensation at an appropriate level; provided that no annual Award described in Section 3.1 shall be greater than 10,000 Restricted Share Units. If an Organic Change occurs, then the minimum and maximum number of Restricted Share Units to be awarded to Participants as annual Awards shall be adjusted consistent with such Organize Change.
The members of the Administrative Committee and the Company and its officers and directors, shall be entitled to rely upon all valuations, certificates and reports furnished by any funding agent or service provider, upon all certificates and reports made by an accountant, and upon all opinions given by any legal counsel selected or approved by the Administrative Committee, and the members of the Administrative Committee and the Company and its officers and directors shall, except as otherwise provided by law, be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such valuations, certificates, reports, opinions or other advice of a funding agent, service provider, accountant or counsel.

6.3    Statement of Participant's Account. The Administrator shall, as soon as practicable after the end of each Plan Year, provide to each Participant a statement setting forth the Account of such Participant under Section 3.2 as of the end of such Plan Year. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Administrator within thirty (30) days after providing such statement to the Participant. Account statements may be provided more often than annually in the discretion of the Administrator.

11

6.4    Filing Claims. Any Participant, Beneficiary or other individual (hereinafter a "Claimant") entitled to benefits under the Plan, or otherwise eligible to participate herein, shall be required to make a claim with the Administrative Committee (or its designee) requesting payment or distribution of such Plan benefits (or written confirmation of Plan eligibility, as the case may be), on such form or in such manner as the Administrator shall prescribe. Unless and until a Claimant makes proper application for benefits in accordance with the rules and procedures established by the Administrator, such Claimant shall have no right to receive any distribution from or under the Plan.

ARTICLE VII
AMENDMENT AND TERMINATION

7.1    Amendment. The Board reserves the right, in its sole discretion, to amend, modify or alter any or all of the provisions of the Plan at any time and from time to time without the consent of any Participant; provided, however, that no amendment shall operate retroactively so as to affect adversely any rights to which a Participant may be entitled under the provisions of the Plan as in effect prior to such action. Furthermore, no such amendments, modifications or alterations shall be made without the approval of the Company's shareholders to the extent such approval is required by applicable law, regulation or Nasdaq or stock exchange rule.

7.2    Termination. The Company reserves, in its sole discretion, the right to suspend, discontinue or terminate the Plan at any time in whole or in part; provided, however, that a suspension, discontinuance or termination of the Plan shall not: (a) accelerate the obligation to make payments to any person not otherwise currently entitled to payments under the Plan, unless otherwise specifically so determined by the Company and permitted by applicable law, (b) relieve the Company of its obligations to make payments to any person then entitled to payments under the Plan, or (c) reduce any existing Account balance. Unless previously terminated by the Board, the Plan shall terminate on May 31, 2026.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

8.1    Facility of Payments. Whenever, in the opinion of the Administrative Committee, a person entitled to receive any payment, or installment thereof, is under a legal disability or is unable to manage his financial affairs, the Administrative Committee shall have the discretionary authority to direct payments to such person's legal representative or to a relative or friend of such person for his benefit; alternatively, the Administrative Committee may in its discretion apply the payment for the benefit of such person in such manner as the Administrative Committee deems advisable. Any such payment or application of benefits made in good faith in accordance with the provisions of this Section shall be a complete discharge of any liability of the Administrative Committee (including the Administrator), the Company and the Board with respect to such payment or application of benefits.

8.2    Funding. All benefits under the Plan are unfunded and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets in order to assure the payment of any amounts under the Plan; provided, however, that in order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his Beneficiary shall have any rights in or against any amounts credited under the Plan or any other specific assets of the Company. All amounts credited under the Plan to the benefit of a Participant shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

8.3    Anti-Assignment. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge; and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit shall be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If a Participant, a Participant's spouse, or any Beneficiary should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to benefits under the Plan, then those rights, in the discretion of the Administrative Committee, shall cease. In this case, the Administrative Committee may hold or apply the benefits at issue or any part thereof for the benefit of the Participant, the Participant's spouse, or Beneficiary in such manner as the Administrative Committee may deem proper.

8.4    Unclaimed Interests. If the Administrator shall at any time be unable to make distribution or payment of benefits hereunder to a Participant or any Beneficiary of a Participant by reason of the fact that his whereabouts are unknown, the Administrative Committee shall so certify, and thereafter the Administrator shall make a reasonable attempt to locate such missing person. If such person continues missing for a period of three (3) years following such certification, the interest of such
12

Participant in the Plan shall, in the discretion of the Administrative Committee, be distributed to the Beneficiary of such missing person.

8.5    References to Code, Statutes and Regulations. Any and all references in the Plan to any provision of the Code, or any other statute, law, regulation, ruling or order shall be deemed to refer also to any successor statute, law, regulation, ruling or order.

8.6    Liability. The Company, and its directors, officers and employees, shall be free from liability, joint or several, for personal acts, omissions, and conduct, and for the acts, omissions and conduct of duly constituted agents, in the administration of the Plan.

8.7    Governing Law; Severability. The Plan shall be construed according to the laws of the State of Ohio, including choice of law provisions, and all provisions hereof shall be administered according to the laws of that State, except to the extent preempted by federal law. A final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event that any one or more of the provisions of the Plan shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein, and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

8.8    Taxes. The Company shall be entitled to withhold any taxes from any distribution hereunder or from other compensation then payable, as it believes necessary, appropriate, or required under relevant law.

8.9    Effective Date. This Plan shall be effective upon approval by the shareholders of the Company (the "Effective Date"). This Plan shall be submitted to the shareholders of the Company for approval at the Company's 2016 annual meeting of shareholders, anticipated to be held May 6, 2016.
13

Appendix C
Proxy Card

14

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D36475-Z78816-P47943

STATE AUTO FINANCIAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors of
State Auto Financial Corporation

The undersigned hereby appoints Michael E. LaRocco, and in the event he is unable to so act, any one or both of Steven E. English and Melissa A. Centers, proxies, with full power of substitution, to represent and vote all common shares, without par value (the "Shares"), of State Auto Financial Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/STFC2021, on May 14, 2021, at 11:00 a.m., Eastern Time, and at any and all adjournments thereof, as specified in this Proxy.

The shares represented by this Proxy will be voted upon the proposals listed on the reverse side in accordance with the instructions given by the undersigned, but if this Proxy is signed and returned and no instructions are given, this Proxy will be voted FOR the election of all nominees set forth in Proposal 1, FOR Proposals 2, 3, 4 and 5 and on any other matter which properly comes before the Annual Meeting or any adjournment thereof.

Continued and to be signed on the reverse side

15

STFC

STATE AUTO FINANCIAL CORPORATION
518 E. BROAD ST.
COLUMBUS, OH 43215

D36493-Z78816-P47943

Your **Vote** Counts!

STATE AUTO FINANCIAL CORPORATION

2021 Annual Meeting
Vote by May 13, 2021
11:59 PM ET

You invested in STATE AUTO FINANCIAL CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 14, 2021.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper copy of voting material(s) by requesting prior to April 30, 2021. If you would like to request a copy of the voting material(s), you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line.

PV

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 14, 2021
11:00 a.m., LT

Virtually at:
www.virtualshareholdermeeting.com/STFC2021

*Please check the meeting materials for any special requirements for meeting attendance.

V1

16

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

NOTE: In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Sign up for E-delivery".

D36494-Z78816-P47943

17